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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NRG YIELD, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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March 26, 2015

Dear Stockholder:

        We are pleased to invite you to attend NRG Yield, Inc.'s Annual Meeting of Stockholders, which will be held at 9 a.m., Eastern Time, on Tuesday, May 5, 2015, at The Ritz-Carlton, Philadelphia, located at 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

        On behalf of NRG Yield, Inc., I thank you for your ongoing interest and investment in NRG Yield, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free).

Sincerely,

DAVID CRANE
Chairman of the Board

THIS PROXY STATEMENT AND PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT MARCH 26, 2015.

NRG Yield, Inc.
211 Carnegie Center, Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9 a.m., Eastern Time, on Tuesday, May 5, 2015
PLACE	The Ritz-Carlton, Philadelphia 10 Avenue of the Arts Philadelphia, Pennsylvania 19102
ITEMS OF BUSINESS	(1) To elect seven directors.
(2) To approve the Second Amended and Restated Certificate of Incorporation (comprising two proposals).
(3) To approve the Amended and Restated 2013 Equity Incentive Plan.
(4) To ratify the appointment of KPMG LLP as NRG Yield, Inc.'s independent registered public accounting firm for the 2015 fiscal year.
(5) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
RECORD DATE	You are entitled to vote if you were a stockholder of record of our Class A or Class B common stock at the close of business on March 16, 2015.
PROXY VOTING
Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the information on pages 1-7 of the Proxy Statement, the Notice of Internet Availability of Proxy Materials or the voting instructions on the proxy card.

By Order of the Board of Directors
BRIAN E. CURCI Corporate Secretary

2015 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Annual Meeting Information	1
What is the purpose of the Annual Meeting?	1
Who is entitled to vote at the Annual Meeting?	1
How many votes do I have?	2
Why are proposals relating to an advisory vote on executive compensation (Say on Pay) and on the frequency of the Say on Pay vote (Say on Frequency) not included among the proposals for this Annual Meeting?	2
What are the Board's recommendations?	2
How many votes must be present to hold the Annual Meeting?	2
What vote is required to approve each proposal?	2
What are abstentions and broker non-votes and how are they treated?	3
How do I vote?	4
May I change my vote?	5
What should I bring to the Annual Meeting if I attend in person?	5
What happens if I do not provide instructions as to how to vote?	5
Where can I obtain the list of stockholders entitled to vote?	5
Who pays the cost of solicitation of proxies?	5
Who is the Company's transfer agent?	6
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	6
Where can I find directions to the Annual Meeting?	6
What is "householding"?	6
How can I request additional materials?	6
Whom should I call if I have questions about the Annual Meeting?	7
Governance of the Company	8
Corporate Governance Guidelines and Charters	8
Controlled Company	8
Board Structure	8
Governance Practices	9
Board Leadership	9
Risk Oversight	10
Committee Membership	11
Audit Committee	11
Compensation Committee	12
Corporate Governance, Conflicts and Nominating Committee	13
Other Committees	15
Family Relationships	15

i

ii

PROXY STATEMENT

        We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (Board) of NRG Yield, Inc. for the 2015 Annual Meeting of Stockholders (Annual Meeting) and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held on Tuesday, May 5, 2015, at 9 a.m. at The Ritz-Carlton, Philadelphia, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102. In this Proxy Statement, "we," "us," "our," "Yield" and the "Company" refer to NRG Yield, Inc.

        You are receiving this Proxy Statement because you own shares of our Class A or Class B common stock, par value $0.01 per share, that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters.

ANNUAL MEETING INFORMATION

What is the purpose of the Annual Meeting?

        The purpose of the Annual Meeting is to:

  1.
  elect seven directors;

  2.
  approve the Second Amended and Restated Certificate of Incorporation (comprising two proposals);

  3.
  approve the Amended and Restated 2013 Equity Incentive Plan;

  4.
  ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year; and

  5.
  conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement.

        Other than these proposals, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        All of our stockholders may attend the Annual Meeting. However, only stockholders who owned our Class A or Class B common stock at the close of business on March 16, 2015, the record date for the Annual Meeting, or their duly appointed proxies, are entitled to vote at the Annual Meeting.

        Many stockholders hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

  •
  Stockholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record of those shares.

  •
  Beneficial Owner — If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you follow the procedures of your broker, trustee or nominee for obtaining a legal proxy. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

How many votes do I have?

        You have one vote for each share of our Class A or Class B common stock you owned as of the record date for the Annual Meeting. Holders of shares of our Class A and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or, as in the case of Proposal No. 2, where we elect to have a separate class vote. NRG Energy, Inc. (NRG), through its ownership of our Class B common stock, approximately held 55.3% of the combined voting power of our common stock as of the record date.

Why are proposals relating to an advisory vote on executive compensation (Say on Pay) and on the frequency of the Say on Pay vote (Say on Frequency) not included among the proposals for this Annual Meeting?

        While we are no longer considered an "emerging growth company," as defined under rules of the Securities and Exchange Commission (SEC), and are no longer exempt from including a Say on Pay or Say on Frequency proposal on that basis, we have not included such proposals as we do not provide any compensation to our executive officers. Our executive officers are also officers of NRG and are compensated by NRG. We have entered into a Management Services Agreement with NRG pursuant to which NRG provides management and administration services to us in exchange for a management fee. For further description of the Management Services Agreement, see "Executive Compensation."

What are the Board's recommendations?

        The Board recommends a vote:

  1.
  FOR the election of the director nominees;

  2.
  FOR approval of the Second Amended and Restated Certificate of Incorporation (comprising two proposals);

  3.
  FOR approval of the Amended and Restated 2013 Equity Incentive Plan; and

  4.
  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year.

        If you grant a proxy and any additional matters are properly presented for a vote at the Annual Meeting, either of the persons named as proxy holders, David Crane or Brian E. Curci, will have the discretion to vote your shares.

How many votes must be present to hold the Annual Meeting?

        We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority of the outstanding shares of our Class A and Class B common stock entitled to vote at the Annual Meeting are represented in person or by proxy at the Annual Meeting. As of the record date, there were 77,325,000 shares of our common stock outstanding, consisting of 34,586,250 shares of our Class A common stock and 42,738,750 shares of our Class B common stock, representing the same number of votes. The presence of the holders of at least 38,662,501 shares of our common stock will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. For more information regarding the treatment of abstentions and broker non-votes, see "What are abstentions and broker non-votes and how are they treated?"

What vote is required to approve each proposal?

  1.
  Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by the vote of a plurality of the shares of our Class A and Class B common stock entitled to vote on the election, voting as a single class, represented in person or by proxy at the Annual Meeting. This means the director nominees receiving the highest number of affirmative votes will be elected as directors. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld.

  2.
  Approval of the Second Amended and Restated Certificate of Incorporation — As further described in Proposal No. 2, stockholders will vote separately on Proposal No. 2A and Proposal No. 2B, which collectively comprise Proposal No. 2. Approval of the Second Amended and Restated Certificate of Incorporation requires approval of both Proposal No. 2A and Proposal No. 2B. The required vote for each of Proposal No. 2A and Proposal No. 2B is set forth below. For additional information, see "Proposal No. 2 — Required Vote." In addition, we are seeking approval of Proposal No. 2A and Proposal No. 2B by a majority in voting power of shares of our Class A common stock outstanding as of the record date (other than shares of our Class A common stock owned by affiliates of NRG), voting together as a separate class.

  a.
  Proposal No. 2A — This proposal requires the affirmative vote of 66 2/3% of the voting power of the shares of our Class A common stock and Class B common stock outstanding as of the record date and entitled to vote thereon, voting together as a single class. In addition, we are seeking approval of Proposal No. 2A by a majority in voting power of shares of our Class A common stock outstanding as of the record date (other than shares of our Class A common stock owned by affiliates of NRG), voting together as a separate class.

  b.
  Proposal No. 2B — This proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Class A common stock and Class B common stock outstanding as of the record date and entitled to vote thereon, voting together as a single class. In addition, we are seeking approval of Proposal No. 2B by a majority in voting power of shares of our Class A common stock outstanding as of the record date (other than shares of our Class A common stock owned by affiliates of NRG), voting together as a separate class.

  3.
  Approval of the Amended and Restated 2013 Equity Incentive Plan — This proposal requires the affirmative vote of a majority in voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

  4.
  Ratification of KPMG LLP's Appointment — This proposal requires the affirmative vote of a majority in voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of KPMG LLP as our independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection.

What are abstentions and broker non-votes and how are they treated?

        An abstention occurs when a stockholder abstains from voting or does not vote on a proposal. A "broker non-vote" occurs when a broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the ratification of KPMG LLP's appointment for the 2015 fiscal year, but not on the election of directors, the approval of the Second Amended and Restated Certificate of Incorporation, or the

approval of the Amended and Restated 2013 Equity Incentive Plan. Broker non-votes and abstentions, if any, will be treated as follows with respect to votes on each of the proposals:

Proposal		Treatment of Abstentions	Treatment of Broker Non-Votes
1.	Election of Directors	No effect on this proposal.	No effect on this proposal.
2.	Approval of the Second Amended and Restated Certificate of Incorporation
	Proposal No. 2A	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Will have the same effect as a vote AGAINST this proposal.
	Proposal No. 2B	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Will have the same effect as a vote AGAINST this proposal.
3.	Approval of the Amended and Restated 2013 Equity Incentive Plan	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
4.	Ratification of KPMG LLP's Appointment	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Not applicable since brokers have discretionary authority to vote on this proposal.

How do I vote?

        If you hold shares of Class A or Class B common stock directly as the stockholder of record, you may vote by granting a proxy or, if you hold shares in street name, by submitting voting instructions to your broker, trustee, or nominee. You may vote over the Internet, by telephone or, if you have a paper copy of the proxy materials, by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee.

  •
  Vote By Internet:  If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time on May 4, 2015 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

  •
  Vote By Telephone:  If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time on May 4, 2015. The telephone number is printed on your proxy card or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

  •
  Vote By Mail:  If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible so that it is received by the Company prior to May 5, 2015, the Annual Meeting date.

  •
  Vote In Person:  If you are a record holder or a beneficial owner of shares held in street name who has received a legal proxy and you are planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot at the meeting.

May I change my vote?

        You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by obtaining a legal proxy from your broker and voting your shares by ballot at the meeting.

What should I bring to the Annual Meeting if I attend in person?

        Proof of ownership of our Class A or Class B common stock, along with personal identification (such as a driver's license or passport), must be presented in order to be admitted to the Annual Meeting. If your shares are held in street name and you plan to attend the Annual Meeting in person, you must bring a brokerage statement, the voting instruction card mailed to you by your bank or broker or other proof of ownership (or the equivalent proof of ownership as of the close of business on the record date of the stockholder who granted you the proxy) with you to the Annual Meeting. Registration will begin at 8 a.m., Eastern Time. Please allow ample time for check-in. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

What happens if I do not provide instructions as to how to vote?

        If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Where can I obtain the list of stockholders entitled to vote?

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m., Eastern Time, at our principal executive offices at 211 Carnegie Center, Princeton, New Jersey 08540. Please contact our Corporate Secretary if you wish to review the list of stockholders at our principal executive offices.

Who pays the cost of solicitation of proxies?

        We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and employees may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We have retained MacKenzie Partners, Inc. to assist us in soliciting your proxy for an estimated fee of $10,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other solicitation materials to beneficial owners of our common stock.

Who is the Company's transfer agent?

        Our transfer agent is Computershare. All communications concerning stockholder inquiries can be handled by contacting NRG Yield, Inc. c/o Computershare, Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842-3170, or by telephone at 1-877-498-8861, or 1-781-575-2725 (outside the U.S. and Canada), or 1-800-952-9245 (Hearing Impaired-TTY). Their website is http://www.computershare.com. Certificates for transfer and address changes should be sent to Computershare, P.O. Box 30170, College Station, Texas 77842-3170.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending the Notice to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Where can I find directions to the Annual Meeting?

        Directions to the Annual Meeting can be found at The Ritz-Carlton's website at http://www.ritzcarlton.com/en/Properties/Philadelphia/Information/Directions/Default.htm.

What is "householding"?

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or the Notice. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-542-1061, by mail at Broadridge Financial Solutions Inc., Householding Department, 51 Mercedes Way, Edgewood NY 11717, or by e-mail at sendmaterial@proxyvote.com. Stockholders who are receiving individual copies of such materials, and who would like to receive single copies at a shared address, may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.

How can I request additional materials?

        Stockholders may request additional copies of the proxy materials or Notice by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.

Whom should I call if I have questions about the Annual Meeting?

        If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue,
New York, NY 10016

Toll Free: (800) 322-2885
Collect: (212) 929-5500
Fax: (212) 929-0308
Email: proxy@mackenziepartners.com

*            *            *

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on Tuesday, May 5, 2015

        Each of the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 is available at www.envisionreports.com/nyld. If you would like to receive, without charge, a paper copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, please send your request to Investor Relations, 211 Carnegie Center, Princeton, New Jersey 08540.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines and Charters

        The Board has adopted Corporate Governance Guidelines (Guidelines) that, along with the Amended and Restated Certificate of Incorporation, the Second Amended and Restated Bylaws (Bylaws) and the charters of the committees of the Board (Committees), provide the framework for the governance of the Company. The Board's Corporate Governance, Conflicts and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines are available on the Corporate Governance section of the Company's website at http://investor.nrgyield.com, along with the charters of all the Committees of the Board and the Code of Conduct. The Guidelines, the charters of all of the Committees and the Code of Conduct are available in print to any stockholder who requests them.

Controlled Company

        For purposes of the New York Stock Exchange (NYSE) rules, we are a "controlled company." Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. NRG controls more than 50% of the combined voting power of our common stock and has the voting power to elect the members of our Board. Accordingly, we are eligible to, and we may, take advantage of certain exemptions from corporate governance requirements provided in the NYSE rules. As a controlled company, we are not required to have (a) a majority of independent directors, (b) a Nominating/Corporate Governance Committee composed entirely of independent directors, (c) a Compensation Committee composed entirely of independent directors or (d) an annual performance evaluation of the Nominating/Corporate Governance and Compensation Committees. Therefore, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the applicable NYSE rules. However, we have elected to have a Compensation Committee and a Corporate Governance, Conflicts and Nominating Committee consisting entirely of independent directors and we conduct an annual performance evaluation of these committees. The controlled company exemption does not modify the independence requirements for the Audit Committee, and we have complied with the requirements of the Sarbanes-Oxley Act and the NYSE rules, which require that our Audit Committee be composed of at least three members, all of whom are independent.

Board Structure

        Our Board consists of seven members. Our Board is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our chief executive officer and other members of senior management. Our Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board's compliance with corporate governance principles. In fulfilling the Board' responsibilities, directors have full access to our management and independent advisors.

        During the 2014 fiscal year, the Board held four regularly scheduled meetings and three special meetings. During the 2014 fiscal year, no director attended less than 75% of the total of the Board meetings and the meetings of the Committees on which he or she served.

        The Guidelines provide that non-management directors meet in executive session regularly following Board meetings. Because our Chairman is also the Chief Executive Officer, the Board has elected Mr. Chlebowski as "lead independent director" to preside at these sessions.

        Directors are encouraged to attend the Annual Meetings of Stockholders. All of the directors attended the 2014 Annual Meeting of Stockholders.

Governance Practices

        The Board takes a proactive approach in applying leading governance practices. As described in the Guidelines, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to our stockholders. These practices include:

  •
  succession planning for the Chief Executive Officer and other senior management;

  •
  annual performance evaluations of the Board and each of its standing Committees, as well as periodic peer review for individual directors;

  •
  robust director orientation and continuing education program, including Company site visits and information sessions with Company management at relevant sites; and

  •
  access to and engagement of outside advisors and consultants to assist in their performance of their duties, as appropriate.

Board Leadership

        As stated in the Guidelines, the Board understands that there is no single, generally accepted approach to providing Board leadership and that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the present circumstances. Currently, Mr. Crane serves as Chairman and Chief Executive Officer.

        Our Guidelines provide that one of our non-management directors shall preside at executive sessions at any time when an independent director is not serving as the chairman of the Board. Because Mr. Crane serves as Chairman and Chief Executive Officer, our Board has appointed Mr. Chlebowski as "lead independent director" to preside over executive sessions. Mr. Chlebowski presides over periodic meetings of our independent directors, coordinates activities of the independent directors and performs such additional duties as our Board may otherwise determine and delegate.

        Our Board believes that the combined role of Chairman and Chief Executive Officer promotes and facilitates information flow between management and the Board, which is important to effective governance for the Company. The Board believes the combined role of Chairman and Chief Executive Officer, together with a lead independent director having the duties described above, is in the best interest of stockholders because it provides the appropriate balance between development and execution of our short- and long-term strategy and independent oversight of management. Mr. Crane is the person most familiar with our business and operations and has in-depth knowledge of the issues, opportunities and challenges we face, and is, therefore, in the best position to develop agendas and highlight issues that ensure that the Board's time and attention are focused on the most critical matters. In addition, at this time, the Board has determined that this leadership structure is optimal because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership.

        Although our Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, separation of these offices would serve the Company's best interests and the best interests of its stockholders.

Risk Oversight

        While our management is responsible for the day-to-day management of the risks that the Company faces, the Board, as a whole and through its Committees, has responsibility for overall risk oversight of the Company. A fundamental aspect of risk oversight includes not only understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, but also understanding and determining the appropriate risk appetite for the Company. The Board's role in reviewing and approving matters such as the Company's annual business plan, budget and long-term plan, strategic initiatives, individual development projects, acquisitions and divestitures, and capital allocation plan, represents the primary means by which the Board defines for management what constitutes an appropriate level of risk for the Company.

        The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management, and through Committees of the Board. The Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company's risk management with the assistance of management and the Committees. The Chair of each of the Committees regularly report to the Board on all matters reviewed by their Committees, thereby providing the full Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to the Corporate Governance, Conflicts and Nominating Committee are routinely presented to the full Board to ensure proper oversight.

        With the full Board providing the top level of risk oversight, the Audit and Compensation Committees have a more specific risk oversight role for matters that fall under their purview. The Audit Committee focuses on financial risks, including reviewing the effectiveness of our internal controls, conducting a detailed review of the financial portions of the Company's SEC reports, approving the independent auditor and the annual audit plan, and receiving periodic reports from the Company's independent auditor, the Company's internal auditor and the Company's corporate compliance officer.

        The Compensation Committee monitors the risks related to our compensation policies and practices with input from management, and reviews the Company's compensation policies and practices to determine whether they subject the Company to unnecessary risk.

Committee Membership

        The Board has the following three standing Committees: Audit, Compensation, and Corporate Governance, Conflicts and Nominating. The membership and the functions of each Committee are described below.

Name of Director	Audit	Compensation	Corporate Governance, Conflicts and Nominating
Kirkland B. Andrews
John F. Chlebowski(1)	X(2)	X(2)	X(2)
David Crane(3)
Brian R. Ford	X	X	X
Mauricio Gutierrez
Ferrell P. McClean	X	X	X
Christopher S. Sotos

X = Committee Member

(1)
Lead Independent Director

(2)
Committee Chair

(3)
Chairman of the Board

Audit Committee

        The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company's independent auditors, the performance of the Company's internal audit function, and effectiveness of the Company's financial risk management.

        Among other things, the Audit Committee:

  •
  appoints, retains, oversees, evaluates, and compensates the independent auditors;

  •
  reviews the annual audited and quarterly consolidated financial statements;

  •
  reviews major issues regarding accounting principles and financial statement presentations;

  •
  reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

  •
  reviews with the independent auditors the scope of the annual audit, and approves all audit and permitted nonaudit services provided by the independent auditors;

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  considers the adequacy and effectiveness of the Company's internal control and reporting system;

  •
  discusses policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the effectiveness of the Company's system for monitoring compliance with laws and regulations, and reviews the Company's tax policies and findings of regulatory agencies and independent auditors;

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  reports regularly to the Board regarding its activities and prepares and publishes required annual Committee reports;

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  establishes procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters;

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  oversees the internal audit and corporate compliance functions; and

  •
  annually evaluates the performance of the Audit Committee and the adequacy of its charter.

        Our Audit Committee consists of Mr. Chlebowski, Ms. McClean and Mr. Ford. We believe that Mr. Chlebowski, Ms. McClean and Mr. Ford qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that each of Mr. Chlebowski, Ms. McClean and Mr. Ford qualify as an "audit committee financial expert" within the meaning of SEC regulations. Our Board has adopted a written charter for the Audit Committee, which is available on our corporate website. In the 2014 fiscal year, the Audit Committee held four meetings.

Compensation Committee

        The Compensation Committee oversees the Company's overall compensation structure, policies, and programs. Among other things, the Compensation Committee:

  •
  reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

  •
  makes recommendations regarding stock ownership guidelines;

  •
  reviews the compensation of directors for service on the Board and its committees;

  •
  if applicable, reviews and discusses with management the Compensation Discussion and Analysis (CD&A) to be included in the Company's proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company's proxy statement or annual report on Form 10-K;

  •
  evaluates any conflicts of interest and the independence of any outside advisors engaged by the Compensation Committee;

  •
  reviews and oversees the Company's overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company's compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees; and

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  annually evaluates the performance of the Compensation Committee and the adequacy of its charter.

        In the event the Company engages, or otherwise compensates, directly or indirectly (other than through payment to NRG pursuant to the Management Services Agreement as described in "Executive Compensation"), any of its officers as employees, the Compensation Committee's duties will automatically expand to include:

  •
  review and recommend to the Board annual and long-term goals and objectives relevant to the compensation of the President and Chief Executive Officer, evaluate the performance of the President and Chief Executive Officer in light of those goals and objectives, and determine, approve and recommend to the Board for approval, the President and Chief Executive Officer's compensation level based on such evaluation;

  •
  report to the Board on the review of annual and long-term goals and objectives relevant to the compensation of the Chief Financial Officer, the Executive Vice Presidents and any other officer designated by the Board, the evaluation of those officers' performance in light of those goals and objectives, the determination and approval of compensation levels based on such evaluations and the review and approval of employment arrangements, severance arrangements and benefits plans; and

  •
  review and approve employment agreements and severance arrangements, benefit plans not otherwise subject to Board approval, and corporate goals and objectives for officers other than the President and Chief Executive Officer.

        The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee shall consist of fewer than two members, and the Compensation Committee shall not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

        Our Compensation Committee consists of Mr. Chlebowski, Ms. McClean and Mr. Ford. The Board has determined that all Compensation Committee members are independent under the listing standards of the NYSE, and that they are "nonemployee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (Exchange Act) and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code (Code). In the 2014 fiscal year, the Compensation Committee held three meetings.

Corporate Governance, Conflicts and Nominating Committee

        The Corporate Governance, Conflicts and Nominating Committee recommends director candidates to the Board for election at the Annual Meeting of Stockholders, and periodically reviews the Guidelines and recommends changes to the Board. Among other things, the Corporate Governance, Conflicts and Nominating Committee:

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  identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, and assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

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  establishes and reviews procedures for the consideration of Board candidates recommended by the Company's stockholders;

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  makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its committees;

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  reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

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  reviews and recommends to the Board retirement and other tenure policies for directors;

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  reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Exchange Act;

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  reviews and reports to the Board regarding potential conflicts of interests of directors;

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  recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

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  oversees the evaluation of the Board, its committees and management and annually reviews the Company's senior management succession plans;

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  monitors directorships in other public companies held by directors and senior officers of the Company; and

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  reviews and approves potential conflict transactions between the Company and any affiliated parties, including NRG, with respect to acquisitions of assets and other transactions, including, but not limited to, the evaluation of acquisition opportunities presented to the Company pursuant to the ROFO Agreement by and between the Company and NRG entered into in connection with the Company's initial public offering, as described in "Certain Relationships and Related Person Transactions — Right of First Offer."

        The Corporate Governance, Conflicts and Nominating Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members in accordance with criteria set forth in the Guidelines. These criteria include an individual's business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members. While the Company does not have a formal diversity policy, the Guidelines provide that the Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board. The composition of the current Board reflects diversity in business and professional experience, skills and gender.

        The Corporate Governance, Conflicts and Nominating Committee's process for identifying and evaluating director nominees may also include consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms, if deemed appropriate, interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.

        The Corporate Governance, Conflicts and Nominating Committee considers nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Committee's consideration may do so by writing to the Corporate Secretary, at NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Recommendations submitted for consideration by the Committee in preparation for the 2016 Annual Meeting of Stockholders must be received no later than the close of business on November 27, 2015, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with the 2015 Annual Meeting. If we change the date of the 2016 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year's Annual Meeting, recommendations of director candidates must be received a reasonable time before we begin to print and mail the proxy materials for the 2016 Annual Meeting. Each notice of recommendation must contain the information required under our Bylaws, including: (a) the name and address of the stockholder; (b) the name and address of the person to be nominated; (c) a representation that the stockholder is a holder of the Company's Class A or Class B common stock and entitled to vote at the meeting; (d) a statement in support of the stockholder's recommendation, including a description of the candidate's qualifications; (e) information regarding the candidate that would be required to be included in a proxy statement filed in accordance with the rules of the SEC; and (f) the candidate's written, signed consent to serve if elected. The Corporate Governance, Conflicts and Nominating Committee will follow the process described above in considering nominees proposed by stockholders in accordance with the foregoing requirements.

        Alternatively, as discussed under "Requirements for Submission of Stockholder Proposals for Next Year's Annual Meeting," stockholders intending to appear at the 2016 Annual Meeting of Stockholders in order to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Corporate Governance, Conflicts and Nominating Committee was not requested to consider his or her candidacy) must comply with the procedures in the Company's Bylaws, a copy of which is available upon request to the Company's Corporate Secretary.

        The Board and each of the Audit Committee, Compensation Committee and Corporate Governance, Conflicts and Nominating Committee conduct annual self-evaluations to assess their effectiveness and review their charters. Individual directors are also evaluated by the Board. The Corporate Governance, Conflicts and Nominating Committee coordinates each of these annual evaluations.

        Our Corporate Governance, Conflicts and Nominating Committee consists of Mr. Chlebowski, Ms. McClean and Mr. Ford. In the 2014 fiscal year, the Corporate Governance, Conflicts and Nominating Committee held ten meetings.

Other Committees

        Our Board may establish other committees as it deems necessary or appropriate from time to time.

Family Relationships

        There are no family relationships among any of our executive officers.

Code of Conduct

        Our Board has adopted a Code of Conduct that applies to (a) all of our directors and officers, including our chief executive officer, chief financial officer, principal accounting officer and (b) NRG, as our manager under the Management Services Agreement, and its employees. Our Code of Conduct is available on our website. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct that apply to our principal executive, financial and accounting officers by posting the required information on our website. Our website is not part of this Proxy Statement.

Communication with Directors

        Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Each of the seven nominees for director named in this Proxy Statement has been recommended and nominated by the Corporate Governance, Conflicts and Nominating Committee. The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees listed below to the Board. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each director includes the specific experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the directors has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the Company.

Nominees for Director

        The following directors are being nominated for a one-year term, and will be elected annually. Each director will hold office until his or her successor has been elected and qualified or until the director's earlier death, resignation or removal.

David Crane
Age 56
President, Chief Executive Officer, Director and Chairman

Mr. Crane has served as our President and Chief Executive Officer and as a director since our formation in December 2012. Mr. Crane has served as Chairman of our Board since July 2013. Mr. Crane also has served as the President and Chief Executive Officer of NRG and a director of NRG since December 2003. Prior to joining NRG, Mr. Crane served as Chief Executive Officer of International Power plc, a UK-domiciled wholesale power generation company, from January 2003 to November 2003, and as Chief Operating Officer from March 2000 through December 2002. Mr. Crane was Senior Vice President — Global Power Group, New York at Lehman Brothers Inc., an investment banking firm, from January 1999 to February 2000, and was Senior Vice President — Global Power Group, Asia (Hong Kong) at Lehman Brothers from June 1996 to January 1999. Mr. Crane was also a director of El Paso Corporation from December 2009 to May 2012. As Chief Executive Officer of the Company, Mr. Crane provides our Board with management's perspective regarding the Company's day-to-day operations and overall strategic plan. His extensive leadership experience enables Mr. Crane to play a key role in all matters involving our Board and act as the head of management to the independent directors of our Board. In addition having recently served as a director of El Paso Corporation, Mr. Crane is able to contribute an additional perspective from the energy industry.

John F. Chlebowski
Age 69
Lead Independent Director
Audit Committee (Chair)
Compensation Committee (Chair)
Corporate Governance, Conflicts and Nominating Committee (Chair)

Mr. Chlebowski has served as a director since July 2013. Mr. Chlebowski was a director of NRG from December 2003 and resigned from the NRG board of directors in July 2013. Mr. Chlebowski served as the President and Chief Executive Officer of Lakeshore Operating Partners, LLC, a bulk liquid distribution firm, from March 2000 until his retirement in December 2004. From July 1999 until March 2000, Mr. Chlebowski was a senior executive and co-founder of Lakeshore Liquids Operating Partners, LLC, a private venture firm in the bulk liquid distribution and logistics business, and from January 1998 until July 1999, he was a private investor and consultant in bulk liquid distribution. From 1994 until 1997, he was the President and Chief Executive Officer of GATX Terminals Corporation, a subsidiary of GATX Corporation. Prior to that, he served as Vice President of Finance and Chief Financial Officer of GATX Corporation from 1986 to 1994. Mr. Chlebowski is a director of First Midwest Bancorp Inc. and the Non-Executive Chairman of SemGroup Corporation. Mr. Chlebowski also served as a director of Laidlaw International, Inc. from June 2003 until October 2007, SpectraSite, Inc. from June 2004 until August 2005, and Phosphate Resource Partners Limited Partnership from June 2004 until August 2005. Mr. Chlebowski's extensive leadership and financial expertise, as a result of his position as a former chief executive officer and his service on several boards of companies involved in the restructuring or recovery of their core business, enable him to contribute significant managerial, strategic, and financial oversight skills to our Board. Furthermore, Mr. Chlebowski's service on other public boards, notably as a non-executive Chairman, provides valuable insight into the application of various governance principles to our Board.

Kirkland B. Andrews
Age 47
Executive Vice President, Chief Financial Officer and Director

Mr. Andrews has served as our Executive Vice President and Chief Financial Officer and as a director since our formation in December 2012. Mr. Andrews also has served as Executive Vice President and Chief Financial Officer of NRG since September 2011. Prior to joining NRG, he served as Managing Director and Co-Head Investment Banking, Power and Utilities — Americas at Deutsche Bank Securities from June 2009 to September 2011. Prior to this, he served in several capacities at Citigroup Global Markets Inc., including Managing Director, Group Head, North American Power from November 2007 to June 2009, and Head of Power M&A, Mergers and Acquisitions from July 2005 to November 2007. In his banking career, Mr. Andrews led multiple large and innovative strategic, debt, equity and commodities transactions. Mr. Andrews' extensive investment banking experience, specifically in the energy industry and financial structuring, brings important experience and skills to our Board.

Brian R. Ford
Age 66
Audit Committee
Compensation Committee
Corporate Governance, Conflicts and Nominating Committee

Mr. Ford has served as a director since July 2013. Mr. Ford retired as a partner of Ernst & Young LLP, a multinational professional services firm, in 2008, where he was employed since 1971. Mr. Ford currently serves on the board of various public companies: GulfMark Offshore, Inc., a global provider of marine transportation, since 2009, where he also serves as the chairman of the audit committee; AmeriGas Propane, Inc., a propane company, since 2013, where he also serves as a member of its audit committee and corporate governance committee; and FS Investment Corporation III, a newly organized specialty finance company that invests primarily in the debt securities of private U.S. middle-market companies, since 2013, where he also serves as the chairman of the audit committee. Mr. Ford was previously the chief executive officer of Washington Philadelphia Partners, LP, a real estate investment company, from 2008 to 2010. He also serves on the boards of Drexel University and Drexel University College of Medicine. Mr. Ford received his B.S. in Economics from Rutgers University. Mr. Ford's extensive experience in accounting and public company matters provides strong financial, audit and accounting skills to our Board.

Mauricio Gutierrez
Age 44
Executive Vice President, Chief Operating Officer and Director

Mr. Gutierrez has served as our Executive Vice President and Chief Operating Officer and as a director since our formation in December 2012. Mr. Gutierrez also has served as Executive Vice President and Chief Operating Officer of NRG since July 2010. In this capacity, Mr. Gutierrez oversees NRG's Plant Operations, Commercial Operations, Environmental Compliance, as well as the Engineering, Procurement and Construction division. He previously served as Executive Vice President, Commercial Operations, from January 2009 to July 2010 and Senior Vice President, Commercial Operations, from March 2008 to January 2009. In both capacities, he was responsible for the optimization of NRG's asset portfolio and fuel requirements. Prior to this, Mr. Gutierrez served as Vice President Commercial Operations and Trading from May 2006 to March 2008. Prior to joining NRG in August 2004, Mr. Gutierrez held various positions within Dynegy, Inc., including Managing Director, Trading — Southeast and Texas, Senior Trader East Power and Asset Manager. Prior to Dynegy, Mr. Gutierrez served as senior consultant and project manager at DTP involved in various energy and infrastructure projects in Mexico. Mr. Gutierrez's knowledge of the Company's assets, operations and businesses bring important experience and skills to our Board.

Ferrell P. McClean
Age 68
Audit Committee
Compensation Committee
Corporate Governance, Conflicts and Nominating Committee

Ms. McClean has served as a director since July 2013. Ms. McClean was a Managing Director and the Senior Advisor to the head of the Global Oil & Gas Group in Investment Banking at J.P. Morgan Chase & Co. from 2000 through the end of 2001. She joined J.P. Morgan & Co. Incorporated in 1969 and founded the Leveraged Buyout and Restructuring Group within the Mergers & Acquisitions Group in 1986. From 1991 until 2000, Ms. McClean was a Managing Director and co-headed the Global Energy Group within the Investment Banking Group at J.P. Morgan & Co. She retired as a director of GrafTech International in 2014, El Paso Corporation in 2012 and Unocal Corporation in 2005. Ms. McClean's experience in investment banking for industrial companies as well as her experience and understanding of financial accounting, finance and disclosure matters enables her to provide essential guidance to our Board and management team.

Christopher S. Sotos
Age 43

Mr. Sotos has served as a director since May 2013. Mr. Sotos also serves as Senior Vice President, Strategy and Mergers and Acquisitions of NRG since November 2012. Previously, he served as NRG's Senior Vice President and Treasurer from March 2008 to September 2012. In this role, he was responsible for all treasury functions, including raising capital, valuation, debt administration and cash management. Mr. Sotos joined NRG in 2004 as a Senior Finance Analyst, following more than nine years in key financial roles within the energy sector and other industries for Houston-based companies such as Koch Capital Markets, Entergy Wholesale Operations and Service Corporation International. Mr. Sotos is currently a director of FuelCell Energy, Inc. Mr. Sotos brings strong financial and accounting skills to our Board.

The Board recommends a vote "FOR" the election to the Board of each of the foregoing nominees.
Proxies solicited by the Board will be voted "FOR" each of the nominees unless a contrary vote is specified.

PROPOSAL NO. 2

APPROVAL OF THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Summary

        The Board, upon unanimous recommendation of the Corporate Governance, Conflicts and Nominating Committee of the Board (Conflicts Committee), has unanimously determined that it is advisable and in our best interests, and in the best interests of our stockholders, to adjust our capital structure by (i) establishing two new classes of common stock, Class C common stock and Class D common stock, and (ii) distributing shares of the Class C common stock and Class D common stock to holders of our outstanding Class A common stock and Class B common stock, respectively, through a stock split. We intend to use the new Class C common stock for, among other things, issuance in public offerings to raise capital to finance future acquisitions, as consideration in certain acquisitions and for equity-based compensation. Shares of Class D common stock will be distributed to NRG, the holder of all of our outstanding Class B common stock, in order to reduce voting dilution associated with the initial issuance of the Class C common stock. As further described below, the Conflicts Committee believes that adding the Class C common stock to our capital structure will, among other things, increase our flexibility in preserving our operational and strategic focus in the long term by providing us with an additional form of currency for use as consideration in future acquisitions and allow us to better manage voting dilution resulting from such future equity issuances. The Conflicts Committee believes that this flexibility is essential in light of the additional acquisition opportunities that will become available to us under the Amended and Restated ROFO Agreement (Amended ROFO Agreement) that we have entered into with NRG as described in this Proposal.

        In order to establish the Class C common stock and the Class D common stock, it is necessary to amend and restate our Amended and Restated Certificate of Incorporation (Existing Charter). We are also required to amend the Existing Charter in order to effectuate the distribution of the Class C common stock and Class D common stock through a split of (i) each outstanding share of Class A common stock into one share of Class A common stock and one share of Class C common stock and (ii) each outstanding share of Class B common stock into one share of Class B common stock and one share of Class D common stock (Stock Split). The Conflicts Committee has unanimously adopted resolutions approving and declaring advisable, and recommending that our Board approve and recommend to our stockholders to approve, the adoption of a Second Amended and Restated Certificate of Incorporation (New Charter) which establishes the Class C common stock and the Class D common stock and effectuates the Stock Split. We refer to the actions contemplated by the New Charter, including the establishment of the Class C common stock and the Class D common stock, and the Stock Split, collectively, as the Recapitalization. The principal differences between the New Charter and the Existing Charter relate to the creation of the Class C common stock, of which there will be 1,000,000,000 authorized shares, the creation of the Class D common stock, of which there will be 1,000,000,000 authorized shares, as well as providing for the Stock Split. Holders of shares of Class C common stock and Class D common stock will have the right to 1/100th of one vote per share, unless otherwise required by law or the listing requirements of any exchange on which shares of our common stock are listed.

        Stockholders will vote separately on each of the following proposals, which collectively comprise this Proposal No. 2.

  •
  Proposal No. 2A — The approval of the adoption of amendments to the Existing Charter to establish the Class C common stock and Class D common stock.    This proposal is to approve the adoption of amendments to the Existing Charter to (i) authorize 1,000,000,000 shares of Class C common stock, (ii) authorize 1,000,000,000 shares of Class D common stock, (iii) increase the total number of authorized shares of capital stock by 2,000,000,000 to 3,010,000,000 shares to provide for the Class C common stock and the Class D common stock, and (iv) establish the powers, preferences and rights and qualifications, limitations and restrictions of the shares of Class C common stock and the Class D common stock.

  •
  Proposal No. 2B — The approval of the adoption of amendments to the Existing Charter to effectuate the Stock Split.    This proposal is to approve the adoption of amendments to the Existing Charter to effectuate a split of (i) each outstanding share of Class A common stock into one share of Class A common stock and one share of Class C common stock and (ii) each outstanding share of Class B common stock into one share of Class B common stock and one share of Class D common stock.

        The approval of each of these proposals is required to authorize the adoption of the New Charter, and each is an integral element of the Recapitalization. Accordingly, each of Proposal Nos. 2A and 2B is cross-conditioned upon the approval by our stockholders of each such other proposal. None of the actions contemplated by this Proposal No. 2 will proceed unless each of Proposal Nos. 2A and 2B are approved by our stockholders. When we refer to the approval of the adoption of the New Charter, we are referring to the approval by our stockholders of each proposal comprising this Proposal No. 2 and therefore, the adoption of the amendment and restatement of our Existing Charter as described herein. The approval of each of the proposals comprising Proposal No. 2 shall be based upon the requisite approval of the adoption of the New Charter as required by our Existing Charter and Delaware law. In addition, we will also require the approval of the holders of a majority of the voting power of the shares of Class A common stock outstanding as of March 16, 2015 (Record Date) to approve each of Proposal Nos. 2A and 2B (Majority of the Minority Vote).

        The description of the New Charter in this Proxy Statement is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the New Charter, which is attached to this Proxy Statement as Appendix A-1. For convenience, a copy of the New Charter showing the changes from the Existing Charter, with deleted text shown as strike-through and added text shown as underlined, is attached to this Proxy Statement as Appendix A-2.

        If the New Charter is adopted by the required vote of our stockholders, the Board intends to file the New Charter with the Secretary of State of the State of Delaware (Secretary of State) 10 days after the date that this Proposal No. 2 is approved by our stockholders. The New Charter will be effective immediately upon acceptance of filing by the Secretary of State or such later time as may be specified in the New Charter (Effective Date). The Board reserves the right to abandon or delay the filing of the New Charter even if such New Charter is approved by our stockholders.

        As more fully explained below, the Recapitalization will not affect the relative voting power or economic interest of any stockholder. The shares of Class A common stock will continue to trade on the NYSE. Application will be made to list the shares of Class C common stock on the NYSE. The listing of the shares of Class C common stock on the NYSE is subject to the NYSE's approval of such listing application, which will be conditioned upon our satisfaction of certain listing requirements. While there can be no assurance, we believe that we will be able to satisfy these listing requirements. The shares of Class B common stock are not currently listed on any exchange and we do not intend to apply to list the shares of Class B common stock or Class D common stock on any exchange following the Recapitalization.

        The Conflicts Committee believes that the Recapitalization will have a number of benefits for the Company. See "Reasons for the Recapitalization" below. The Recapitalization also involves a number of potential negative consequences, all of which were considered by the Conflicts Committee. See "Potential Negative Consequences of the Recapitalization" below.

        NRG is the beneficial owner of 55.3% of our total outstanding voting power as of the Record Date. Our Existing Charter and Delaware law require the affirmative vote of 66 2/3% in voting power of the shares of our Class A common stock and Class B common stock, outstanding as of the record date and entitled to vote thereon, voting together as a single class to approve Proposal No. 2A. Our Existing Charter and Delaware law require the affirmative vote of a majority in voting power of the shares of our Class A common stock and Class B common stock, outstanding as of the Record Date and entitled to vote thereon, voting together as a single class to approve Proposal No. 2B. In the interest of our Class A stockholders, we will also subject each of Proposal Nos. 2A and 2B to a separate approval of a majority of the voting power of the shares of Class A common stock outstanding as of the Record Date. NRG does not own any shares of Class A common stock. Accordingly, NRG does not have the ability to approve the Recapitalization by itself.

        Certain affiliates of NRG own less than 1% of the outstanding shares of Class A common stock as of the Record Date. Shares of Class A common stock owned by affiliates of NRG will not be considered in determining the outcome of Majority of the Minority Vote on this Proposal No. 2.

The Conflicts Committee

        The Conflicts Committee was established in connection with our initial public offering in 2013 as a committee of the Board for, among other things, reviewing and approving proposed conflicted transactions between the Company and an affiliated party. See "Governance of the Company — Corporate Governance, Conflicts and Nominating Committee." In light of the interest of NRG in the Recapitalization, the Board determined that the transaction should be reviewed by the Conflicts Committee. The Conflicts Committee was responsible for investigating, evaluating, analyzing, negotiating with the NRG management team and approving, or not approving, and making a recommendation to the Company's Board and stockholders for or against, a recapitalization or any other modification of our capital structure, including any proposals made by NRG, the Company, the Board, or the Conflicts Committee. The Conflicts Committee consists of Mr. Chlebowski, Ms. McClean and Mr. Ford. As required by the Conflicts Committee's charter, its members satisfy the requirements for independence under applicable law and regulations of the SEC and the NYSE standards for directors and nominating committee members. In addition, the members of the Conflicts Committee are independent of NRG and are disinterested with respect to the Recapitalization (other than by virtue of their ownership of (i) deferred stock units and dividend equivalent rights, each of which currently are payable in shares of Class A common stock or (ii) in the case of Mr. Ford, the ownership of 700 shares of common stock of NRG).

Background

        We were formed as a dividend growth-oriented company to serve as the primary vehicle through which NRG would own, operate and acquire contracted renewable and conventional generation and thermal infrastructure assets. From time to time, the Board has discussed ways in which, consistent with what we stated during our initial public offering in July 2013, we could raise capital to finance future acquisitions and remain a premier company for investors seeking a stable and growing dividend income from a diversified portfolio of lower-risk high-quality assets.

        At the time of the initial public offering, we had an identifiable pipeline of assets for potential acquisition from NRG pursuant to the terms of the original Right of First Offer Agreement, dated as of July 22, 2013 (Original ROFO Agreement), by and between the Company and NRG. For a description of the terms of the Original ROFO Agreement, see "Certain Relationships and Related Person Transactions — Right of First Offer." Since the initial public offering, we have successfully acquired 1,360 megawatts of generation from NRG, including 285 megawatts of generation that were not part of the Original ROFO Agreement, and 1,200 megawatts of generation from third parties, for a total of $1.825 billion. The success of these acquisitions and the increased potential for future acquisitions from NRG or third parties has created the need for a more flexible capital structure.

        As a result, on October 8, 2014, the NRG management team provided members of the Board and the board of directors of NRG with several alternatives to increase the Company's access to capital to finance acquisitions, as well as to preserve the significant long-term benefits of the Company's relationship with NRG, which is important to the Company's continued growth and success. The creation of a new class of Company capital stock with no voting rights was among the alternatives presented.

        On December 15, 2014, the NRG management team presented the members of the Board with a proposal to create Class C common stock, a new class of Company capital stock with no voting rights. The proposal also included key steps in achieving this result. In light of NRG's interest in the transaction, the Board determined that this proposal should be reviewed by the Conflicts Committee and delegated its authority for the review and approval of this proposal and any alternatives to the Conflicts Committee.

        On January 30, 2015, a telephonic meeting of the Conflicts Committee was held to discuss NRG's proposal to issue a new class of non-voting common stock in connection with a proposed recapitalization. At the meeting, the Conflicts Committee discussed the proposal with representatives of Crowell & Moring LLP (C&M), counsel to the Conflicts Committee, and representatives of NRG. The NRG representatives and the Conflicts Committee discussed the background of the proposed recapitalization proposal, including ways for the Company to continue its growth strategy and permit greater equity issuances in connection with drop-down acquisition transactions without triggering a change of control. After NRG left the meeting, representatives of C&M explained the legal framework under Delaware corporate law for the proposed recapitalization, describing in detail the importance of maintaining a rigorous process to evaluate the proposal. Following the meeting, the Conflicts Committee asked NRG to make a detailed proposal regarding the proposed recapitalization.

        On February 6, 2015, in response to the Conflicts Committee's request, NRG sent the Conflicts Committee a formal recapitalization proposal pursuant to which each holder of a Company's Class A Share would receive one share of a new class of non-voting common stock for each Class A Share held (February 6 Proposal). On February 9, 2015, the Conflicts Committee met again telephonically along with representatives of NRG, C&M and Moelis & Company LLC (Moelis), the Conflicts Committee's financial and capital markets advisor, to discuss in detail NRG's February 6 Proposal. Members of the Conflicts Committee also reviewed a presentation by Moelis relating to several comparable transactions. Representatives of C&M provided a presentation to the Conflicts Committee with respect to its fiduciary duties and other considerations under Delaware corporate law when considering the proposed recapitalization.

        Upon receiving input and guidance from Moelis and C&M, and after consideration of the materials provided and other factors, including applicable features of comparable recapitalizations in the market, the Conflicts Committee directed Moelis and C&M, on behalf of the Conflicts Committee, to negotiate with NRG certain amendments to the February 6 Proposal that could further protect the interest of the holders of the Class A common stock and the holders of the Class C common stock to be issued in connection with the proposal recapitalization.

        On February 17, 2015, the Conflicts Committee received an updated proposal from NRG in response to the Conflicts Committee's proposed amendments to NRG's February 6 Proposal (February 17 Revised Proposal). Under the February 17 Revised Proposal, in response to the Conflicts Committee's suggested amendments, NRG agreed to expand the current pipeline of assets available for purchase by us from NRG under the Original ROFO Agreement (NRG ROFO Assets) by adding the certain additional assets that NRG previously acquired from Edison Mission Energy, up to $250 million of equity investment in residential and distributed generation solar portfolios, and the Carlsbad and Mandalay projects to the current NRG ROFO Assets. Based on NRG's analysis as provided to the Conflicts Committee, NRG stated its belief that the enhanced ROFO arrangement would have the effect of extending the average life of the NRG ROFO Assets from 17 to 20 years. In addition to the enhanced ROFO arrangement, the February 17 Revised Proposal provided that the proposed new class of stock to be issued to the holders of Class A shares in the recapitalization would entitle holders of such shares to 1/100 of a vote per share, rather than no votes as contemplated in the February 6 Proposal, which would effectively function as a sunset provision as NRG would lose majority voting control when its economic interest was diluted to approximately 8.7%.

        On February 19, 2015, the Conflicts Committee met telephonically, along with representatives of NRG, Moelis and C&M to discuss the February 17 Revised Proposal. The Conflicts Committee, its advisors and representatives of NRG discussed the revised proposal in detail, including NRG's explanation as to why, in its view, a dividend enhancement and true-up feature would not be warranted given the financial and capital structure of the Company. Following NRG's presentation and its departure from the meeting, the Conflicts Committee and its advisors met separately and reviewed a presentation by Moelis discussing the potential financial impact of the February 17 Revised Proposal as well as comparing the revised proposal to recapitalizations undertaken by other companies with dual-class capital structures. With the input of its legal and financial advisors, the Conflicts Committee also discussed NRG's rejection of the dividend enhancement and true-up features raised by the Conflicts Committee, NRG's arguments for not including such features in the revised proposal and an analysis of the foregoing. The view of the Conflicts Committee was that the February 17 Revised Proposal, which included enhancements to the NRG ROFO Assets and the use of low-vote shares rather than non-voting shares, was fair to and in the best interest of the public stockholders of the Company. Further, the Conflicts Committee asked its legal advisors to clarify the procedural voting requirements for submitting any such proposal to the stockholders, including a clarification that the "majority of the minority" vote requirement excluded any shares of Class A common stock that may be held by any affiliates of NRG.

        On February 24, 2015, the Conflicts Committee met in person, joined by representatives of NRG, Moelis and C&M to further discuss the February 17 Revised Proposal. The Conflicts Committee and representatives of NRG discussed the components of the proposal, implementation of the proposed recapitalization, including the timing of required filings with the SEC, disclosure of the proposed recapitalization and the solicitation of stockholder approvals. The NRG representatives then departed from the meeting, and the Conflicts Committee and its advisors further discussed the components of the February 17 Revised Proposal. The Conflicts Committee concluded that, while the February 17 Revised Proposal did not contain all of the changes to NRG's February 6 Proposal that were the subject of negotiation, the changes that were negotiated represented material enhancements to the February 6 Proposal. The advisors to the Conflicts Committee also confirmed that the "majority of the minority" vote requirement excluded any Class A shares that may be held by any affiliates of NRG. The Moelis representatives then departed the meeting and the Conflicts Committee and C&M discussed the process the Conflicts Committee had undertaken to analyze and negotiate the proposed recapitalization. Upon conclusion of these discussions, the Conflicts Committee informed NRG that, after review and analysis of the February 17 Revised Proposal with the assistance of Moelis and C&M, the Conflicts Committee determined that such proposal was acceptable to the Conflicts Committee and unanimously approved the February 17 Revised Proposal.

Reasons for the Recapitalization

        The Board, upon unanimous recommendation of the Conflicts Committee, has determined that the Recapitalization is advisable and in our best interests, and in the best interests of our stockholders, including the holders of shares of our Class A common stock. The Board unanimously recommends a vote "FOR" the approval of the adoption of the New Charter, by approving Proposal Nos. 2A and 2B. The Conflicts Committee believes that the potential advantages of the Recapitalization include, but are not limited to, the following.

        The following discussion of factors considered by the Conflicts Committee is not intended to be exhaustive, but includes the material factors considered by the Conflicts Committee in deciding to proceed with its recommendation of the Recapitalization. In light of the variety of factors considered, the Conflicts Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation.

Enhance Our Ability to Focus on Growth Opportunities and Better Manage Future Potential Voting Dilution

        Our Class A common stock has been an important tool for us in financing acquisitions and equity-based employee compensation. However, such issuances dilute the economic and voting interests of all of our stockholders. The economic dilution can be managed by endeavoring to receive value commensurate with the stock that we issue, but the voting dilution cannot be managed. Voting dilution is particularly acute because it will eventually result in NRG holding less than a majority of the voting power of our outstanding common stock. To the extent that NRG experiences voting dilution and is unable to retain majority voting control over us, change of control provisions in certain of our project financing arrangements may be triggered and we would need to seek the consent of counterparties to waive such requirements. Despite the Recapitalization, we may also be required to seek consent of counterparties to certain of our project financing arrangements to the extent NRG's economic interest in us is reduced. In the view of the Conflicts Committee and as discussed below under "— Maintain our Relationship with NRG," NRG's influence — in part through voting control — has been an important element of our success. We currently have several ways to manage voting dilution to the extent that the Board deems it appropriate, including using cash to finance acquisitions, repurchasing shares of Class A common stock in the market and granting cash-settled equity incentives. Each of these methods of managing voting dilution, however, requires us to expend cash, which we believe should be returned to our stockholders in the form of dividends. The Conflicts Committee believes that the ability to issue shares of Class C common stock following the Recapitalization will provide us with a significant new tool to manage voting dilution without requiring us to use cash for acquisitions or to settle equity incentives.

        We have been, and expect to continue to be, an active acquirer of contracted renewable and conventional generation and thermal infrastructure assets as a means to satisfy our objective of paying a consistent and growing cash dividend to holders of our Class A common stock, and, following the Recapitalization, to holders of our Class C common stock, that is sustainable on a long-term basis. We have generally used cash to fund our acquisitions, but we have also had to issue shares of Class A common stock to raise capital to finance acquisitions such as the issuance of shares of Class A common stock to fund the acquisition of the Alta wind facilities. The Conflicts Committee believes that the Class C common stock will provide us with an attractive additional currency to use as consideration in acquisitions that, as a result of its low-voting character, substantially reduces the voting dilution associated with issuances of additional shares of Class A common stock. Although it is true that the use of stock (even Class C common stock) as currency may cause economic dilution to existing stockholders, the Conflicts Committee believes that the ability to raise capital through the issuance of a low vote class of stock or to offer low vote stock as consideration better manages voting dilution which provides us with important additional flexibility. In addition, we can continue to issue shares of Class A common stock in connection with acquisitions if the Board believes that is advisable.

        Although we are not currently contemplating any acquisitions for which we would expect to use shares of Class C common stock as consideration, the Conflicts Committee believes that it is desirable to implement the Recapitalization now so as to position the Company to take advantage of the additional flexibility it provides when opportunities arise. By implementing the Recapitalization at this time, and assuming that the shares of Class C common stock are listed on the NYSE and a liquid market for the shares of Class C common stock develops, we believe the Class C common stock will become an attractive acquisition currency.

        The Recapitalization also provides us with the flexibility to manage more effectively the voting dilution that arises from our compensation programs, which rely in part on equity incentives. As with acquisitions, the issuance of shares of Class A common stock for equity incentives results in voting dilution, and that dilution ultimately diminishes NRG's voting control over the Company.

Maintain Our Relationship with NRG

        We believe our relationship with NRG, including NRG's expressed intention to maintain a controlling interest in the Company, provides significant benefits, including management and operational expertise, and future growth opportunities. Our executive officers, who are also executive officers of NRG, have considerable experience in owning and operating, as well as developing, acquiring and integrating, generation and thermal infrastructure assets, with, on average, over 15 years in the energy sector.

        NRG Management and Operational Expertise.    The Company has access to the significant resources of NRG, the largest competitive power generator in the U.S., to support the operational, finance, legal, regulatory and environmental aspects, and growth strategy of its business. As such, we believe the Company can avail itself of best-in-class resources, including management and operational expertise through the on-going subsidiary-parent relationship with NRG.

        NRG Asset Development and Acquisition Track Record.    NRG's development and strategic teams are focused on the development and acquisition of renewable and conventional generation assets. They have successfully helped grow NRG's power generation portfolio from 24,370 net MWs at the end of 2009 to 52,321 net MWs as of December 31, 2014. NRG periodically offers renewable and conventional generation assets to us for purchase, including pursuant to the terms of the Original ROFO Agreement. In connection with the Recapitalization, NRG has entered into the Amended and Restated

ROFO Agreement (which will become effective upon the consummation of the Recapitalization) in order to make the following additional assets available to us pursuant to the terms thereof:

Asset	Fuel Type	Net Capacity (MW)(1)	COD
Carlsbad	Conventional	632	2017
Mandalay/Oxnard	Conventional	262	2020
Elkhorn Ridge(2)	Wind	54	2009
San Juan Mesa(2)	Wind	90	2005
Wildorado(2)	Wind	161	2007
Crosswinds(2)	Wind	21	2007
Forward(2)	Wind	29	2007
Hardin(2)	Wind	15	2008
Odin(2)	Wind	20	2007
Sleeping Bear(2)	Wind	95	2007
Spanish Fork(2)	Wind	19	2008
Goat Wind(2)	Wind	150	2008/2009
Lookout(2)	Wind	38	2008
Elbow Creek(2)	Wind	122	2009
Community(2)	Wind	30	2011
Jeffers(2)	Wind	50	2008
Minnesota Portfolio(2)(3)	Wind	40	2003/2006

(1)
Represents the maximum, or rated, electricity generating capacity of the facility in megawatts (MWs) multiplied by NRG's percentage ownership interest in the facility as of December 31, 2014.

(2)
Part of PayGo tax equity portfolio closed in 2014. NRG ownership does not reflect tax equity investor interest in portfolio.

(3)
Includes Bingham Lake, Eastridge, and Westridge projects.

In addition to the assets described in the table above, NRG will provide us with a right of first offer with respect to up to $250 million of equity in one or more residential or distributed solar generation portfolios developed by affiliates of NRG. The Amended and Restated ROFO Agreement also extends the term of the Company's right of first offer to the seventh anniversary of the consummation of the Recapitalization.

        NRG's asset development and acquisition track record provides us with extensive access to assets in line with our strategic vision and goal of returning value to our stockholders.

        NRG Financing Experience.    We believe NRG has demonstrated a successful track record of sourcing attractive low-cost, long duration capital to fund project development and acquisitions. We expect to continue to realize significant benefits from NRG's financing and structuring expertise as well as NRG's relationships with financial institutions and other lenders. Since our initial public offering, NRG has successfully refinanced the outstanding project debt of the Marsh Landing, Avra Valley and Kansas South projects, resulting in lower interest expense and additional cash available for distribution to our stockholders. In addition, NRG is in the process of refinancing the outstanding project debt of the Blythe, South Trent, Roadrunner and Avenal projects. Finally, in 2014 alone, NRG's financing and structuring experience permitted us to complete the issuance of $345 million of convertible notes, increase our revolving credit facility from $60 million to $450 million, and complete the $2.4 billion acquisition of Alta Wind, which is the largest wind farm in North America, which acquisition included a $652 million equity offering and $500 million senior notes offering.

        In addition to these benefits, many of the project financing arrangements in connection with our assets recognize the impact of NRG's control over the Company by virtue of the fact that they contain change of control provisions tied to NRG's voting control over the Company. In the event that NRG were to cease having voting control over the Company, such event may result in an event of default under many of these arrangements.

        The Conflicts Committee believes that the Recapitalization is an appropriate way to ensure that NRG will remain in a position to support the Company's direction for many years, which support the Conflicts Committee believes has been essential to our growth and strategy. The Recapitalization provides us with the ability to extend the period of time during which NRG maintains voting control over the Company through the issuance of shares of Class C common stock, rather than Class A common stock. As of the Record Date, NRG beneficially owned 42,738,750 shares of Class B common stock, representing 55.3% of our total outstanding voting power. Without the ability to issue shares of Class C common stock, which will have the right to 1/100th of one vote per share, NRG would hold less than a majority of our outstanding voting power after issuing approximately eight million additional shares of Class A common stock.

        The ability to issue shares of Class C common stock will not result in the permanent extension of NRG's voting control over us — NRG will still lose voting power when it sells or transfers shares of Class B common stock or Class D common stock or when we issue additional shares of Class A or Class C common stock in an amount sufficient to reduce NRG's voting ownership to a minority stake — however, the Recapitalization helps to ensure that NRG will remain in a position to influence our direction for many years. We believe this structure is consistent with the ownership of our peer group and publicly-traded master limited partnerships.

Potential Negative Consequences of the Recapitalization

        Although the Conflicts Committee unanimously determined that the Recapitalization is advisable and in our best interests, and in the best interests of our stockholders, the Conflicts Committee recognizes that proceeding with the Recapitalization involves certain other considerations that may be viewed as negative, and has fully considered each of these factors. These considerations include, but are not limited to, the following:

The Recapitalization Could Prolong the Period of Time During Which NRG Can Exercise a Controlling Influence on Most Corporate Matters

        NRG currently has the ability to elect all of our directors and to determine the outcome of most matters submitted for a vote of our stockholders. This will not change following the Recapitalization. This concentration of voting control in NRG limits the ability of all of our stockholders other than NRG to influence corporate matters. Because the shares of Class C common stock have limited voting rights (except as required by law or the listing requirements of any exchange on which shares of our common stock are listed), the issuance of shares of Class C common stock could prolong the duration of NRG's current relative ownership of our voting power and its ability to elect all of our directors and to determine the outcome of most matters submitted to a vote of our stockholders.

The Recapitalization May Have an Anti-Takeover Effect

        Because the Recapitalization may prolong the duration of NRG's ability to determine the outcome of most matters submitted to a vote of our stockholders, it may have the effect of limiting the likelihood of an unsolicited merger proposal, unsolicited tender offer or proxy contest for the removal of directors. As a result, the Recapitalization may have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace our directors and management.

        As discussed above, NRG currently has, and following the Recapitalization will continue to have, the voting power required to decide the outcome of most matters submitted for a vote of our stockholders. The New Charter will preserve the requirement in the Existing Charter that the holders of 66 2/3% of the combined voting power of all of the then outstanding shares voting as a single class approve amendments to the New Charter that have the effect of eliminating certain anti-takeover protections included in the New Charter, such as the inability of stockholders to (i) call special meetings of stockholders, (ii) act by written consent, and (iii) fill vacancies on the Board. As of the Record Date, NRG owned 55.3% of the combined voting power of all outstanding shares. Accordingly, our stockholders do not have the requisite voting authority to amend the New Charter to remove certain anti-takeover protections without the affirmative vote of NRG.

        In addition, the Existing Charter contains certain provisions that may have an "anti-takeover" effect. The Existing Charter contains authority for the Board to issue up to 10,000,000 shares of preferred stock without stockholder approval. Although the Board has no present intention to issue any such shares, the Board could issue such shares in a manner that deters or seeks to prevent an unsolicited bid for the Company. The Existing Charter also does not provide for cumulative voting and, accordingly, a significant minority stockholder could not necessarily elect any designee to the Board. The New Charter will contain those same terms.

        The Conflicts Committee is not aware of any bona fide offer by any person or group, including NRG, to (i) acquire any significant amount of shares of Class A common stock or Class B common stock; (ii) acquire control of us by means of a merger, tender offer, solicitation in opposition to management or otherwise; or (iii) change our current Board or management.

Class C Common Stock May Not be Attractive as Acquisition Currency

        We expect to use shares of Class C common stock from time to time as consideration in connection with the acquisition of other companies or assets. It is possible that the companies or owners of the assets that we are interested in acquiring will not agree to accept shares of Class C common stock because such shares of stock have the right to only 1/100th of one vote per share. In that instance, if we still want to pay for the acquisition with stock consideration, we would have to issue shares of Class A common stock, which would result in both economic and voting dilution to all stockholders. Companies and owners of assets that we are interested in acquiring may also refuse to accept shares of Class C common stock if such stock trades at a significant discount to the shares of Class A common stock or if the trading market for the shares of Class C common stock is not well-developed or suffers from limited liquidity.

        If the Class C common stock trades at a discount to the Class A common stock, companies and owners of assets that we are interested in acquiring may demand more shares of Class C common stock in exchange for accepting such stock as consideration. If this occurs, then issuances of Class C common stock may ultimately be more economically dilutive to all of our stockholders than issuances of Class A common stock.

A Liquid Trading Market for the Class C Common Stock May Not Develop

        We believe that a robust and sufficiently liquid market for the Class C common stock will develop following the Recapitalization. However, it is possible that such a market will not develop. Even if such a market does develop, there can be no assurance that the low voting feature of the Class C common stock will not result in the Class C common stock trading at a discount to the Class A common stock. If a liquid market does not develop or the Class C common stock trades at a discount to the Class A common stock, it is possible that we will not be able to achieve all of the benefits that we anticipate from the issuance of the Class C common stock.

Issuance of the Class C Common Stock May Impact the Liquidity of the Trading Market for Class A Common Stock

        In order to minimize dilution of voting power to existing stockholders, we are more likely to issue shares of Class C common stock than shares of Class A common stock in the future to raise equity capital, fund acquisitions or fund employee equity incentive programs. As a result, we expect that the market for Class C common stock will ultimately become more liquid than the trading market for the Class A common stock. If the market for the Class A common stock becomes less liquid than the trading market for the Class C common stock, shares of Class A common stock may trade at a discount to the Class C common stock.

The Recapitalization May Negatively Affect the Decision of Institutional Investors to Invest in the Company

        The Recapitalization may negatively affect the decision by certain institutional investors to purchase or hold shares of Class A common stock or Class C common stock. The holding of stock with limited voting rights, such as the Class C common stock, may not be permitted by the investment policies of certain institutional investors or may be less attractive to the portfolio managers of certain institutional investors. In addition, significant sales of shares of Class C common stock by investors who receive such shares as part of the Recapitalization may occur if such investors are unwilling, unable or choose not to hold such shares. These sales could depress trading prices for the Class C common stock, particularly in the period immediately following the Recapitalization.

The Use of Shares of Class C Common Stock as Acquisition Currency May Not Allow For Deferred Tax Treatment

        We intend to grow our business through cash-accretive acquisitions from NRG and other third parties that will complement our existing portfolio, increase our cash available for distribution and enable us to increase our dividend per share. From time to time, we may use stock as consideration to fund these acquisitions. The use of stock as acquisition currency generally has the benefit of allowing the acquisitions to qualify as "tax-free reorganizations" that defer taxes owed by the sellers in connection with the acquisition until such time as the sellers dispose of the stock received in the acquisition. Several different types of acquisition structures may qualify as tax-free reorganizations. In order for certain types of acquisition structures to qualify for this type of deferred tax treatment, the stock used as consideration must be "voting stock" within the meaning of Section 368(a) of the Code. While there is no definitive authority addressing the matter, because the shares of Class C common stock will have the right to only 1/100th of one vote per share (except as required by law or the listing requirements of any exchange on which shares of our common stock are listed), there is significant uncertainty regarding whether they would qualify as "voting stock" for purposes of Section 368 of the Code. If the shares of Class C common stock do not qualify as "voting stock" under Section 368 of the Code, then their use in connection with certain acquisition structures will not result in a tax-free reorganization and deferred tax treatment for the sellers in the acquisition. Sellers may have a preference for a transaction in which they can defer taxes owed, in which case we may have to structure the acquisition in a different manner so as to cause it to qualify as a tax-free reorganization, or may be precluded from using shares of Class C common stock to fund the acquisition. Either of these outcomes could reduce the overall utility of the Class C common stock as a means of managing voting dilution in connection with certain stock-based acquisitions.

Required Vote

        Approval of the adoption of the New Charter requires the approval of both of Proposal Nos. 2A and 2B. Approval of Proposal Nos. 2A and 2B are cross-conditioned upon each other such that if Proposal No. 2A is not approved, then Proposal No. 2B will fail and vice versa.

        Proposal No. 2A requires the affirmative "FOR" vote of the holders of 66 2/3% of the voting power of the shares of our Class A common stock and Class B common stock outstanding as of the Record Date and entitled to vote thereon, voting together as a single class. In addition, in the interest of our Class A stockholders, we will also require the affirmative "FOR" vote of the holders of a majority of the voting power of the shares of Class A common stock outstanding as of the Record Date in order to approve Proposal No. 2A. Shares of Class A common stock owned by affiliates of NRG will not be considered in determining the outcome of this Majority of the Minority Vote on Proposal No. 2A.

        Approval of Proposal No. 2B requires the affirmative "FOR" vote of the holders of a majority of the voting power of the shares of Class A common stock and Class B common stock outstanding as of the Record Date and entitled to vote thereon, voting together as a single class. In addition, in the interest of our Class A stockholders, we will also require the affirmative "FOR" vote of the holders of a majority of the voting power of the shares of Class A common stock outstanding as of the Record Date in order to approve Proposal No. 2B. Shares of Class A common stock owned by affiliates of NRG will not be considered in determining the outcome of this Majority of the Minority Vote on Proposal No. 2B.

        These votes will be taken in the manner set forth below. The approval of each of the proposals set forth below shall constitute the requisite approval of the adoption of the New Charter as required by Delaware law.

Proposal No. 2A — The Approval of the Adoption of Amendments to the Existing Charter to Establish the Class C Common Stock and Class D Common Stock.

        The amendments to the Existing Charter contemplated by the New Charter would establish the Class C common stock and the Class D common stock. The New Charter provides for the establishment of the Class C common stock, with 1,000,000,000 shares authorized for issuance. The Class D common stock will be established with 1,000,000,000 shares authorized for issuance. The powers, preferences and rights and qualifications, limitations and restrictions of the shares of Class C common stock and the Class D common stock are described elsewhere in this Proposal No. 2. In order to provide for the Class C common stock and the Class D common stock, the New Charter increases the total authorized capital stock of the Company by 2,000,000,000 shares to 3,010,000,000 shares.

        Approval of Proposal No. 2A requires the affirmative "FOR" vote of the holders of 66 2/3% of the voting power of the shares of Class A common stock and Class B common stock outstanding as of the Record Date and entitled to vote thereon, voting together as a single class. In addition, in the interest of our Class A stockholders, we will also require the affirmative "FOR" vote of the holders of a majority of the voting power of the shares of Class A common stock outstanding as of the Record Date in order to approve this Proposal No. 2A. Shares of Class A common stock owned by affiliates of NRG will not be considered in determining the outcome of this Majority of the Minority Vote on this Proposal No. 2A. Approval of Proposal No. 2A is cross-conditioned upon the approval by our stockholders of Proposal No. 2B. If Proposal No. 2B is not approved, then Proposal No. 2A will fail regardless of whether it receives enough affirmative votes to pass independently.

Proposal No. 2B — The Approval of the Adoption of Amendments to the Existing Charter to effectuate the Stock Split.

        The amendments to the Existing Charter contemplated by the New Charter will give effect to the split of (i) each outstanding share of Class A common stock into one share of Class A common stock and one share of Class C common stock and (ii) each outstanding share of Class B common stock into one share of Class B common stock and one share of Class D common stock.

        Approval of Proposal No. 2B requires the affirmative "FOR" vote of the holders of a majority of the voting power of the shares of Class A common stock and Class B common stock outstanding as of the Record Date and entitled to vote thereon, voting together as a single class. In addition, in the interest of our Class A stockholders, we will also require the affirmative "FOR" vote of the holders of a majority of the voting power of the shares of Class A common stock outstanding as of the Record Date in order to approve this Proposal No. 2B. Shares of Class A common stock owned by affiliates of NRG will not be considered in determining the outcome of this Majority of the Minority Vote on this Proposal No. 2B. Approval of Proposal No. 2B is cross-conditioned upon the approval by our stockholders of Proposal No. 2A. If Proposal No. 2A is not approved, then Proposal No. 2B will fail regardless of whether it receives enough affirmative votes to pass independently.

Other Information

        Unless your proxy card is marked to the contrary, your shares of Class A common stock or Class B common stock will be voted "FOR" the approval of the adoption of the New Charter, which means that they will be voted "FOR" each of Proposal Nos. 2A and 2B.

        Stockholders will have no appraisal rights with respect to the adoption of the New Charter.

Board Recommendation

        The Board, after receiving the unanimous recommendation of the Conflicts Committee, has unanimously determined that the Recapitalization (including the adoption of the New Charter) is advisable and in our best interests, and in the best interests of our stockholders, including the holders of shares of Class A common stock, and unanimously recommends a vote "FOR" the approval of the adoption of the New Charter.

The Board recommends a vote "FOR" the approval of
the adoption of the New Charter.

Description of Capital Stock

        The powers, preferences, rights and qualifications, limitations and restrictions of the shares of Class A common stock, Class B common stock and the proposed Class C common stock and proposed Class D common stock are set forth in full in the New Charter, which is attached to this Proxy Statement as Appendix A-1. The following summary of the powers, preferences and rights and qualifications, limitations and restrictions of the shares of Class A common stock, Class B common stock and proposed Class C common stock and proposed Class D common stock should be read in conjunction with, and is qualified in its entirety by reference to, Appendix A-1. For convenience, a copy of the New Charter showing the changes from the Existing Charter, with deleted text shown as strike-through and added text shown as underlined, is attached to this Proxy Statement as Appendix A-2.

Authorized Capitalization

        As set forth in our Existing Charter, our authorized capital stock consists of (i) 500,000,000 shares of Class A common stock, par value $0.01 per share, of which 34,586,250 shares were issued and outstanding as of March 16, 2015, (ii) 500,000,000 shares of Class B common stock, par value $0.01 per share, of which 42,738,750 shares were issued and outstanding as of March 16, 2015, and (iii) 10,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding as of March 16, 2015. NRG owns all of our issued and outstanding shares of Class B common stock. In addition, as of March 16, 2015, (i) an aggregate of 978,750 shares of our Class A common stock was reserved for issuance to our non-employee directors pursuant to our equity compensation plan, (ii) an aggregate of 42,738,750 shares of our Class A common stock was reserved for issuance upon the exchange of Class B units of NRG Yield LLC (Yield LLC) and (iii) 9,449,447 shares of our Class A common stock was reserved for issuance upon conversion of our outstanding

3.50% convertible notes. The New Charter provides for the authorization of up to 1,000,000,000 shares of Class C common stock and up to 1,000,000,000 shares of Class D common stock. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Class A Common Stock

  Voting Rights

        Each share of Class A common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of Class A common stock are entitled to vote. Holders of shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or the listing requirements of any exchange on which shares of our common stock are listed. Holders of our Class A common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our Board and as otherwise provided in the New Charter or required by law, all matters to be voted on by holders of our Class A common stock, Class B common stock, Class C common stock and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.

  Dividend Rights

        Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of Class A common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of legally available funds. Dividends upon our Class A common stock may be declared by our Board at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock. The holders of Class A common stock and Class C common stock will share ratably in all dividends as may be declared by our Board in respect of our outstanding common stock. Before payment of any dividend, there may be set aside out of any of our funds available for dividends, such sums as the Board deems proper as reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any of our property or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Furthermore, because we are a holding company, our ability to pay dividends on our Class A common stock is limited by restrictions on the ability of our subsidiaries to pay dividends or make other distributions to us, including restrictions under the terms of the agreements governing our indebtedness.

  Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our Class A common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities and the liquidation preference of any of our outstanding shares of preferred stock, subject only to the right of the holders of shares of our Class B common stock and Class D common stock to receive payment for the par value of their shares in connection with our liquidation.

  Other Rights

        Holders of our Class A common stock have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are, and all shares will be, when sold, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our Class A common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

  Listing

        Our Class A common stock is listed on the NYSE under the symbol "NYLD."

  Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is Computershare Shareowner Services, LLC.

Class B Common Stock

  Voting Rights

        Each share of Class B common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of Class B common stock are entitled to vote. Holders of shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or the listing requirements of any exchange on which shares of our common stock are listed. Holders of our Class B common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our Board and as otherwise provided in our New Charter or required by law, all matters to be voted on by holders of our Class A common stock, Class B common stock, Class C common stock, and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.

  Dividend and Liquidation Rights

        Holders of our Class B common stock do not have any right to receive dividends, other than dividends payable solely in shares of Class B common stock in the event of payment of a dividend in shares of common stock payable to holders of our Class A common stock and Class C common stock, or to receive a distribution upon our liquidation or winding up except for their right to receive payment for the par value of their shares of Class B common stock in connection with our liquidation.

  Mandatory Redemption

        Shares of Class B common stock are subject to redemption at a price per share equal to par value upon the conversion of Class B units of Yield LLC to Class A units. Shares of Class B common stock so redeemed are automatically cancelled and are not available to be reissued.

Proposed Class C Common Stock

  Voting Rights

        Each share of Class C common stock entitles the holder to 1/100th of one vote with respect to each matter presented to our stockholders on which the holders of Class C common stock are entitled to vote. Holders of shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or the listing requirements of any exchange on which shares of our common stock are listed. Holders of shares of our Class C common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our Board and as otherwise provided in the New Charter or required by law, all matters to be voted on by holders of shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.

  Dividend Rights

        Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of Class C common stock will be entitled to receive dividends, if any, as may be declared from time to time by our Board out of legally available funds. Dividends upon shares of our Class C common stock may be declared by our Board at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock. The holders of shares of Class C common stock and Class A common stock will share ratably in all dividends as may be declared by our Board in respect of our outstanding common stock. Before payment of any dividend, there may be set aside out of any of our funds available for dividends, such sums as the Board deems proper as reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any of our property or for any proper purpose, and the Board may modify or abolish any such reserve. Furthermore, because we are a holding company, our ability to pay dividends on shares of our Class C common stock will be limited by restrictions on the ability of our subsidiaries to pay dividends or make other distributions to us, including restrictions under the terms of the agreements governing our indebtedness.

  Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of shares of our Class C common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities and the liquidation preference of any of our outstanding shares of preferred stock, subject only to the right of the holders of shares of our Class B common stock and Class D common stock to receive payment for the par value of their shares in connection with our liquidation.

  Other Rights

        Holders of shares of our Class C common stock will have no preemptive, conversion or other rights to subscribe for additional shares. All shares will be, when issued, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of shares of our Class C common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

  Equal Status

        Except as expressly provided in the New Charter, including with respect to voting rights, shares of Class C common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects to the shares of Class A common stock as to all matters, including in the event of a liquidation or in connection with a change of control. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of Class C common stock shall receive the same amount and form of consideration on a per share basis as the consideration, if any, received by holders of shares of Class A common stock in connection with such merger, consolidation or combination (and if holders of shares of Class A common stock are entitled to make an election as to the amount or form of consideration that such holders shall receive in any such merger, consolidation or combination with respect to their shares of Class A common stock, then the holders of shares of Class C common stock shall be entitled to make the same election as to their shares of Class C common stock). In the event of any (i) tender or exchange offer to acquire any shares of Class A common stock or Class B common stock by any third party pursuant to an agreement to which we are a party; or (ii) any tender or exchange offer or any other redemption or repurchase by us to acquire any shares of Class A common stock or Class B common stock, the holders of shares of Class C common stock shall receive the same amount and form of consideration on a per share basis as the consideration received by holders of shares of Class A common stock (and if holders of shares of Class A common stock are entitled to make an election as to the amount or form of consideration that such holders shall receive in any such tender or exchange offer or other repurchase with respect to their shares of Class A common stock, then the holders of shares of Class C common stock shall be entitled to make the same election as to their shares of Class C common stock).

  Transferability and Listing

        Like shares of Class A common stock, shares of Class C common stock will be freely transferable. See "Certain Other Effects of the Recapitalization — Securities Act of 1933" below. The shares of Class A common stock are currently listed on the NYSE. Prior to the Effective Date, we will file appropriate applications and notices with the NYSE to list the shares of Class C common stock and, if necessary, to continue the listing of the shares of Class A common stock on the NYSE from and after the date that the Recapitalization becomes effective. See "Certain Other Effects of the Recapitalization — Potential Changes in Law or Regulations" below. The listing of the shares of Class C common stock on the NYSE is subject to the NYSE's approval of such listing applications and notices, which will be conditioned upon Yield's satisfaction of certain listing requirements. While there can be no assurance, we believe that we will be able to satisfy these listing requirements.

Proposed Class D Common Stock

  Voting Rights

        Each share of Class D common stock entitles the holder to 1/100th of one vote with respect to each matter presented to our stockholders on which the holders of Class D common stock are entitled to vote. Holders of shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval except as otherwise required by applicable law or the listing requirements of any exchange on which shares of our common stock are listed. Holders of shares of our Class D common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our Board and as otherwise provided in our New Charter or required by law, all matters to be voted on by holders of shares of our Class A common stock, Class B common stock, Class C common stock, and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.

  Dividend and Liquidation Rights

        Holders of shares of our Class D common stock do not have any right to receive dividends, other than dividends payable solely in shares of Class D common stock in the event of payment of a dividend in shares of common stock payable to holders of our Class A common stock and Class C common stock, or to receive a distribution upon our liquidation or winding up except for their right to receive payment for the par value of their shares of Class D common stock in connection with our liquidation.

  Mandatory Redemption

        Shares of Class D common stock are subject to redemption at a price per share equal to par value upon the conversion of Class D units of Yield LLC. Shares of Class D common stock so redeemed are automatically cancelled and are not available to be reissued.

Preferred Stock

        Under the New Charter, we will continue to be authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, none of which is issued and outstanding.

        Our Board is authorized to provide for the issuance of shares of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, we have no plans to issue any preferred stock.

Corporate Opportunity

        As permitted under the Delaware General Corporation Law (DGCL), in our Existing Charter and the New Charter, we renounced any interest or expectancy in, or any offer of an opportunity to participate in, specified business opportunities that are presented to us or one or more of our officers, directors or stockholders. In recognition that directors, officers and/or employees of NRG may serve as our directors and/or officers, and NRG and its affiliates, not including us (NRG Entities) may engage in similar activities or lines of business that we do, our Existing Charter and the New Charter provide for the allocation of certain corporate opportunities between us and the NRG Entities. Specifically, none of the NRG Entities has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that a director or officer of any NRG Entity who also is one of our directors or officers acquires knowledge of a potential transaction or matter which may be a corporate opportunity for any of the NRG Entities and us, we will not have any expectancy in such corporate opportunity, and the director or officer will not have any duty to present such corporate opportunity to us and may pursue or acquire such corporate opportunity for himself/herself or direct such opportunity to another person. A corporate opportunity that an officer or director of ours who is also a director or officer of any of the NRG Entities acquires knowledge of will not belong to us unless the corporate opportunity at issue is expressly offered in writing to such person solely in his or her capacity as a director or officer of ours. In addition, even if a business opportunity is presented to an officer or director of any of the NRG Entities, the following corporate opportunities will not belong to us: (i) those we are not financially able, contractually permitted or legally able to undertake; (ii) those not in our line of business; (iii) those of no practical advantage to us; and (iv) those in which we have no interest or reasonable expectancy. Except with respect to our directors and/or officers who are also directors and/or officers of any of the NRG Entities, the corporate opportunity doctrine applies as construed pursuant to applicable Delaware laws, without limitation.

Yield LLC Recapitalization

        In connection with the Recapitalization, Yield LLC's Second Amended and Restated Limited Liability Company Agreement (Existing Operating Agreement) will be amended and restated to provide for, among other things, the recapitalization of the outstanding units of Yield LLC (Yield LLC Recapitalization). The amendment of Yield LLC's Existing Operating Agreement and the Yield LLC Recapitalization will be conditioned on the approval of the Recapitalization. Pursuant to the Yield LLC Recapitalization, two new classes of LLC units will be created — Class C units and Class D units. Each outstanding Class A unit will be automatically reclassified into one Class A unit and one Class C unit, and each outstanding Class B unit will be automatically reclassified into one Class B unit and one Class D unit. Generally, the rights associated with each Class C unit will mirror the rights associated with each outstanding Class A unit, and the rights associated with each Class D unit will mirror the rights associated with each outstanding Class B unit.

        Like holders of Class A units and Class B units, holders of Class C units and Class D units will have no voting rights. As is the case prior to the Yield LLC Recapitalization, net profits and net losses and distributions by Yield LLC will be allocated and made to holders of units in accordance with the respective number of membership units of Yield LLC held. Accordingly, the issuance of the Class C units and the Class D units will not change the percentage or manner in which net profits and net losses and distributions by Yield LLC are allocated and made to NRG and us.

  Third Amended and Restated Limited Liability Company Agreement of Yield LLC

        The following is a description of the material terms of Yield LLC's Third Amended and Restated Limited Liability Company Agreement which will become effective at the time of the Recapitalization (New Operating Agreement).

  Governance

        The Company will continue to serve as the sole managing member of Yield LLC. As such, the Company and effectively our Board, will control the business and affairs of Yield LLC and will be responsible for the management of its business. No other member of Yield LLC, in its capacity as such, will have any authority or right to control the management of Yield LLC or to bind it in connection with any matter. Any amendment, supplement or waiver of the New Operating Agreement will be required to be approved by a majority of our independent directors.

  Voting and Economic Rights of Members

        Yield LLC will have four classes of Units: Class A units, Class B units, Class C units and Class D units. Class A units and Class C units may be issued only to the Company as the sole managing member, and Class B units and Class D units may be issued only to NRG and held by NRG or its permitted transferees. Units of each of the four classes have equivalent economic and other rights, except that upon issuance, each holder of a Class B unit will also be issued a share of our Class B common stock, and each holder of a Class D unit will also be issued a share of our Class D common stock. Each Class B unit is exchangeable for a share of our Class A common stock, subject to equitable adjustments for stock splits, dividends and reclassifications in accordance with the terms of the Amended Exchange Agreement (as described below), and each Class D unit is exchangeable for a share of our Class C common stock, subject to equitable adjustments for stock splits, dividends and reclassifications in accordance with the terms of the Amended Exchange Agreement (as described below). When NRG or its permitted transferee exchanges a Class B unit of Yield LLC for a share of our Class A common stock, or a Class D unit of Yield LLC for a share of our Class C common stock we will automatically redeem and cancel a corresponding share of our Class B common stock in the case of an exchange of a Class B unit, or a share of our Class D common stock in the case of an exchange of a Class D unit, as applicable; and the Class B unit will automatically convert into a Class A unit of Yield LLC issued to us, and the Class D unit will automatically convert into a Class C unit of Yield LLC issued to us. None of the units have any voting rights.

        Net profits and net losses and distributions by Yield LLC are and will continue to be allocated and made to holders of units in accordance with the respective number of membership units of Yield LLC held. Yield LLC will make distributions to us and NRG for the purpose of funding tax obligations in respect of income of Yield LLC that is allocated to the members of Yield LLC. However, Yield LLC may not make any distributions to its members if doing so would violate any agreement to which it is then a party or any law then applicable to it, have the effect of rendering it insolvent or result in it having net capital lower than that required by applicable law. Additionally, because all of our operations are conducted through NRG Yield Operating, LLC (Yield Operating LLC), and Yield Operating LLC's Amended and Restated Credit Agreement restricts the ability of Yield Operating LLC to make distributions to Yield LLC, Yield LLC may not have any funds available to make distributions to us and NRG (including with respect to tax obligations).

  Coordination of Yield and Yield LLC

        Any time we issue a share of Class A common stock for cash or a share of our Class C common stock for cash, the net proceeds therefrom will promptly be transferred to Yield LLC and Yield LLC will either:

  •
  transfer a newly issued Class A unit of Yield LLC to us in the case of the issuance a share of Class A common stock, or a newly issued Class C unit of Yield LLC to us in the case of the issuance of a share of Class C common stock; or

  •
  use the net proceeds to purchase a Class B unit of Yield LLC from NRG in the case of the issuance of a share of Class A common stock, which Class B unit will automatically convert into a Class A unit of Yield LLC when transferred to us, or a Class D unit of Yield LLC from NRG in the case of the issuance of a share of Class C common stock, which Class D unit will automatically convert into a Class C unit of Yield LLC when transferred to us.

        In the event Yield LLC purchases a Class B unit or a Class D unit of Yield LLC from NRG, we will concurrently redeem and cancel the corresponding share of its Class B common stock or Class D common stock, as applicable.

        If we issue other classes or series of equity securities, Yield LLC will issue, and we will use the net proceeds therefrom to purchase, an equal amount of units with designations, preferences and other rights and terms that are substantially the same as our newly-issued equity securities. Conversely, if we elect to redeem any shares of our Class A common stock or Class C common stock (or its equity securities of other classes or series) for cash, Yield LLC will, immediately prior to such redemption, redeem an equal number of Class A units or Class C units, as applicable (or its units of the corresponding classes or series) held by us upon the same terms and for the same price, as the shares of Class A common stock (or equity securities of such other classes or series) so redeemed.

  Issuances and Transfer of Units

        Class A units and Class C units may be issued only to the Company, as the sole managing member of Yield LLC, and are non-transferable except upon redemption by Yield LLC. Class B units and Class D units may be issued only to NRG. Class B units and Class D units may not be transferred without our consent, subject to such conditions as we may specify, except that NRG may transfer Class B units or Class D units to a permitted transferee (including an affiliate) without our consent. NRG may not transfer any Class B units or Class D units to any person unless NRG transfers an equal number of shares of our Class B common stock or Class D common stock, as applicable, to the same transferee.

  Amended Exchange Agreement

        We entered into an Exchange Agreement with NRG which will also be amended and restated in connection with, and conditioned upon the Recapitalization (the Amended Exchange Agreement). At the effective time of the Recapitalization, under the Amended Exchange Agreement, NRG (and certain permitted assignees and permitted transferees who acquire Class B units or Class D units of Yield LLC) may from time to time cause Yield LLC to exchange their Class B units for shares of our Class A common stock on a one-for-one basis, subject to adjustments for stock splits, stock dividends and reclassifications, or exchange their Class D units for shares of our Class C common stock on a one-for-one basis, subject to adjustments for stock splits, stock dividends and reclassifications. The Amended Exchange Agreement will also provide that, subject to certain exceptions, holders do not have the right to cause Yield LLC to exchange Class B units or Class D units if Yield LLC determines that such exchange would be prohibited by law or regulation or would violate other agreements to which we may be subject, and we may impose additional restrictions on exchange that we determine necessary or advisable so that Yield LLC is not treated as a "publicly traded partnership" for U.S. federal income tax purposes.

        When NRG or its permitted transferee exchanges a Class B unit of Yield LLC for a share of our Class A common stock, we will automatically redeem and cancel a corresponding share of our Class B common stock and the Class B unit will automatically convert into a Class A unit when issued to us; similarly, when NRG or its permitted transferee exchanges a Class D unit of Yield LLC for a share of our Class C common stock, we will automatically redeem and cancel a corresponding share of our Class D common stock and the Class D unit will automatically convert into a Class C unit when issued to us. As result, when a holder exchanges its Class B units for shares of our Class A common stock, or its Class D units for shares of our Class C common stock, our interest in Yield LLC will be correspondingly increased. We have reserved for issuance 42,738,750 shares of our Class A common stock, which is the aggregate number of shares of Class A common stock expected to be issued upon the exchange of all Class B units of Yield LLC currently outstanding. To the extent additional Class B units or Class D units are issued, we will reserve a corresponding number of shares of Class A common stock or Class C common stock, as applicable, to be issued upon the exchange of any such Class B units or Class D units.

  Indemnification and Exculpation

        To the extent permitted by applicable law, Yield LLC will indemnify its managing member, our authorized officers and our other employees and agents from and against any losses, liabilities, damages, costs, expenses, fees or penalties incurred in connection with serving in such capacities, provided that the acts or omissions of these indemnified persons are not the result of fraud, intentional misconduct or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.

        Such authorized officers and other employees and agents will not be liable to Yield LLC, its members or their affiliates for damages incurred as a result of any acts or omissions of these persons, provided that the acts or omissions of these exculpated persons are not the result of fraud, intentional misconduct or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.

Certain Other Effects of the Recapitalization

Effect on Relative Voting Power and Equity Interest

        The Recapitalization will not have any effect on the relative voting power or equity interest of any holder of shares of Class A common stock or Class B common stock. Following the Recapitalization, holders of shares of Class A common stock who sell their shares of Class C common stock will lose voting power since each share of Class C common stock has the right to 1/100th of one vote, and their relative equity interest in the Company will decrease as a result of such sale. The resulting decline in voting power will not be proportionate to the resulting decline in the relative equity interest in us since each share of Class C common stock has the right to only 1/100th of one vote. Stockholders who purchase shares of Class C common stock after the Recapitalization will increase their relative equity interest in the Company, and will gain additional voting power. However, the resulting increase in voting power will not be proportionate to the resulting increase in the relative equity interest in us since each share of Class C common stock has the right to only 1/100th of one vote.

        Even though shares of Class C common stock have the right to only 1/100th of one vote per share, issuances by us of shares of Class C common stock to raise equity capital, finance acquisitions or fund employee equity incentive programs will result in voting dilution to NRG. As a result, the Class C common stock effectively functions as a sunset provision, since additional issuances of Class C common stock will result in NRG losing majority voting control when its economic interest is diluted to approximately 8.7%.

Effect on Market Price

        As of the close of business on March 16, 2015, the closing price of a share of Class A common stock was $49.57 as reported on the NYSE.

        Following the Recapitalization, we believe that the market price for the shares of Class A common stock will generally reflect the effect of a two-for-one stock split and, accordingly, the market price of the Class A common stock will decrease by approximately 50%. Following the Recapitalization, we expect the market price of shares of Class C common stock to be approximately equal to the market price of shares of Class A common stock (as such price is adjusted as a result of the Recapitalization).

        The trading prices for shares of Class A common stock and Class C common stock may be affected by the relative voting rights between these two classes of stock. Because the Class A common stock carries voting rights superior to the voting rights of the Class C common stock, it is possible that it could trade at a premium compared to the Class C common stock. This is particularly true if investors were to place a premium on owning shares of the Company that have full voting rights, as opposed to shares with low voting rights.

        Furthermore, the trading price of shares of Class A common stock and Class C common stock will continue to depend on many factors, including the future performance of the Company, general market conditions and conditions relating to companies in businesses and industries similar to that of the Company. Accordingly, we cannot predict the prices at which shares of Class A common stock and Class C common stock will trade following the Recapitalization, just as we could not predict the price at which shares of Class A common stock would trade absent the Recapitalization.

        Following the Recapitalization, there will continue to be no trading market for the Class B common stock and there will be no trading market for the Class D common stock.

Effect on Trading Market and Potential Reduced Relative Liquidity of Shares of Class A Common Stock

        To minimize dilution of voting power to existing stockholders, we are more likely to issue shares of Class C common stock than shares of Class A common stock in the future to raise equity capital, finance acquisitions or fund employee equity incentive programs. It is possible that following the Recapitalization, some portion of our stockholders will sell their shares of Class C common stock but retain their shares of Class A common stock in order to monetize a portion of their investment in Yield while substantially retaining their relative voting power. Any such issuance of additional shares of Class C common stock by us or dispositions of shares of Class C common stock by significant or other stockholders may serve to further increase market activity in the shares of Class C common stock relative to the shares of Class A common stock.

Effect on Percentage Interest

        The percentage interest of each stockholder in the total equity of the Company will not be changed by the Recapitalization.

Effect on Equity Incentive Plans and Outstanding Equity Awards

        We currently have one active equity incentive plan under which new equity incentive awards can be granted, the NRG Yield, Inc. 2013 Equity Incentive Plan (Plan). The Plan provides for the issuance of shares of our Class A common stock pursuant to incentive stock options or non-qualified stock options, stock appreciation rights, either alone or in tandem with options, restricted stock, restricted stock units, performance awards, deferred stock units (DSUs), dividend equivalent rights (DERs), other stock based or cash based awards, or any combination of the foregoing (collectively, the Awards) may be made under the Plan. Shares of Class A common stock issued pursuant to Awards are identical to all other shares of Class A common stock.

        As discussed in Proposal No. 3, we are seeking stockholder approval of an Amended and Restated 2013 Equity Incentive Plan (Amended and Restated Plan) to amend the Plan in order to conform its terms with the proposed changes in our capital structure as a result of the Recapitalization, to allow for the use of shares of proposed Class C common stock for equity awards, and to increase the total number of shares of common stock available for issuance under the Plan to 2,000,000. The Amended and Restated Plan will not become effective unless our stockholders approve this Proposal No. 2 and Proposal No. 3.

        After the Recapitalization, we intend to maintain the ability to grant, in the discretion of the Compensation Committee, future Awards relating to shares of Class A common stock pursuant to the Amended and Restated Plan. Furthermore, for each share of Class A common stock authorized to be issued pursuant to the Plan prior to the Recapitalization, one additional share of Class C common stock will be authorized to be issued pursuant to the Amended and Restated Plan after the Recapitalization.

        As of the Record Date, we had 23,841 outstanding DSUs and 959 outstanding DERs. Following the Recapitalization, any outstanding stock options, DSUs and DERs issued pursuant to the Plan will be adjusted to conform their terms to our capital structure following implementation of the Recapitalization as follows: (i) each stock option to purchase a share of Class A common stock shall be adjusted so that such stock option represents the right to purchase one share of Class A common stock and one share of Class C common stock, with the original exercise price of the stock option allocated proportionately between the share of Class A common stock and the share of Class C common stock according to their relative fair market values, determined pursuant to a reasonable valuation method; (ii) each DSU representing the right to receive a share of Class A common stock shall be adjusted so that it represents the right to receive one share of Class A common stock and one share of Class C common stock upon settlement; and (iii) each DER representing the right to receive a share of Class A common stock shall be adjusted so that it represents the right to receive one share of Class A common stock and one share of Class C common stock upon settlement. The outstanding stock options, DSUs and DERs, adjusted as described in the preceding sentence, will in all other respects continue to be subject to the terms and conditions applicable to them prior to the adjustment.

        An example of the effect of the Recapitalization, if it is declared and paid, on an outstanding option to purchase 100 shares of Class A common stock at an exercise price of $10.00 per share is as follows: such option will, following the Recapitalization represent an option to purchase 100 shares of Class A common stock and 100 shares of Class C common stock, in each case at an exercise price of approximately $5.00 per share. The original exercise price will be appropriately allocated between the shares of Class A common stock and Class C common stock according to their relative fair market values, determined pursuant to a reasonable valuation method under applicable tax code provisions. As a result, more than 50% of the original exercise price may be allocated to either class of shares.

Accounting Matters

        The par value per share of our shares of Class A common stock and Class B common stock will remain unchanged at $0.01 per share after the Recapitalization. On the effective date of the Recapitalization, there will be an increase in stockholders' equity equal to the aggregate amount of Class C common stock, par value $0.01 per share, that is issued. We will give retroactive effect to prior period share and per share amounts in our consolidated financial statements for the effect of the Recapitalization such that prior periods are comparable to current period presentation. We do not anticipate any other material accounting consequences as a result of the Recapitalization.

Effect on Preferred Stock

        The New Charter will not have any effect on the number of authorized shares of our preferred stock or the rights, preferences and privileges of, and restrictions on, the preferred stock. Currently, no shares of preferred stock are issued or outstanding.

Material U.S. Federal Income Tax Consequences

  General

        The following discussion addresses the material U.S. federal income tax consequences of the Recapitalization and the Yield LLC Recapitalization, but does not purport to be a complete analysis of all potential tax effects. This discussion addresses only holders of shares of Class A common stock who hold that stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment) and are "U.S. Holders." For purposes of this discussion a "U.S. Holder" is a beneficial owner of shares of Class A common stock that, for U.S. federal income tax purposes, is or is treated as:

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  an individual citizen or resident of the United States;

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  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust that (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        This discussion does not address any non-income tax or any foreign, state or local tax consequences of the Recapitalization and the Yield LLC Recapitalization. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of shares of Class A common stock in light of that holder's particular circumstances or to a holder subject to special rules (such as a controlled foreign corporation, passive foreign investment company, company that accumulates earnings to avoid U.S. federal income tax, foreign tax-exempt organization, financial institution, broker or dealer in securities, insurance company, regulated investment company, real estate investment trust, person who holds shares of Class A common stock as part of a hedging or conversion transaction or as part of a short-sale or straddle, partnership or other pass-through entity for U.S. federal income tax purposes or a person who acquired Class A common stock pursuant to the exercise of options or otherwise as compensation). This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this Proxy Statement and all of which are subject to change, possibly with retroactive effect.

        If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Class A common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of partnerships holding Class A common stock should consult their own tax advisors.

  Recapitalization and Stock Split

        The U.S. Holders of shares of Class A common stock will not recognize gain or loss as a result of the Recapitalization and the Yield LLC Recapitalization. A U.S. Holder's tax basis in each share of Class A common stock will be apportioned between such share of Class A common stock and the Class C common stock received in the Stock Split in proportion to the fair market value of such shares on the date of the Stock Split. If a U.S. Holder held the shares of Class A common stock as capital assets immediately before the effective date of the Stock Split, then such U.S. Holder's holding period for each new share of Class C common stock will include such U.S. Holder's holding period for the share of common stock with respect to which the Class C common stock is received.

        The Company will recognize no gain or loss for U.S. federal income tax purposes as a result of the Recapitalization or the Yield LLC Recapitalization.

        Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Recapitalization, including the applicability and effect of federal, state, local and foreign income and other tax laws in light of such stockholder's particular circumstances.

Securities Act of 1933

        The distribution of shares of Class C common stock and Class D common stock through a stock split will not involve a "sale" of a security under the Securities Act or Rule 145 thereunder. Consequently, we are not required to register, and will not register, the Class C common stock or Class D common stock pursuant to the Securities Act.

        Because the Recapitalization does not constitute a "sale" of Class C common stock or Class D common stock pursuant to the Securities Act, stockholders will not be deemed to have purchased such shares separately from the Class A common stock or Class B common stock to which such shares of Class C common stock and Class D common stock relate, respectively, pursuant to the Securities Act and Rule 144 thereunder. Shares of Class A common stock held at the time of the effectiveness of the New Charter and shares of Class C common stock received in the Recapitalization, other than any such shares held by "affiliates" of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the Class A common stock prior to the Recapitalization without registration pursuant to the Securities Act (or in the case of equity awards, pursuant to registration statements that we will file under the Securities Act).

        Affiliates of the Company, including NRG, which will be holder of all outstanding shares of Class B common stock and Class D common stock after the Recapitalization, will continue to be subject to the restrictions specified in Rule 144 of the Securities Act. In connection with our initial public offering, we entered into a registration rights agreement with NRG pursuant to which NRG and its affiliates will be entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and "piggyback" registration rights, for shares of our Class A common stock that are issuable upon exchange of Class B units of Yield LLC that it owns. In connection with the Recapitalization, we intend to amend the registration rights agreement to provide NRG with similar rights with respect to the shares of our Class C common stock that are issuable upon exchange of the Class D units of Yield LLC that it owns.

NYSE Criteria

        The shares of Class A common stock are currently traded on the NYSE and will remain traded on the NYSE following the Recapitalization.

        Application will be made to list the shares of Class C common stock on the NYSE. The listing of the shares of Class C common stock on the NYSE is subject to the NYSE's approval of such listing application, which will be conditioned upon our satisfaction of certain listing requirements. While there can be no assurance, we believe that we will be able to satisfy these listing requirements.

Potential Changes in Law or Regulations

        In prior years, bills have been introduced in Congress that, if enacted, would have prohibited the registration of common stock on a national securities exchange if such common stock was part of a class of securities that has no voting rights or carried disproportionate voting rights. Although these bills have not been acted upon by Congress, there can be no assurance that such a bill (or a modified version thereof) will not be introduced in Congress in the future. Legislation or other regulatory developments could make the shares of Class A common stock and Class C common stock ineligible for trading on the NYSE or other national securities exchanges. We are unable to predict whether any such legislation or regulatory proposals will be adopted or whether they will have such effect.

Interests of Certain Persons

        As of the Record Date, NRG beneficially owned 42,738,750 shares of Class B common stock, representing 55.3% of our total outstanding voting power. As a result, NRG currently has the ability to elect all of our directors and to determine the outcome of most matters submitted for a vote of our stockholders.

        After the Recapitalization, NRG will have the same beneficial ownership of shares of Class B common stock. In addition, NRG will be the beneficial owner of all of the shares of Class D common stock issued in the Recapitalization. NRG will not receive any shares of Class C common stock as a result of the Recapitalization. NRG will continue to have the ability to elect all of our directors and to determine the outcome of most matters submitted for a vote of our stockholders. This will be true so long as NRG owns a majority of our total outstanding voting power.

        Certain members of the Board and our management hold shares of Class A common stock representing less than 1% of our total outstanding voting power as of the Record Date. These individuals will receive shares of Class C common stock as a result of the Recapitalization. There is no requirement that these individuals maintain an equal number of shares of Class A common stock and Class C common stock, and they will be free to sell any or all of the shares of Class C common stock that they receive in the Recapitalization without any obligation to sell an equal number of shares of Class A common stock. Accordingly, these individuals would be able to achieve liquidity for a portion of their investment in the Company, while minimizing any loss of voting power through sales of shares of Class C common stock which have the right to 1/100th of one vote per share. None of these individuals were members of the Conflicts Committee.

        NRG has indicated that it intends to vote all of the shares of Class B common stock beneficially owned by it "FOR" the approval of each of Proposal Nos. 2A and 2B. However, in the interest of our Class A stockholders, we will also require the separate Majority of the Minority Vote. NRG does not own any shares of Class A common stock as of the Record Date. In addition, affiliates of NRG own less than 1% of the outstanding shares of Class A common stock as of the Record Date, and such shares will not be considered in determining the Majority of the Minority Vote. Accordingly, NRG does not have the ability to approve the Recapitalization by itself.

Stockholder Information

        Following the Recapitalization, we will deliver to the holders of shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock the same proxy statements, annual reports, and other information and reports as we currently deliver to the holders of shares of Class A common stock, and Class B common stock.

Expenses

        The costs of evaluating the Recapitalization and various alternatives thereto and of structuring and implementing the Recapitalization (consisting of legal fees, transfer agent's fees, and NYSE fees) are expected to total approximately $600,000, the majority of which has already been incurred. These costs are charged against our pre-tax earnings in the fiscal quarter in which they are incurred.

PROPOSAL NO. 3

APPROVAL OF THE AMENDED AND RESTATED
2013 EQUITY INCENTIVE PLAN

        In connection with our initial public offering, we adopted the NRG Yield, Inc. 2013 Equity Incentive Plan (Plan), the purpose of which is to promote the long-term growth and profitability of us and our subsidiaries by providing certain directors, officers, employees and consultants incentives to maximize stockholder value and to enable us to attract, retain, and reward the best available persons for positions of responsibility. The Board has approved an amendment and restatement of the Plan (Amended and Restated Plan) to conform the Plan with the proposed changes in our capital structure and Recapitalization described in detail in Proposal No. 2. We are seeking stockholder approval to approve the Amended and Restated Plan to (i) change the definition of "Common Stock" under the Plan to allow for the use of shares of proposed Class C common stock for equity awards in light of the proposed Recapitalization described in detail in Proposal No. 2; (ii) increase the number of shares available under the Plan from 978,750 shares to 2,000,000 shares in light of the proposed Recapitalization; (iii) make minor technical changes; and (iv) allow awards under the Amended and Restated Plan to continue to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code.

        Except to conform outstanding awards with the Recapitalization as discussed in "Proposal No. 2 — Certain Other Effects of the Recapitalization — Effect on Equity Incentive Plans and Outstanding Equity Awards," the approval of the Amended and Restated Plan will not affect outstanding awards granted under the Plan and does not change the design of the Plan. The shares subject to outstanding awards under the Plan, which, as of the Record Date, consisted of 24,800 shares of Class A common stock, will count towards the maximum 2,000,000 shares of common stock that will be available under the Amended and Restated Plan. After the Recapitalization, we intend to maintain the ability to grant, in the discretion of the Compensation Committee, future awards relating to shares of Class A common stock pursuant to the Amended and Restated Plan. If stockholders approve the Amended and Restated Plan but do not approve Proposal No. 2 relating to the Recapitalization, the Amended and Restated Plan will not be effective, and the Plan will continue as it currently exists. If stockholders approve the Amended and Restated Plan and approve Proposal No. 2 relating to the Recapitalization, the Amended and Restated Plan will become effective simultaneously with the Recapitalization. See "Proposal No. 2 — Certain Other Effects of the Recapitalization — Effect on Equity Incentive Plans and Outstanding Equity Awards."

        We do not currently expect that our equity awards will be used to compensate any of our named executive officers. However, we have granted deferred stock units (DSUs) to our non-employee directors under the Plan, and we expect to continue doing so under the Amended and Restated Plan. We may choose to grant equity incentive awards to our named executive officers at a future date.

        The following summary of the material terms of the Amended and Restated Plan is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is set forth in Appendix B to this Proxy Statement.

Administration

        The Amended and Restated Plan is administered by the Compensation Committee. Each member of the Compensation Committee qualifies as a "non-employee director" under Rule 16b-3 of the Exchange Act, an "outside director" under Section 162(m) of the Code, and an "independent director" under the rules of the NYSE. Subject to the provisions of the Amended and Restated Plan, the Compensation Committee has the discretionary power and authority to select persons to participate in the Amended and Restated Plan and to determine the type, amount, timing and terms and conditions of awards granted under the Amended and Restated Plan. The Compensation Committee also has the power and authority to interpret the terms of the Amended and Restated Plan and awards issued thereunder.

        The Compensation Committee may establish such rules and regulations and take such actions as it deems necessary or advisable for the proper administration of the Amended and Restated Plan. All decisions and interpretations by the Compensation Committee regarding the Amended and Restated Plan are final and binding on all participants and beneficiaries, unless an arbitration or other dispute resolution procedure is expressly provided in the applicable award grant agreement. In addition, members of the Compensation Committee and our officers will not be liable for any acts or omissions in connection with the performance of their duties under the Plan, except in the case of the person's own willful misconduct or as expressly provided by statute.

Eligibility

        All non-employee directors, officers, employees and consultants of the Company and its subsidiaries are eligible to be selected by the Compensation Committee for participation in the Amended and Restated Plan.

Types of Awards

        The Amended and Restated Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, DSUs, and other stock- and cash-based awards. The material features of these types of awards are described below. Subject to the terms of the Amended and Restated Plan, the specific terms and conditions of any award will be established in the discretion of the Compensation Committee at the time of grant and set forth in an award agreement issued to the participant.

        Options.    The Amended and Restated Plan provides for the grant of incentive stock options qualified under Section 422 of the Code and nonqualified stock options as designated by the Compensation Committee in the award agreement for the option. Subject to the terms of the Amended and Restated Plan, the option price, the number of shares subject to an option, and the conditions on exercisability is determined by the Compensation Committee at the date of grant.

        Under the Amended and Restated Plan, the exercise price per share of an option may not be less than the fair market value of a share of our Class A common stock or Class C common stock, as applicable, as of the date of grant, except for certain awards that are granted in assumption of or in substitution for awards of a company that we acquire. Under the Amended and Restated Plan, the "fair market value" of a share is equal to the closing selling price (or bid price) of the Class A common stock or Class C common stock, as applicable, on the NYSE (or other stock exchange on which the stock is listed) on the date the value is being determined, or if such market is not open on that day, the last preceding day on which the market was open. If an option granted to an employee that owns more than 10 percent of the total combined voting power of all classes of our stock on the date of grant (10 Percent Stockholder) is intended to qualify as an incentive stock option, the exercise price may not be less than 110 percent of the fair market value of the Class A common stock or Class C common stock, as applicable, on the date of grant.

        Under the Amended and Restated Plan, no option may be exercisable more than 10 years after the date the option is granted, provided that if an option expires on a day that the participant cannot exercise the option because such exercise would violate any applicable securities laws, the expiration may be tolled at the discretion of the Compensation Committee until a date not later than 30 days following the lapse of any such restriction, to the extent allowed pursuant to certain tax restrictions. However, an option granted to a 10 Percent Stockholder that is intended to qualify as an incentive stock option may not be exercisable more than five years from the grant date. Unless otherwise determined by the Compensation Committee, participants may exercise any vested options by paying the exercise price either in cash, unrestricted shares of Class A common stock or Class C common stock, as applicable, owned for at least six months, any cashless exercise procedures approved by the Compensation Committee, by withholding shares of Class A common stock or Class C common stock, as applicable, otherwise deliverable upon exercise of the option, or any combination of the foregoing. In general, prior to exercise, participants will not have any rights as stockholders with respect to any shares of Class A common stock or Class C common stock, as applicable, by an option.

        Stock Appreciation Rights.    Under a stock appreciation right (SAR), a participant is awarded an interest in the appreciated value of the shares of Class A common stock or Class C common stock, as applicable, underlying the award above a base amount for such shares established by the Compensation Committee at the time the right is granted. In no event may the base amount under a SAR be less than the fair market value of the shares underlying the SAR as of the date of grant, except for certain awards that are granted in assumption of or in substitution for awards of a company that we acquire. The appreciated value of the stock subject to a SAR will be payable to a participant at the time and under the terms and conditions of the SAR established by the Compensation Committee at the time of grant. SARs may be granted either alone or in tandem with options. The amount payable under a SAR will be paid in cash or shares of Class A common stock or Class C common stock, as applicable, or any combination of cash or Class A common stock or Class C common stock, as applicable, as the Compensation Committee may decide. In general, prior to payment of a SAR in Class A common stock or Class C common stock, as applicable, a participant will not have any rights as a stockholder with respect to the shares of Class A common stock or Class C common stock, as applicable, underlying a SAR.

        Restricted Stock.    Under a restricted stock award, a participant is issued shares of Class A common stock or Class C common stock, as applicable, that are subject to certain forfeiture or vesting provisions and restrictions on transferability as determined by the Compensation Committee at the time of the award, including continued employment and achievement of certain performance goals. Unless the restricted shares issued are treasury shares, a participant is required to pay us the aggregate par value for the shares of restricted stock within 10 days of the date of grant. Unless otherwise provided under the terms of the award, during the period of restriction a participant has voting and dividend rights with respect to awards of restricted stock, except that any dividends on shares of restricted stock that vest based upon the satisfaction of any performance conditions will only be paid if the underlying performance conditions are satisfied. Any stock or other securities received as a distribution with respect to restricted stock are subject to the same restrictions that apply to the shares of restricted stock.

        Recipients of restricted stock are required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

        If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formula or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. Section 162(m) of the Code requires that performance awards be based upon objective performance measures in order to qualify as "performance-based compensation" for purposes of Section 162(m). The performance goals for restricted stock intended to qualify as "performance-based compensation" will be based on one or more of the objective criteria set forth in Section 9 to the Amended and Restated Plan and are further discussed in general below.

        Restricted Stock Units.    Each restricted stock unit represents the right of a participant to be paid one share of our Class A common stock or Class C common stock, as applicable, subject to the vesting provisions, restrictions and other terms and conditions of the award. Prior to the vesting of restricted stock units or the expiration of any applicable restriction period under the award, the participant does not have any rights as a stockholder. Pursuant to the tax rules applicable to nonqualified deferred compensation plans under Section 409A, an award of restricted stock units may permit the participant to elect to defer the receipt of shares of Class A common stock or Class C common stock, as applicable, that would otherwise be payable when the units vest.

        Deferred Stock Units.    Each DSU represents the right of a participant to be paid one share of Class A common stock or Class C common stock, as applicable, at the end of a deferral period established under the award by the Compensation Committee or elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. Unless otherwise provided under an award, during the applicable deferral period, a participant will not have any rights as a stockholder. However, unless otherwise provided, once the deferral period ends, the participant will be entitled to receive accumulated dividends and distributions with respect to the corresponding number of shares of Class A common stock or Class C common stock, as applicable, underlying each DSU. Except in the case of death, disability or retirement, a participant is required to remain employed or engaged by us as of the end of the deferral period in order to receive payment of a DSU.

        Dividends and Dividend Equivalents.    The Compensation Committee may grant awards that provide participants with the right to receive dividend payments or dividend equivalent payments on our Class A common stock or Class C common stock, as applicable, subject to the award, whether or not the award has been exercised or is vested. However, any dividend payment rights granted on account of awards that vest based upon the satisfaction of performance conditions will only be paid if the underlying performance conditions are satisfied.

        Other Stock-Based Awards.    The Compensation Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock and DSUs under the Amended and Restated Plan that are payable in cash or denominated or payable in or valued by shares of Class A common stock or Class C common stock, as applicable, or factors that influence the value of such shares. The Compensation Committee may determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for performance-based other stock-based awards intended to qualify as "performance-based compensation" will be based on one or more of the objective criteria set forth in Section 9 of the Amended and Restated Plan and discussed below.

        Other Cash-Based Awards.    The Compensation Committee may grant awards payable in cash. Cash-based awards will be in such form, and dependent on such conditions, as the Compensation Committee will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Compensation Committee may accelerate the vesting of such award in its discretion.

        Performance Awards.    Performance awards issued under the Amended and Restated Plan entitle a participant to receive an amount based on the satisfaction of certain performance criteria or goals established in the discretion of the Compensation Committee for a performance measurement period determined by the Compensation Committee in its discretion. Performance awards may include specific dollar-value target awards or the grant of performance units or shares, the value of which will be determined by the Compensation Committee at the time of grant and may be based on the fair market value of Class A common stock or Class C common stock, as applicable. In general, a participant is required to remain employed or engaged by us at the end of the performance measurement period in order to receive payment of a performance award. Performance awards earned or vested may be paid in shares of Class A common stock or Class C common stock, as applicable, or other property or securities of the Company as the Compensation Committee may determine. If we undergo a Change of Control, the Compensation Committee shall determine the level at which performance awards shall become vested.

Stock Subject to the Amended and Restated Plan

        The total shares of our common stock that may be subject to awards under the Amended and Restated Plan is 2,000,000 shares of common stock. These shares may be either authorized and unissued shares or treasury shares held by us. The shares of Class A common stock or Class C common stock, as applicable, subject to awards that expire, terminate, are forfeited or are withheld in payment of the exercise price of or the taxes related to an award, will be available for future grants under the Amended and Restated Plan. With respect to a SAR, only the number of shares of Class A common stock or Class C common stock, as applicable, actually delivered to the participant upon settlement will count against the share reserve. Generally, certain awards that are granted in assumption of or in substitution for awards of a company that we acquire will not count against this share reserve under the Amended and Restated Plan and in some circumstances available shares of certain stockholder approved plans of a company that we acquire may be used for awards under the Amended and Restated Plan.

        In the event that a change affecting our capital structure is implemented, such as a stock dividend, stock split or merger, the Compensation Committee will equitably adjust the number and kind of shares or other property available for issuance under the Amended and Restated Plan, and the number, kind and exercise price of outstanding awards. In the event of a merger, consolidation, or other reorganization where we are not the surviving or continuing entity, all outstanding awards will be either assumed by the surviving or continuing entity or cancelled in exchange for cash or other property.

        The maximum number of shares of Class A common stock or Class C common stock, as applicable, with respect to which any stock option, stock, SAR, shares of restricted stock or other stock-based awards that are subject to the attainment of specified performance goals and intended to satisfy Section 162(m) of the Code and may be granted under the Amended and Restated Plan during any fiscal year to any eligible individual is 500,000 shares (per type of award).The total number of shares of Class A common stock or Class C common stock, as applicable, with respect to all awards that may be granted under the Amended and Restated Plan during any fiscal year to any participant is 500,000 shares. There are no annual limits on the number of shares of Class A common stock or Class C common stock, as applicable, with respect to an award of restricted stock that are not subject to the attainment of specified performance goals to participants. The maximum number of shares of Class A common stock or Class C common stock, as applicable, subject to any performance award which may be granted under the Amended and Restated Plan during any fiscal year to any participant is 500,000 shares. The total number of shares of Class A common stock or Class C common stock, as applicable, subject to any award which may be granted under the Amended and Restated Plan during any fiscal year to any participant who is a non-employee director is 300,000 shares. The maximum value of a cash payment made under a performance award which may be granted under the Amended and Restated Plan during any fiscal year to any participant is $5,000,000. The maximum value of a cash payment made under a performance award which may be granted under the Amended and Restated Plan during any fiscal year to any participant who is a non-employee director is $1,000,000. In addition, the fair market value of stock options (determined at the date of grant) that will first become exercisable during any one calendar year that are intended to qualify as incentive stock options under Section 422 of the Code, may not exceed $100,000.

Termination of Employment

        Unless the Compensation Committee determines otherwise or as otherwise provided in a grant agreement, and except as provided above for DSUs, if a participant's employment or performance of service with us ceases, the following terms and conditions apply to the participant's outstanding awards:

        Death.    All outstanding awards will become fully vested, to the extent not already vested, and they will be exercisable, if applicable, for one year from the date of death, or until the award expires if earlier.

        Disability.    All of the participant's awards that are vested and exercisable on the date he or she becomes disabled will remain exercisable, if applicable, for one year from the date of disability, or until the award expires if earlier. All awards that are not fully vested or exercisable on the date of disability will be forfeited.

        Retirement.    All of the participant's awards that are vested and exercisable on his or her retirement date will remain exercisable, if applicable, for two years from the retirement date, or until the award expires if earlier. All awards that are not fully vested or exercisable on the date of retirement will be forfeited; provided that if a director retires, all of his or her unvested awards will immediately vest and be exercisable for two years after the retirement date, or until the awards expire if earlier. In general, a director qualifies for retirement under the Amended and Restated Plan if his or her service on the board of directors terminates after five years of service. Other participants in the Amended and Restated Plan qualify for retirement upon termination from employment or service after attaining age 55 with 10 or more years of service.

        Termination for Cause.    If a participant's employment or service with us is terminated for cause, all awards granted under the Amended and Restated Plan will be immediately forfeited regardless of whether or not they are vested and/or exercisable. For purposes of the Amended and Restated Plan, the term "cause" means any one or more of the following events unless determined otherwise by the Compensation Committee: conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or a subsidiary; conduct that has caused demonstrable and serious injury to us or a subsidiary, monetary or otherwise; willful refusal to perform or substantial disregard of duties properly assigned, as determined by us; breach of duty of loyalty to us or a subsidiary or other act of fraud or dishonesty with respect to us or a subsidiary; or violation of our code of conduct.

        All Other Terminations.    All of the participant's awards that are vested and exercisable will remain exercisable, if applicable, for 90 days from the date of termination, or until the award expires if earlier. All awards that are not fully vested or exercisable on the date of termination will be forfeited.

Change in Control

        Unless determined otherwise by the Compensation Committee, all outstanding awards will become fully vested and exercisable until the awards otherwise expire if we undergo a change in control. For purposes of the Amended and Restated Plan, a change in control is deemed to occur in any one of the following events: (1) any person or entity becoming the direct or indirect beneficial owner of 50% or more of our voting stock, (2) directors serving on the Board as of a specified date cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least two-thirds (2/3) of the incumbent directors, provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (3) any reorganization, merger, consolidation, sale of all or substantially all of our assets or other transaction is consummated and our previous stockholders fail to own at least 50% of the combined voting power of the resulting entity (Business Combination) or (4) the stockholders approve a plan or proposal to liquidate or dissolve us.

        If a change in control occurs as a result of a Business Combination described above, then the Compensation Committee may cancel any or all outstanding options under the Amended and Restated Plan by paying the option holders an amount equal to the portion of the consideration, if any, that would have been payable to them pursuant to the transaction if their options had been fully exercised immediately prior to the transaction, less the aggregate exercise price of their options; or, if the options are underwater, cancel the options for no consideration or payment of any kind. Payments in exchange for options may be made in cash, securities, or other Company property as determined by the Compensation Committee in its sole discretion.

Transferability

        Unless determined otherwise by the Compensation Committee, no award granted under the Amended and Restated Plan will be transferable by a participant, other than by will or the laws of descent and distribution, except to a participant's family member by gift or pursuant to a qualified domestic relations order as defined by the Code or to a charitable organization, in each case only with Compensation Committee approval or as may be provided in an award.

Clawback

        If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirements under the securities laws, then any participant who has been paid an award under the Amended and Restated Plan based upon the affected report will be required to repay such award at the discretion of the Board.

Duration and Amendment of the Amended and Restated Plan

        No awards will be granted pursuant to the Amended and Restated Plan ten years after the earlier of the date that the Amended and Restated Plan is adopted or approved by stockholders. The Board or the Compensation Committee may amend or terminate the Amended and Restated Plan at any time, except that no amendment shall become effective without prior approval of our stockholders if such approval is required by applicable law, regulations or the rules of any exchange or market on which the Class A common or Class C common stock, as applicable, is traded or listed or the amendment would increase the number of shares reserved for issuance under the Amended and Restated Plan.

        The Compensation Committee may amend the terms of any outstanding award under the Amended and Restated Plan, except that no amendment may adversely affect any right of a participant under an award without his or her written consent. Furthermore, no amendment may reduce the exercise price of any options or SARs awarded under the Amended and Restated Plan, exchange an option or a SAR which has an exercise price greater than the fair market value of a share of Class A common stock or Class C common stock, as applicable, for cash or shares of Class A common stock or Class C common stock, as applicable, or cancel an option or SAR in exchange for a replacement option or another award with a lower exercise price, in each case without approval of our stockholders.

Federal Income Tax Consequences of Awards

        The following discussion of the Amended and Restated Plan's federal income tax consequences is a summary of applicable federal law as currently in effect. This discussion does not cover all federal provisions that may apply to a participant, including federal gift tax or estate tax issues, and is not intended to be relied on by any person as tax advice.

        Nonqualified Stock Options.    A participant generally will not have taxable income upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified option, the participant generally will be subject to tax withholding and will recognize ordinary income equal to the difference between (a) the fair market value of one share of Class A common stock or Class C common stock, as applicable, on the day the option is exercised and (b) the option price of one share, times the number of shares exercised. We will be entitled to a tax deduction at the same time and in the same amount.

        The subsequent sale of the shares by a participant generally will give rise to capital gain or loss equal to the difference between the sale price of one share of Class A common stock or Class C common stock, as applicable, and the fair market value of one share of Class A common stock or Class C common stock, as applicable, on the day the option is exercised, multiplied by the number of shares sold, and the capital gains will be taxable as long-term capital gains if the shares are held for more than one year.

        Incentive Stock Options.    Neither the grant nor exercise of an incentive stock option under the Amended and Restated Plan is taxable to the participant receiving the option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of adjustment" for participants for purposes of the alternative minimum tax. If the participant holds the stock purchased upon exercise of an incentive stock option for at least one year after exercising the option and at least two years after the option was granted, his or her later sale of the stock will produce long-term capital gain or loss, and we will not be entitled to any tax deduction. However, if the employee disposes of the stock before these holding periods have elapsed (a "disqualifying disposition"), he or she will generally be taxed at ordinary income rates on the excess of the fair market value of the stock when the option was exercised over the option exercise price (or, if less, the amount realized in the case of an arm's length disqualifying disposition to an unrelated third party), and we will be entitled to a tax deduction in the same amount. Any remaining gain or loss will be short-term or long-term capital gain or loss depending on the holding period of the shares. If shares acquired pursuant to the exercise of an incentive option are surrendered to us upon exercise of an incentive option and if the shares have not been held for the requisite one and two-year periods, the surrender will be treated as a disqualifying disposition.

        Stock Appreciation Rights (SARs).    The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the fair market value of any shares or property received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. We will be entitled to a tax deduction at the same time for the same amount. If the SAR is settled in shares, the participant's subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

        Restricted Stock.    The grant of restricted stock generally is not a taxable event for a participant. When the restricted stock vests, the participant will recognize ordinary income in an amount equal to the fair market value of the restricted stock on the vesting date and will be subject to tax withholding. The participant may, however, elect within 30 days after the date of grant under Section 83(b) of the Code to recognize ordinary income on the date of grant in an amount equal to the fair market value of the restricted stock on the date of grant, determined without regard to the restrictions imposed on the shares. If and when the participant recognizes ordinary income attributable to the restricted stock, we will generally be entitled to a deduction equal to the amount of the ordinary income.

        Restricted Stock Units, Performance award and Deferred Stock Units.    A participant generally will not have taxable income upon the grant of a restricted stock unit, performance award or DSU. Rather, taxation will be generally postponed until the award is paid and the participant would be subject to tax withholding at such time. At that time, the participant will recognize ordinary income generally equal to the value of the shares of Class A common stock or Class C common stock, as applicable, or other property paid to the participant under the award, and we will generally be entitled to a deduction equal to the same amount.

        Excess Parachute Payment.    The Amended and Restated Plan provides for accelerated vesting or payment of an award in connection with a change in control of us. In that event and depending upon the individual circumstances of the participant, certain amounts with respect to the awards may constitute "excess parachute payments" under the golden parachute provisions of Sections 280G and 4999 of the Code. Pursuant to those provisions, an employee will be subject to a 20 percent excise tax on any "excess parachute payment," and we will not be permitted to take a deduction for the excess parachute payment.

        Section 162(m).    In general, Section 162(m) of the Code limits the amount of compensation otherwise deductible by us and our subsidiaries for the year to $1,000,000 for each of our principal executive officers and our next three highly compensated officers other than the principal financial officer serving at the end of the taxable year, except to the extent that the compensation qualifies as "performance-based compensation."

        The performance criteria for any performance award that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code will be any one or more of the following performance criteria applied to either us as a whole or to a business unit or subsidiary as determined by the Compensation Committee and as provided in the Amended and Restated Plan: return on equity; earnings per share; return on gross or net assets; return on gross or net revenue; pre-or after-tax net income; earnings before interest, taxes, depreciation and amortization; operating income; revenue growth; consolidated pre-tax earnings; net or gross revenues; net earnings; earnings before interest and taxes; cash flow; earnings per share; fleet in-market availability; safety criteria; environmental criteria; revenue growth; cash flow from operations; diluted or basic; return on sales; earnings per share from continuing operations, diluted or basic; earnings from continuing operations; net asset turnover; capital expenditures; income before income taxes; gross or operating margin; return on total assets; return on invested capital; return on investment; return on revenue; market share; economic value added; cost of capital; expense reduction levels; stock price; productivity; customer satisfaction; employee satisfaction; and total shareholder return for the applicable performance cycle, all as computed in accordance with Generally Accepted Accounting Principles (if relevant) as in effect from time to time and as applied by us in the preparation of our financial statements and subject to such other special rules and conditions as the Compensation Committee may establish at any time ending on or before the 90th day of the applicable performance cycle. These performance factors may be absolute or relative (to our prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

        Section 409A.    Section 409A of the Code imposes election, payment and funding requirements on "nonqualified deferred compensation plans." If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then compensation deferred under the Amended and Restated Plan may become immediately taxable and subject to a 20 percent excise tax. Under regulations issued by the Internal Revenue Service, certain awards that may be issued under the Amended and Restated Plan may constitute the "deferral of compensation" subject to the requirements of Section 409A.

New Plan Benefits

        Grants under the Amended and Restated Plan are discretionary and, therefore, are not determinable. We have not made grants to our named executive officers under the Plan, nor do we presently expect to make grants to our named executive officers under the Amended and Restated Plan. For information with respect to grants to our non-employee directors in fiscal year 2014, see the Director Compensation table on page 77 of this Proxy Statement.

Securities Authorized for Issuance under Equity Compensation Plans as of December 31, 2014

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	24,611	$—	954,139
Equity compensation plans not approved by security holders	—	N/A	—

Total	24,611	$—	954,139

The Board recommends a vote "FOR" the approval of the
Amended and Restated Plan. Proxies solicited by
the Board will be voted "FOR" approval unless a contrary vote is specified.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE 2015 FISCAL YEAR

        The Audit Committee appointed the firm of KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the 2015 fiscal year at a meeting held in February. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

        The Audit Committee first engaged KPMG LLP as the Company's independent registered public accounting firm in connection with the Company's initial public offering in July 2013.

        The Board recommends a vote "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2015 fiscal year. Proxies solicited by the Board will be voted "FOR" ratification unless a contrary vote is specified.

EXECUTIVE OFFICERS

        Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The biographical information for each of the executive officers is provided below.

David Crane
Age 56
President, Chief Executive Officer and Chairman

        For biographical information for David Crane, see "Proposal No. 1 — Nominees for Director."

Kirkland B. Andrews
Age 47
Executive Vice President and Chief Financial Officer

        For biographical information for Kirkland B. Andrews, see "Proposal No. 1 — Nominees for Director."

David Callen
Age 43
Vice President and Chief Accounting Officer

        Mr. Callen has served as Vice President and Chief Accounting Officer since March 2015. In this capacity, Mr. Callen is responsible for directing NRG's financial accounting and reporting activities. Mr. Callen also has served as Vice President and Chief Accounting Officer of NRG Yield, Inc. since March 2015. Prior to this, Mr. Callen served as the Company's Vice President, Financial Planning & Analysis from November 2010 to March 2015. He previously served as Director, Finance from October 2007 through October 2010, Director, Financial Reporting from February 2006 through October 2007, and Manager, Accounting Research from September 2004 through February 2006.

Mauricio Gutierrez
Age 44
Executive Vice President and Chief Operating Officer

        For biographical information for Mauricio Gutierrez, see "Proposal No. 1 — Nominees for Director."

David R. Hill
Age 51
Executive Vice President and General Counsel

        Mr. Hill has served as our Executive Vice President and General Counsel since our formation in December 2012. Mr. Hill also has served as Executive Vice President and General Counsel of NRG since September 2012. Prior to joining NRG, Mr. Hill was a partner and co-head of Sidley Austin LLP's global energy practice group. Prior to this, Mr. Hill served as General Counsel of the U.S. Department of Energy (DOE) from August 2005 to January 2009 and, for the three years prior to that, as Deputy General Counsel for Energy Policy of the DOE. Before his federal government service, Mr. Hill was a partner in major law firms in Washington, D.C. and Kansas City, Missouri, and handled a variety of regulatory, litigation and corporate matters.

VOTING STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS

        The following table sets forth information concerning beneficial ownership of the Company's Class A common stock and combined voting power of Class A and Class B common stock for: (a) each director and the nominees for director; (b) each named executive officer; and (c) the directors and executive officers as a group. For each person known to the Company to own more than five percent of the Company's Class A or Class B common stock, the information provided is as of the date of their most recent filing with the SEC. For our stockholders (other than NRG), percentage of beneficial ownership is based on 34,586,250 shares of Class A common stock outstanding as of March 16, 2015 and percentage of combined voting power is based on 77,325,000 Class A and Class B common stock outstanding in the aggregate. For NRG, percentage of beneficial ownership is based on 34,586,250 shares of Class A common stock outstanding as of March 16, 2015, plus any shares exchangeable into Class A common stock within 60 days of March 16, 2015, and percentage of combined voting power is based on 77,325,000 Class A and Class B common stock outstanding in the aggregate. For our directors and executive officers, the percentage of beneficial ownership and the percentage of combined voting power also include any shares that such person has the right to acquire within 60 days of March 16, 2015. NRG is the sole holder of our outstanding Class B shares. Unless otherwise indicated, each person has sole investment and voting power with respect the shares set forth in the following table.

        Except as noted below, the address of the beneficial owners is NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. For further information regarding material transactions between us and NRG, see "Certain Relationships and Related Person Transactions."

	Class A Common Stock			Common Stock
Name of Beneficial Owner	Number(1)		% of Class A Common Stock**	% of Combined Voting Power(2)**
David Crane	26,500	(3)	*	*
John F. Chlebowski	20,608	(4)	*	*
Kirkland B. Andrews	5,000		*	*
Brian R. Ford	5,729	(5)	*	*
Mauricio Gutierrez	4,000		*	*
Ferrell P. McClean	12,458	(6)	*	*
Christopher S. Sotos	2,000		*	*
All Directors and Executive Officers as a group (9 people)	78,795	(7)	*	*
NRG Energy, Inc.	42,738,750	(8)	55.3%	55.3% (9)
FMR LLC 245 Summer Street, Boston, Massachusetts 02210	3,444,650	(10)	9.96%	4.5%
Prudential Financial, Inc. 751 Broad Street, Newark, New Jersey 07102	3,052,875	(11)	8.8%	4.0%
Jennison Associates LLC 466 Lexington Avenue, New York, New York, 10017	3,050,245	(12)	8.8%	3.9%
Steadfast Capital Management LP 450 Park Avenue, 20th Floor, New York, New York 10022	2,518,260	(13)	7.3%	3.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania, 19355	2,177,747	(14)	6.3%	2.8%
BlackRock, Inc. 55 East 52nd Street, New York, New York 10022	2,091,909	(15)	6.1%	2.7%
Morgan Stanley 1585 Broadway New York, New York 10036	1,828,361	(16)	5.3%	2.4%

*
Less than one percent of outstanding Class A common stock or combined voting power.

**
Percentage ownership of 5%+ stockholders is provided as of March 16, 2015.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.

(2)
Represents the voting power of the Class A common stock and Class B common stock voting together as a single class.

(3)
Includes 1,500 shares held by Mr. Crane's children.

(4)
Includes 10,201 deferred stock units (DSUs) and 407 dividend equivalent rights (DERs), payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock at the end of a deferral period established under the award by the Compensation Committee or elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become exercisable proportionately with the DSUs to which they relate. Each DER is the right to receive one share of Class A common stock under its terms.

(5)
Includes 4,547 DSUs and 182 DERs, payable in the event the director ceases to be a member of the Board.

(6)
Includes 9,093 DSUs and 365 DERs, payable in the event the director ceases to be a member of the Board.

(7)
Consists of the total holdings of directors and all executive officers as a group.

(8)
Based upon information set forth in the Schedule 13D/A filed on February 10, 2015 by NRG. Consists entirely of Class B units of NRG Yield LLC (Yield LLC). Such units are exchangeable for shares of our Class A common stock at any time. As a result, NRG may be deemed to beneficially own the shares of Class A common stock for which such Class B units of Yield LLC are exchangeable. NRG may exchange Class B units of Yield LLC for shares of our Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Exchange Agreement, dated July 22, 2013, between us and NRG; provided, however, upon any exchange of Class B units for shares of our Class A common stock, a corresponding number of shares of Class B common stock are extinguished.

(9)
NRG holds 42,738,750 shares of our Class B common stock. Each holder of Class B common stock is entitled to one vote per share of Class B common stock.

(10)
Based upon information set forth in Schedule 13G/A filed on February 13, 2015 by FMR LLC (FMR). FMR has sole voting power over 674,404 Class A shares and sole dispositive power over 3,444,650 Class A shares. Edward C. Johnson 3d is a Director and the Chairman of FMR and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (Fidelity Funds) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares underwritten guidelines established by the Fidelity Funds' Boards of Trustees.

(11)
Based upon information set forth in the Schedule 13G/A filed on January 27, 2015 by Prudential Financial, Inc. (Prudential). Prudential has sole voting power and sole dispositive power over 209,320 Class A shares. Prudential has shared voting power over 2,837,738 Class A shares and shared dispositive power over 2,843,555 Class A shares. Prudential is a parent holding company and the indirect parent of Jennison (described in footnote 12) and Quantitative Management Associates LLC, who are the beneficial owners of 3,050,245 Class A shares and 2,630 Class A shares, respectively.

(12)
Based upon information set forth in the Schedule 13G/A filed on February 10, 2015 by Jennison Associates LLC (Jennison). Jennison has sole voting power over 3,044,428 Class A shares and shared dispositive power over 3,050,245 Class A shares. Prudential (described in footnote 11), indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the shares held by its managed portfolios.

(13)
Based upon information set forth in the Schedule 13G/A filed on February 17, 2015, by Steadfast Capital Management LP (Investment Manager), Robert S. Pitts, Jr. (Mr. Pitts), Steadfast Advisors LP (Managing General Partner), Steadfast Capital, L.P. (Steadfast Capital), American Steadfast, L.P. (American Steadfast) and Steadfast International Master Fund Ltd. (Offshore Fund). (a) Mr. Pitts beneficially owns 2,518,260 Class A shares, (b) the Investment Manager beneficially owns 2,415,274 Class A shares, (c) the Managing General Partner beneficially owns 102,986 Class A shares, (d) Steadfast Capital beneficially owns 102,986 Class A shares, (d) American Steadfast beneficially owns 889,083 Class A shares and (e) the Offshore Fund beneficially owns 1,526,191 Class A shares. Mr. Pitts is the managing member of the Investment Manager and the Managing General Partner. The Managing General Partner has the power to vote and dispose of the shares held by Steadfast Capital. The Investment Manager has the power to vote and dispose of the shares held by American Steadfast and the Offshore Fund.

(14)
Based upon information set forth in the Schedule 13G/A filed on February 10, 2015 by The Vanguard Group (Vanguard). Vanguard has sole voting power over 38,725 Class A shares and sole dispositive power over 2,141,722 Class A shares. Vanguard has shared dispositive power over 36,025 Class A shares. Vanguard Fiduciary Trust Company (VFTC), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 36,025 Class A shares as a result of VFTC serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (VIA), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 2,700 Class A shares as a result of VIA serving as investment manager of Australian investment offerings.

(15)
Based upon information set forth in the Schedule 13G filed on February 2, 2015 by BlackRock, Inc. (BlackRock). BlackRock has sole voting power over 2,028,531 Class A shares and sole dispositive power over 2,091,909 Class A shares.

(16)
Based upon information set forth in Schedule 13G filed on February 17, 2015 by Morgan Stanley and Morgan Stanley Smith Barney LLC. Morgan Stanley has sole voting power over 1,492,155 Class A shares. Morgan Stanley has shared voting power over 231,384 Class A shares and shared dispositive power over 1,596,978 Class A shares. The Class A shares being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Smith Barney LLC, a broker dealer registered under Section 15 of the Exchange Act.

        The following table sets forth information concerning beneficial ownership of NRG's common stock as of March 16, 2015, for: (a) each Company director and the nominees for director; (b) each Company named executive officer; and (c) the Company directors and executive officers as a group. Percentage of beneficial ownership is based on 337,175,101 shares of NRG common stock outstanding as of March 16, 2015 plus shares that such person has the right to acquire within 60 days of March 16,

2015. Unless otherwise indicated, each person has the sole investment and voting power with respect to the shares of NRG common stock set forth in the following table.

        Except as noted below, the address of the beneficial owners is NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540.

Name of Beneficial Owner	Common Stock(1)		% of Common Stock
David Crane	1,221,937	(2)	*
John F. Chlebowski	—		*
Kirkland B. Andrews	114,316	(3)	*
Brian R. Ford	700		*
Mauricio Gutierrez	177,445	(4)	*
Ferrell P. McClean	—		*
Christopher S. Sotos	47,647	(5)	*
All Directors and Executive Officers as a group (9 people)	1,606,666	(6)	*

*
Less than one percent of outstanding common stock of NRG.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days through the exercise of stock options or similar rights.

(2)
Includes 332,300 shares that may be acquired at or within 60 days of March 16, 2015, pursuant to the exercise of options. Mr. Crane also owns 38,142 DSUs and 11,475 DERs. Each DSU represents the right of a participant to be paid one share of NRG's common stock at the end of a deferral period established under the award by the Compensation Committee or elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. Mr. Crane will receive one such share of common stock for each DSU he owns six months from the date of his termination of employment with NRG.

(3)
Includes 3,156 DERs.

(4)
Includes 3,156 DERs.

(5)
Includes 12,900 shares that may be acquired at or within 60 days of March 16, 2015, pursuant to the exercise of options and 1,153 DERs.

(6)
Consists of the total holdings of directors and all executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Relationship with NRG

        NRG formed us to own and operate a portfolio of contracted generation assets and thermal infrastructure assets that have historically been owned and/or operated by NRG and its subsidiaries. On July 22, 2013, we completed our initial public offering of 22,511,250 shares of Class A common stock (IPO). NRG retained 42,738,750 shares of our Class B common stock. As of June 30, 2014, we and NRG owned 34.5% and 65.5% of NRG Yield LLC, respectively. On July 29, 2014, we issued 12,075,000 shares of Class A common stock for net proceeds, after underwriting discount and expenses, of $630 million. We utilized the proceeds of the offering to acquire 12,075,000 additional Class A units of NRG Yield LLC and, as a result, as of March 16, 2015, we own 44.7% of NRG Yield LLC, and consolidate the results of NRG Yield LLC through our controlling interest, with NRG's 55.3% interest shown as noncontrolling interest in the financial statements. The diagram below depicts our organizational structure as of March 16, 2015. NRG Yield LLC (Yield LLC) indirectly holds the equity interests in our project companies.

Management Services Agreement

        We entered into a Management Services Agreement, dated as of July 22, 2013 (Management Services Agreement), with NRG pursuant to which NRG has agreed to provide or arrange for other service providers to provide management and administration services to us. Pursuant to the Management Services Agreement, we pay a base management fee of approximately $1.5 million per quarter. The base management fee is adjusted for inflation annually at an inflation factor based on year-over-year Consumer Price Index (CPI). The base management fee will also be increased in connection with our completion of future acquisitions by an amount equal to 0.05% of the enterprise value of the acquired assets as of the acquisition closing date. The base management fee is expected to increase by approximately $164,000 per quarter in 2015 as a result of the annual CPI adjustment and the acquisition of the 2015 Drop-Down Transaction Assets (described below). We also reimburse NRG for any out-of-pocket fees, costs and expenses incurred in the provision of the management and administration services. For the year ended December 31, 2014, NRG received a total of approximately $8 million in compensation under the Management Services Agreement. For further description of the Management Services Agreement, see "Executive Compensation."

Right of First Offer

        Pursuant to that right of first offer agreement, dated as of July 22, 2013 (ROFO Agreement), among NRG, us and our affiliates, NRG has granted us and our affiliates a right of first offer on any proposed sale, transfer or other disposition of any of the following assets of NRG (NRG ROFO Assets) for a period of five years from the completion of the IPO:

Asset	Fuel Type	Net Capacity (MW)(1)	COD	Offtake (Term/Offtaker)
TA High Desert† RE Kansas South† El Segundo† CVSR(2) Ivanpah(3) Agua Caliente(4)	Solar Solar Natural Gas Solar Solar Solar	20 20 550 128 193 148	2013 2013 2013 2013 2013 2014	20 year PPA/Southern California Edison (SCE) 20 year PPA/Pacific Gas & Electric (PG&E) 10 year Tolling Agreement/SCE 25 year PPA/PG&E 20-25 year PPA/PG&E and SCE 25-year PPA/PG&E

†
Indicates NRG ROFO Assets we purchased during 2014. See " — Purchase of NRG ROFO Assets" below for a more detailed description of the terms of the purchase of each of these assets.

(1)
Represents the maximum, or rated, electricity generating capacity of the facility in megawatts (MWs) multiplied by NRG's percentage ownership interest in the facility as of December 31, 2014.

(2)
Represents NRG's remaining 51.05% ownership interest in CVSR.

(3)
Represents NRG's 49.95% ownership interest in Ivanpah. Following a sale of this 49.95% interest, the remaining 50.05% of Ivanpah would be owned by NRG, Google Inc. and BrightSource Energy Inc.

(4)
Represents NRG's 51% ownership interest in Agua Caliente. The remaining 49% of Agua Caliente is owned by MidAmerican Energy Holdings Inc.

        Prior to engaging in any negotiation regarding any disposition, sale or other transfer of any of the remaining NRG ROFO Assets, NRG will deliver a written notice to us setting forth the material terms and conditions of the proposed transaction. During the 30-day period after the delivery of such notice, we will negotiate with NRG in good faith to reach an agreement on the transaction. If the parties do not reach an agreement within such 30-day period, NRG will be able within the next 180 calendar days to sell, transfer, dispose or recontract such NRG ROFO Asset to a third party (or to agree in writing to undertake such transaction with a third party) on terms generally no less favorable to NRG than those offered pursuant to the written notice.

        Under the ROFO Agreement, NRG is not obligated to sell the remaining NRG ROFO Assets. In addition, any offer to sell under the ROFO Agreement will be subject to an inherent conflict of interest because the same professionals within NRG's organization that are involved in acquisitions that are suitable for us have responsibilities within NRG's broader asset management business. Notwithstanding the significance of the services to be rendered by NRG or its designated affiliates on our behalf or of the assets which we may elect to acquire from NRG in accordance with the terms of the ROFO Agreement or otherwise, NRG does not owe fiduciary duties to us or our stockholders. Any material transaction with NRG (including the proposed acquisition of any NRG ROFO Asset) will be subject to our related person transaction policy, which will require prior approval of such transaction by our Corporate Governance, Conflicts and Nominating Committee. Those of our executive officers who have economic interests in NRG may be conflicted when advising our Corporate Governance, Conflicts and Nominating Committee or otherwise participating in the negotiation or approval of such transactions.

        In connection with the Recapitalization described in Proposal No. 2, the ROFO Agreement has been amended and restated as described in Proposal No. 2. If stockholders approve Proposal No. 2, the Amended ROFO Agreement will become effective upon the consummation of the Recapitalization.

Purchase of NRG ROFO Assets

El Segundo, TA High Desert and RE Kansas South

        On June 30, 2014, Yield Operating LLC completed the acquisition of (i) 100% of the membership interests of Natural Gas Repowering LLC, which indirectly owns the El Segundo Energy Center, a 550 MW fast-start, gas-fired facility located in Los Angeles County, California (El Segundo), from NRG Gas Development Company, LLC (NRG Gas), (ii) 100% of the membership interests of NRG Solar Mayfair LLC, which indirectly owns TA High Desert, a 20 MW solar facility located in Los Angeles County, California (TA High Desert), from NRG Solar PV LLC, and (iii) 100% of the membership interests of NRG Solar Kansas South Holdings LLC, which indirectly owns RE Kansas South, a 20 MW solar facility located in Kings County, California (RE Kansas South, together with El Segundo and TA High Desert, the 2014 Drop-Down Transaction Assets), from NRG Solar, pursuant to those certain purchase and sale agreements with the sellers, each of which are wholly-owned subsidiaries of NRG.

        In exchange for the 2014 Drop-Down Transaction Assets, Yield Operating LLC paid a total purchase price of $357 million in cash consideration, plus assumed project debt of $612 million. The cash purchase price was funded with cash on hand.

        The purchase of the 2014 Drop-Down Transaction Assets was unanimously approved by the independent members of the Board, which retained independent legal and financial advisors to assist in evaluating and negotiating the transactions. In approving the transactions, the independent members of the Board based their decisions in part on an opinion from their independent financial advisor.

Purchase of Additional Assets from NRG

Laredo Ridge, Tapestry Wind and Walnut Creek

        On January 2, 2015, Yield Operating LLC completed the acquisition of (i) 100% of the membership interests of Mission Wind Laredo, LLC, which indirectly owns Laredo Ridge, a 81 MW wind facility located in Petersburg, Nebraska (Laredo Ridge), from NRG Wind LLC (NRG Wind), (ii) 100% of the membership interests of Tapestry Wind LLC, which indirectly owns three wind facilities totaling 204 MW, including Buffalo Bear, a 19 MW wind facility in Oklahoma, Taloga, a 130 MW wind facility in Oklahoma, and Pinnacle, a 55 MW wind facility in West Virginia (Pinnacle, together with Buffalo Bear and Taloga, Tapestry), from NRG Wind, and (iii) 100% of the membership interests of WCEP Holdings, LLC, which indirectly owns Walnut Creek, a 485 MW natural gas facility located in City of Industry, California (Walnut Creek , together with Laredo Ridge and Tapestry, the 2015 Drop-Down Transaction Assets), from NRG Arroyo Nogales LLC (NRG Arroyo Nogales and, together with NRG Wind, the Sellers) (collectively, the 2015 Drop-Down Transactions), pursuant to those certain purchase and sale agreements (collectively, the Purchase and Sale Agreements) with the Sellers, each of which are wholly-owned subsidiaries of NRG.

        In exchange for the 2015 Drop-Down Transaction Assets, Yield Operating LLC paid a total purchase price of $480 million in total cash consideration, excluding adjustments for working capital, plus assumed project debt of $737 million. The total purchase price is subject to an adjustment for working capital. The cash purchase price was funded with cash on hand and drawings under Yield Operating LLC's revolving credit facility.

        The terms of the 2015 Drop-Down Transactions were unanimously approved by the independent members of the Board, which retained independent legal and financial advisors to assist in evaluating and negotiating the 2015 Drop-Down Transactions. In approving the 2015 Drop-Down Transactions, the independent members of the Board based their decisions in part on an opinion from their independent financial advisor.

Project-Level Management and Administration Agreements

        Affiliates of NRG provide day-to-day operational, management and administrative support to certain of our project-level entities in accordance with the terms of related operations and maintenance (O&M), asset management, and project administration agreements. The agreements, which are considered Related Person Transactions, are described in the table below. Each of the counterparties to the agreements described below is an indirect wholly-owned subsidiary of NRG.

Project	Agreement Type	Counterparty	Compensation Structure	Approximate Compensation Paid for Fiscal Year 2014

Conventional

GenConn Devon	O&M Agreement, dated April 24, 2009	Devon Power LLC	Monthly fee equal to sum of fixed labor expenses and allocated O&M costs	$3,000,000

GennConn Middletown	O&M Agreement, dated April 24, 2009	Middletown Power LLC	Monthly fee equal to sum of fixed labor expenses and allocated O&M costs	$3,000,000

El Segundo Energy Center	O&M Management Agreement, dated March 31, 2011	NRG El Segundo Operations, Inc.	Annual fee payable monthly (subject to annual adjustment) plus reimbursable expenses; possible annual performance bonus or reduction in annual fee based on performance criteria established annually	$3,800,000
	Project Administration Services Agreement, dated March 31, 2011(2)	NRG West Coast LLC	Annual fee payable monthly (subject to annual adjustment) plus reimbursable expenses	$313,000

Marsh Landing	Administrative Services Agreement, dated April 2, 2009	GenOn Energy Services, LLC (formerly Mirant Services, LLC)	Annual fee equal to cost to perform plus reimbursable expenses	$12,500,000

Walnut Creek	O&M Agreement, dated July 1, 2011	NRG Operation and Maintenance, Inc. (formerly Edison Mission Operation & Maintenance, Inc.)	Monthly fee equal to cost to perform plus reimbursable expenses	See footnote(1)
	Asset Services Agreement, dated July 1, 2011	NRG Asset Services LLC	Quarterly fee for administrative and technical services (subject to annual adjustment) plus reimbursable expenses	See footnote(1)

Thermal

NRG Energy Center Dover	Plant O&M Agreement, dated October 1, 2014	NRG Energy, Inc.	Monthly fee including all reasonable and related expenses and expenditures, including payments to third parties for services and materials rendered	$2,039,000

NRG Energy Center Harrisburg	Plant O&M Agreement, dated October 1, 2014	NRG Energy, Inc.	Monthly fee including all reasonable and related expenses and expenditures, including payments to third parties for services and materials rendered	$2,865,000

NRG Energy Center HCEC	Plant O&M Agreement, dated October 1, 2014	NRG Energy, Inc.	Monthly fee including all reasonable and related expenses and expenditures, including payments to third parties for services and materials rendered	$1,246,000

NRG Energy Center Minneapolis	Plant O&M Agreement, dated October 1, 2014	NRG Energy, Inc.	Monthly fee including all reasonable and related expenses and expenditures, including payments to third parties for services and materials rendered	$6,452,000

Project	Agreement Type	Counterparty	Compensation Structure	Approximate Compensation Paid for Fiscal Year 2014

NRG Energy Center Omaha	Plant O&M Agreement, dated October 1, 2014	NRG Energy, Inc.	Monthly fee including all reasonable and related expenses and expenditures, including payments to third parties for services and materials rendered	$3,297,000

NRG Energy Center Phoenix	Plant O&M Agreement, dated October 1, 2014	NRG Energy, Inc.	Monthly fee including all reasonable and related expenses and expenditures, including payments to third parties for services and materials rendered	$2,843,000

NRG Energy Center Pittsburgh	Plant O&M Agreement, dated October 1, 2014	NRG Energy, Inc.	Monthly fee including all reasonable and related expenses and expenditures, including payments to third parties for services and materials rendered	$2,124,000

NRG Energy Center Princeton	Plant O&M Agreement, dated October 1, 2014	NRG Energy, Inc.	Monthly fee including all reasonable and related expenses and expenditures, including payments to third parties for services and materials rendered	$1,065,000

NRG Energy Center San Diego	Plant O&M Agreement, dated October 1, 2014	NRG Energy, Inc.	Monthly fee including all reasonable and related expenses and expenditures, including payments to third parties for services and materials rendered	$477,000

NRG Energy Center San Francisco	Plant O&M Agreement, dated October 1, 2014	NRG Energy, Inc.	Monthly fee including all reasonable and related expenses and expenditures, including payments to third parties for services and materials rendered	$3,762,000

NRG Energy Center Smyrna	Plant O&M Agreement, dated October 1, 2014	NRG Energy, Inc.	Monthly fee including all reasonable and related expenses and expenditures, including payments to third parties for services and materials rendered	$459,000

NRG Energy Center Tucson	Plant O&M Agreement, dated October 1, 2014	NRG Energy, Inc.	Monthly fee including all reasonable and related expenses and expenditures, including payments to third parties for services and materials rendered	$341,000

Utility-Scale Solar

Alpine	Asset Management Agreement, dated March 15, 2012	NRG Solar Asset Management LLC	Annual fee (subject to annual adjustment)	$126,000

Avenal	O&M Agreement, dated January 31, 2011	NRG Energy Services LLC	Annual fee payable monthly (subject to annual adjustment)	$414,000

Borrego	O&M Agreement, dated August 1, 2012	NRG Energy Services LLC	Monthly fee (subject to annual adjustment) equal to the sum of certain expenses incurred, subject to limits in applicable annual maintenance plan	$455,000

CVSR	O&M Agreement, dated September 30, 2011	NRG Energy Services LLC	Monthly fee equal to the sum of certain expenses, subject to limits in annual maintenance plan, plus annual profit fee (subject to adjustment)	$6,700,000

Wind

Buffalo Bear	Amended and Restated Services Agreement, dated September 15, 2011	NRG Asset Services LLC	Annual fee payable quarterly (subject to annual adjustment)	See footnote(1)

Project	Agreement Type	Counterparty	Compensation Structure	Approximate Compensation Paid for Fiscal Year 2014

Laredo Ridge	O&M Agreement, dated May 27, 2010	NRG Operation and Maintenance, Inc. (formerly, Edison Mission Operation & Maintenance, Inc.)	Base annual fee payable monthly (subject to annual adjustment) plus reimbursable expenses; plus change order compensation	See footnote(1)
	Services Agreement, dated May 27, 2010	NRG Asset Services LLC	Annual fee payable quarterly (subject to annual adjustment) plus reimbursable expenses	See footnote(1)

Pinnacle	O&M Agreement, dated April 8, 2011	NRG Operation and Maintenance, Inc. (formerly, Edison Mission Operation & Maintenance, Inc.)	Base annual fee payable monthly (subject to annual adjustment) plus reimbursable expenses; plus change order compensation	See footnote(1)
	Amended and Restated Services Agreement, dated September 15, 2011	NRG Asset Services LLC	Annual fee payable quarterly (subject to annual adjustment)	See footnote(1)

South Trent	Management O&M Agreement, dated August 16, 2010	NRG Texas Power LLC	Annual fee payable monthly (subject to annual adjustment) plus reimbursable expenses	$672,000
	Project Administration Agreement, dated August 16, 2010	NRG Texas Power LLC	Annual fee payable monthly (subject to annual adjustment) plus reimbursable expenses	$428,000

Taloga	O&M Agreement, dated July 1, 2011	NRG Operation and Maintenance, Inc. (formerly, Edison Mission Operation & Maintenance, Inc.)	Base annual fee payable monthly (subject to annual adjustment) plus reimbursable expenses; plus change order compensation	See footnote(1)
	Services Agreement, dated September 15, 2011	NRG Asset Services LLC	Annual fee payable quarterly (subject to annual adjustment)	See footnote(1)

(1)
On April 1, 2014, subsidiaries of NRG acquired this project from Edison Mission Energy (EME). As further described under "Certain Relationships and Related Person Transactions — Purchase of Additional Assets from NRG," Yield Operating LLC acquired this project from NRG's subsidiaries on January 2, 2015. The aggregate compensation paid by NRG's subsidiaries and EME during fiscal year 2014 exceeded $120,000. As such, we expect the compensation under this agreement during fiscal year 2015 to exceed $120,000.

(2)
NRG West Holdings LLC, our wholly-owned subsidiary and the owner of El Segundo Energy Center, is also a party to this agreement.

Dover Power Sales and Services Agreement

        NRG Energy Center Dover LLC (NRG Dover) has entered into a Power Sales and Services Agreement, dated as of May 12, 2003 (Dover Agreement), with NRG Power Marketing LLC (NRG Power Marketing), a wholly-owned subsidiary of NRG. Under the Dover Agreement, NRG Power Marketing has the exclusive right to (a) manage, market and sell power, (b) procure fuel and fuel transportation for operation of the Dover generating facility, to include for purposes other than generating power, (c) procure transmission services required for the sale of power, and (d) procure and market emissions credits for operation of the Dover generating facility.

        In addition, NRG Power Marketing has the exclusive right and obligation to direct the output from the generating facility, in accordance with and to meet the terms of any power sales contracts executed against the power generation of the Dover facility. Under the Dover Agreement, NRG Power Marketing pays NRG Dover gross receipts generated through sales, less costs incurred by NRG Power Marketing related to providing such services as transmission and delivery costs, as well as fuel costs. During 2011, the existing coal purchase contract expired and NRG Power Marketing entered into a new contract, which expired in December 2012, to purchase coal for the Dover facility. In July 2013, the originally coal-fueled plant was converted to become a natural gas facility. For the year ended December 31, 2014, NRG Dover purchased approximately $10.2 million of natural gas from NRG Power Marketing.

Additional El Segundo Agreements

        El Segundo Energy Center LLC (ESEC) has entered into an Amended and Restated Easement Agreement, effective as of March 31, 2011, with El Segundo Power II LLC, a wholly-owned subsidiary of NRG, for a parcel of real property located in the city of El Segundo, California. The easement is for the construction, operation and maintenance of sewer lines, as well as for the construction, operations and maintenance of right of way and facilities for lay down and staging areas for the project. The term of the agreement is over the life of the project. Under the agreement, ESEC is required to pay an annual fee, subject to adjustment. For the year ended December 31, 2014, ESEC paid $267,000 under this agreement.

        ESEC has entered into an Amended and Restated Ground Lease and Easement Agreement, effective as of March 31, 2011, with El Segundo Power, LLC, a wholly-owned subsidiary of NRG, for a parcel of real property in the city of El Segundo, California. The non-exclusive easements are for the construction, operation and maintenance of support infrastructure for the project. The initial term of the agreement is over the construction of the project through the twentieth anniversary of the commercial operations date. Under the agreement, ESEC is required to pay rent monthly, subject to annual adjustment. For the year ended December 31, 2014, ESEC paid $1.2 million under this agreement.

        On March 31, 2011, ESEC executed an energy marketing services agreement with NRG Power Marketing LLC, a wholly-owned subsidiary of NRG, to procure fuel and market capacity, energy and ancillary output of the facility prior to the start of the power purchase agreement with Southern California Edison. During the year ended December 31, 2014, ESEC paid $667,000 in energy costs related to this agreement.

Accounts Payable to NRG Renew LLC (formerly known as NRG Solar LLC)

        During the third quarter of 2013, NRG Renew LLC, a wholly-owned subsidiary of NRG, made 100% of the required capital contributions to CVSR, including the Company's 48.95% portion, of which $14 million was outstanding as of December 31, 2013. The Company repaid this balance to NRG Renew LLC during the quarter ended March 31, 2014.

Accounts Payable to NRG Repowering Holdings, LLC

        During 2013, NRG Repowering Holdings, LLC, a wholly-owned subsidiary of NRG, made payments to BA Leasing BSC, LLC (BA Leasing) of $18 million, which were expected to be repaid with the proceeds of the cash grant received by BA Leasing with respect to the PFMG DG Solar Projects in connection with a sale-leaseback arrangement between the PFMG DG Solar Projects and BA Leasing. As of December 31, 2013, PFMG DG Solar Projects had a corresponding receivable for the reimbursement of the cash grant from BA Leasing and related payable to NRG Repowering Holdings, LLC. In the first quarter of 2014, the PFMG DG Solar Projects received $11 million from BA Leasing and reduced the remaining receivable with an offset to the deferred liability recorded in connection with the sale — leaseback arrangement. The PFMG DG Solar Projects utilized the $11 million to repay NRG Repowering Holdings, LLC.

Second Amended and Restated Limited Liability Company Agreement of Yield LLC

        The second amended and restated limited liability company agreement (LLC Agreement) of Yield LLC, dated as of July 22, 2013, authorizes two classes of units, the Class A units and the Class B units, and appoints us as the sole managing member of Yield LLC. If stockholders approve Proposal No. 2 relating to the Recapitalization, the LLC Agreement will be amended and restated in connection with the Recapitalization as further described under "Proposal No. 2 — Yield LLC Recapitalization — Third Amended and Restated Limited Liability Company Agreement of Yield LLC."

Governance

        We serve as the sole managing member of Yield LLC. As such, we, and effectively our Board, control the business and affairs of Yield LLC and are responsible for the management of its business. Any amendment, supplement or waiver of the LLC Agreement must be approved by a majority of our independent directors.

Voting and Economic Rights of Members

        Yield LLC has issued Class A units to us, as the sole managing member, and Class B units which may only be issued to NRG or its permitted transferees. The Class A units and Class B units have equivalent economic and other rights, except that upon issuance, each holder of a Class B unit will also be issued a share of our Class B common stock. Each Class B unit is exchangeable for a share of our Class A common stock, subject to certain adjustments in accordance with the terms of the Exchange Agreement, described below. When NRG or its permitted transferee exchanges a Class B unit of Yield LLC for a share of our Class A common stock, we will automatically redeem and cancel a corresponding share of our Class B common stock and the Class B unit will automatically convert into a Class A unit of Yield LLC issued to us. The Class A units and Class B units do not have any voting rights.

        Net profits and net losses and distributions by Yield LLC are made to holders of units in accordance with the respective number of membership units of Yield LLC held. Yield LLC has agreed to make distributions to us and NRG for the purpose of funding tax obligations in respect of income of Yield LLC that is allocated to the members of Yield LLC, subject to certain exceptions. Additionally, because all of our operations are conducted through a subsidiary of Yield LLC, NRG Yield Operating LLC (Yield Operating LLC) and Yield Operating LLC's revolving credit facility restricts the ability of Yield Operating LLC to make distributions to Yield LLC, Yield LLC may not have any funds available to make distributions to us and NRG (including with respect to tax obligations).

Coordination of Yield and Yield LLC

        At any time we issue a share of our Class A common stock for cash, the net proceeds will promptly be transferred to Yield LLC and Yield LLC will either:

  •
  transfer a newly issued Class A unit of Yield LLC to us; or

  •
  use such net proceeds to purchase a Class B unit of Yield LLC from NRG, which Class B unit will automatically convert into a Class A unit of Yield LLC when transferred to us.

        In the event Yield LLC purchases a Class B unit of Yield LLC from NRG, we will concurrently redeem and cancel the corresponding share of our Class B common stock.

Issuances and Transfer of Units

        Class A units may only be issued to us and are non-transferable except upon redemption by Yield LLC. Class B units may only be issued to NRG. Class B units may not be transferred without our consent, subject to such conditions as we may specify, except NRG may transfer Class B units to a permitted transferee (including an affiliate) without our consent. NRG may not transfer any Class B units to any person unless NRG transfers an equal number of shares of our Class B common stock to the same transferee.

Indemnification and Exculpation

        To the extent permitted by applicable law, Yield LLC will indemnify its managing member, our authorized officers and our other employees and agents from and against any losses in connection with serving in such capacities, subject to certain exceptions.

Exchange Agreement

        We have entered into an exchange agreement with NRG, dated as of July 22, 2013 (Exchange Agreement), pursuant to which NRG (and certain permitted assignees and permitted transferees who acquire Class B units of Yield LLC) may from time to time cause Yield LLC to exchange its Class B units for shares of our Class A common stock on a one-for-one basis, subject to certain adjustments and exceptions. We may impose restrictions on exchange that we determine necessary or advisable so that Yield LLC is not treated as a "publicly traded partnership" for U.S. federal income tax purposes.

        When NRG or its permitted transferee exchanges a Class B unit of Yield LLC for a share of our Class A common stock, we will automatically redeem and cancel a corresponding share of our Class B common stock and the Class B unit will automatically convert into a Class A unit when issued to us. As result, when a holder exchanges its Class B units for shares of our Class A common stock, our interest in Yield LLC will be correspondingly increased. We have reserved for issuance 42,738,750 shares of our Class A common stock, which is the aggregate number of shares of Class A common stock expected to be issued over time upon the exchange of all Class B units of Yield LLC outstanding.

        If stockholders approve Proposal No. 2 relating to the Recapitalization, the Exchange Agreement will be amended and restated in connection with the Recapitalization as described under "Proposal No. 2 — Yield LLC Recapitalization — Amended Exchange Agreement."

Procedures for Review, Approval and Ratification of Related Person Transactions; Conflicts of Interest

        Our Board has adopted a written Related Person Transaction Policy (Policy) that provides that the Corporate Governance, Conflicts and Nominating Committee will periodically review all related person transactions that are required to be disclosed under SEC rules and, when appropriate, initially authorize or ratify all such transactions. See "Governance of the Company — Corporate Governance, Conflicts and Nominating Committee."

        The Policy operates in conjunction with our Code of Conduct and is applicable to all transactions, arrangements or relationships in which: (a) the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year; (b) the Company is a participant; and (c) any Related Person (as that term is defined in Item 404 under Regulation S-K of the Securities Act of 1933, as amended) has or will have a direct or indirect interest (Related Person Transaction).

        In determining whether to recommend the initial approval or ratification of a Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (a) whether there is an appropriate business justification for the transaction; (b) the benefits that accrue to us as a result of the transaction; (c) the terms available to unrelated third parties entering into similar transactions; (d) the impact of the transaction on director independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director or an immediate family member of a director is a partner, stockholder, member or executive officer); (e) the availability of other sources for comparable products or services; (f) whether it is a single transaction or a series of ongoing, related transactions; and (g) whether entering into the transaction would be consistent with the Related Person Transaction Policy.

        If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Corporate Governance, Conflicts and Nominating Committee.

As part of its review of each Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person's interest in the transaction. This Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Corporate Governance, Conflicts and Nominating Committee and do not require separate approval or ratification.

        Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Corporate Governance, Conflicts and Nominating Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Committee's guidelines.

        The Committee's activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board.

        Our organizational and ownership structure and strategy involve a number of relationships that may give rise to conflicts of interest between us and our stockholders on the one hand, and NRG, on the other hand. In particular, conflicts of interest could arise, among other reasons, because:

  •
  in originating and recommending acquisition opportunities (except with respect to the NRG ROFO Assets) NRG has significant discretion to determine the suitability of opportunities for us and to allocate such opportunities to us or to itself or third parties;

  •
  there may be circumstances where NRG will determine that an acquisition opportunity is not suitable for us because of the fit with our acquisition strategy or limits arising due to regulatory or tax considerations or limits on our financial capacity or because NRG is entitled to pursue the acquisition on its own behalf rather than offering us the opportunity to make the acquisition;

  •
  where NRG has made an acquisition, it may transfer the asset to us at a later date after such asset has been developed or we have obtained sufficient financing;

  •
  our relationship with NRG involves a number of arrangements pursuant to which NRG provides various services, access to financing arrangements and originates acquisition opportunities, and circumstances may arise in which these arrangements will need to be amended or new arrangements will need to be entered into;

  •
  subject to the right of first offer described in "Certain Relationships and Related Person Transactions — Right of First Offer," NRG is permitted to pursue other business activities and provide services to third parties that compete directly with our business and activities without providing us with an opportunity to participate, which could result in the allocation of NRG's resources, personnel and acquisition opportunities to others who compete with us;

  •
  NRG does not owe us or our stockholders any fiduciary duties, which may limit our recourse against it;

  •
  the liability of NRG is limited under our arrangements with them, and we have agreed to indemnify NRG against claims, liabilities, losses, damages, costs or expenses which they may face in connection with those arrangements, which may lead them to assume greater risks when making decisions than they otherwise would if such decisions were being made solely for their own account, or may give rise to legal claims for indemnification that are adverse to the interests of our stockholders;

  •
  NRG or a NRG sponsored consortium may want to acquire or dispose of the same asset as us;

  •
  we may be, directly or indirectly, purchasing an asset from, or selling an asset to, NRG;

  •
  there may be circumstances where we are acquiring different assets as part of the same transaction with NRG;

  •
  NRG will have the ability to elect our Board and, therefore, it will continue to control us and could cause us to cause Yield LLC to make distributions to its members, including NRG, based on NRG's interests; and

  •
  other conflicting transactions involving us and NRG.

        Any transaction between us and any Related Person, including NRG, will be subject to the prior review and approval of our Corporate Governance, Conflicts and Nominating Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of such forms furnished to us and any written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements were timely met during the 2014 fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

EXECUTIVE COMPENSATION

Compensation of Our Executive Officers

        We are a majority-owned subsidiary of NRG consisting of various parts of NRG's business that have been contributed to us in connection with our IPO in July 2013. We have not incurred any cost or liability with respect to compensation of our executive officers and do not directly employ any of the persons responsible for managing our business. We entered into a Management Services Agreement with NRG, dated as of July 22, 2013, described below and in "Certain Relationships and Related Person Transactions," pursuant to which NRG has agreed to provide, or arrange for other service providers to provide, management and administration services to us. Our operating entities are not a party to the Management Services Agreement.

        Our officers manage the day-to-day affairs of our business and are employed and compensated by NRG or a subsidiary of NRG. Each person serving as one of our executive officers is also an executive officer of NRG. The Management Services Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling NRG's obligations to us under the Management Services Agreement. Accordingly, NRG has informed us that it cannot identify the portion of compensation awarded to our executives by NRG that relates solely to their services to us, as NRG does not compensate its employees specifically for such services. The responsibility and authority for compensation-related decisions for our executive officers resides with the NRG compensation committee. NRG has the ultimate decision-making authority with respect to the total compensation of the executive officers that are employed by NRG. Any such compensation decisions will not be subject to any approvals by our Board or any committees thereof. Additionally, while we have adopted the

NRG Yield, Inc. 2013 Equity Incentive Plan (Plan), we do not at this time intend to allow our named executive officers to participate in the Plan. We expect that future compensation for our executive officers will be determined and structured in a manner similar to that then currently used by NRG to compensate its executive officers. We will not reimburse NRG for compensation related expenses attributable to the executive's time dedicated to providing services to us. Our officers, as well as the employees of NRG who provide services to us, may participate in employee benefit plans and arrangements sponsored by NRG, including plans that may be established in the future. Certain of our officers and certain employees of NRG who provide services to us currently hold grants under NRG's equity incentive plans.

Management Services Agreement

        The following is a summary of certain provisions of the Management Services Agreement and is qualified in its entirety by reference to all of the provisions of such agreement.

Services Rendered

        Under the Management Services Agreement, NRG or certain of its affiliates provide or arrange for the provision by an appropriate service provider of the following services:

  •
  causing or supervising the carrying out of all day-to-day management, secretarial, accounting, banking, treasury, administrative, liaison, representative, regulatory and reporting functions and obligations;

  •
  establishing and maintaining or supervising the establishment and maintenance of books and records;

  •
  identifying, evaluating and recommending to us acquisitions or dispositions from time-to-time and, where requested to do so, assisting in negotiating the terms of such acquisitions or dispositions;

  •
  recommending and, where requested to do so, assisting in the raising of funds whether by way of debt, equity or otherwise, including the preparation, review or distribution of any prospectus or offering memorandum in respect thereof and assisting with communications support in connection therewith;

  •
  recommending to us suitable candidates to serve on our Board or their equivalents of our subsidiaries;

  •
  making recommendations with respect to the exercise of any voting rights to which we are entitled in respect of our subsidiaries;

  •
  making recommendations with respect to the payment of dividends by us or any other distributions by us, including distributions to holders of our Class A common stock;

  •
  monitoring and/or oversight of the applicable accountants, legal counsel and other accounting, financial or legal advisors and technical, commercial, marketing and other independent experts, and managing litigation in which we are sued or commencing litigation after consulting with, and subject to the approval of, the relevant board of directors or its equivalent;

  •
  attending to all matters necessary for any reorganization, bankruptcy proceedings, dissolution or winding up involving us, subject to approval by the relevant board of directors or its equivalent;

  •
  supervising the timely calculation and payment of taxes payable, and the filing of all tax returns;

  •
  causing our annual combined financial statements and quarterly interim financial statements to be: (a) prepared in accordance with generally accepted accounting principles or other applicable accounting principles for review and audit at least to such extent and with such frequency as may be required by law or regulation; and (b) submitted to the relevant board of directors or its equivalent for its prior approval;

  •
  making recommendations in relation to and effecting the entry into insurance policies covering our assets, together with other insurances against other risks, including directors and officers insurance as the relevant service provider and the relevant board of directors or its equivalent may from time to time agree;

  •
  arranging for individuals to carry out the functions of principal executive, accounting and financial officers for purposes of applicable securities laws;

  •
  providing individuals to act as senior officers as agreed from time-to-time, subject to the approval of the relevant board of directors or its equivalent;

  •
  advising us regarding the maintenance of compliance with applicable laws and other obligations; and

  •
  providing all such other services as may from time-to-time be agreed by the parties that are reasonably related to our day-to-day operations.

        These activities will be subject to the supervision of our Board and the board of directors of each of our subsidiaries or their equivalent, as applicable.

Management Fee

        Pursuant to the Management Services Agreement, we pay a base management fee of approximately $1.5 million per quarter. The base management fee is adjusted for inflation annually at an inflation factor based on year-over-year CPI. The base management fee is also increased in connection with our completion of future acquisitions (including any NRG ROFO Assets described in "Certain Relationships and Related Person Transactions — Right of First Offer") by an amount equal to 0.05% of the enterprise value of the acquired assets as of the acquisition closing date. The base management fee is expected to increase by approximately $164,000 per quarter in 2015 as a result of the annual CPI adjustment and the acquisition of the 2015 Drop-Down Transaction Assets (described in "Certain Relationships and Related Person Transactions — Purchase of Additional Assets from NRG").

Reimbursement of Expenses and Certain Taxes

        We also reimburse NRG for any out-of-pocket fees, costs and expenses incurred in the provision of the management and administration services. However, we are not required to reimburse NRG for the salaries and other remuneration of its management, personnel or support staff who carry out any services or functions for us or overhead for such persons. We are required to pay NRG all other out-of-pocket fees, costs and expenses incurred in connection with the provision of the services including those of any third party and to reimburse NRG for any such fees, costs and expenses.

        In addition, we are required to pay all fees, expenses and costs incurred in connection with the investigation, acquisition, holding or disposal of any acquisition that is made or that is proposed to be made by us. Where the acquisition or proposed acquisition involves a joint acquisition that is made alongside one or more other persons, NRG will be required to allocate such fees, costs and expenses in proportion to the notional amount of the acquisition made (or that would have been made in the case of an unconsummated acquisition) among all joint investors. Such additional fees, expenses and costs represent out-of-pocket costs associated with investment activities that will be undertaken pursuant to the Management Services Agreement.

        We are also required to pay or reimburse NRG for all sales, use, value added, withholding or other taxes or customs duties or other governmental charges levied or imposed by reason of the Management Services Agreement or any agreement it contemplates, other than income taxes, corporation taxes, capital gains taxes or other similar taxes payable by NRG, which are personal to NRG.

Termination

        The Management Services Agreement does not have a fixed term. However, we will be able to terminate the Management Services Agreement upon 30 days' prior written notice, and NRG will be able to terminate the Management Services Agreement upon 180 days' prior written notice, if (a) the other party defaults in its obligations resulting in material harm and remaining unremedied for 30 days after notice of breach is given; (b) the other party engages in fraud, misappropriation or the like resulting in material harm; or (c) certain events occur relating to the bankruptcy or insolvency of the other party. Except as set forth above in "— Management Fee," we do not have a right to terminate for any other reason, including if NRG experiences a change of control. We will only be able to terminate the Management Services Agreement with the prior unanimous approval of our independent directors. The Management Services Agreement expressly provides that the agreement may not be terminated by us due solely to the poor performance or the underperformance of any of our operations.

Indemnification and Limitations on Liability

        Under the Management Services Agreement, NRG does not assume any responsibility other than to provide or arrange for the provision of the services called for thereunder in good faith and is not responsible for any action that we take in following or declining to follow the advice or recommendations of NRG. The maximum amount of the aggregate liability of NRG or any of its affiliates or agents will be equal to the base management fee previously paid by us in the two most recent calendar years pursuant to the Management Services Agreement. We have also agreed to indemnify each of NRG and its affiliates or agents to the fullest extent permitted by law from and against any losses incurred by an indemnified person or threatened in connection with our respective businesses, investments and activities or related to the Management Services Agreement or the services provided by NRG, subject to certain exceptions. In addition, under the Management Services Agreement, the indemnified persons will not be liable to us to the fullest extent permitted by law, subject to certain exceptions.

Outside Activities

        The Management Services Agreement does not prohibit NRG or its affiliates from pursuing other business activities or providing services to third parties that compete directly or indirectly with us.

Compensation of Our Directors

        The officers of NRG who also serve as our directors do not receive additional compensation for their service as one of our directors. Our directors who are not officers or employees of NRG receive compensation as "non-employee directors" as set by our Board.

        Each non-employee director who is not also an officer of NRG receives total annual compensation of $160,000. As lead independent director and Chair of each of our Audit Committee, Compensation Committee and Corporate Governance, Conflicts and Nominating Committee, Mr. Chlebowski receives an additional $20,000 per year. Our non-employee directors receive 50 percent of their total annual compensation in the form of cash and the remaining 50 percent in the form of DSUs issued under the Plan, as discussed below. Each DSU is equivalent in value to one share of Class A common stock and represents the right to receive one such share of Class A common stock payable at the time elected by the director, or in the event the director does not make an election with respect to payment, when the director ceases to be a member of the Board.

        In addition, our directors are reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or its committees. As a general matter, we expect that in the future each non-employee director who is not also an officer of NRG will receive grants of equity-based awards upon appointment to our Board and from time to time thereafter for so long as he or she serves as a director.

        Each member of our Board is indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law. In addition, we have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law.

Director Compensation
Fiscal Year Ended December 31, 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
John F. Chlebowski(2)	10,500	180,000	190,500
Brian R. Ford	90,500	80,000	170,500
Ferrell P. McClean(2)	10,500	160,000	170,500

(1)
Reflects the grant date fair value of DSUs awarded and DERs received in 2014 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for the 2014 fiscal year. For all directors, the grant date fair value of the DSUs was based on the closing price of our Class A common stock, which was $46.92 per share of Class A common stock on June 2, 2014. All DSUs held by the directors are payable upon termination of service as a Board member.

The following table sets forth the aggregate number of stock awards (DSUs and DERs) held by each of the non-employee directors as of December 31, 2014.

Name	Stock Awards
John F. Chlebowski	10,531
Brian R. Ford	4,694
Ferrell P. McClean	9,387
(2)
Mr. Chlebowski and Ms. McClean each elected to receive the cash portion of their director compensation in the form of DSUs. Mr. Chlebowski elected to receive his $20,000 compensation for serving as Chair of the Audit, Compensation, and Corporate Governance, Conflicts and Nominating Committees in the form of DSUs.

2013 Equity Incentive Plan

Summary

        In connection with our initial public offering, we adopted the Plan, effective July 16, 2013. The purpose of the Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by providing certain directors, officers, employees and consultants of the Company incentives to maximize stockholder value and to enable us to attract, retain, and reward the best available persons for positions of responsibility. The Plan is a comprehensive incentive compensation plan that permits us to grant both equity-based and non-equity based compensation awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, DSUs and other stock-based and cash-based awards. Subject to the terms of the Plan, the specific terms and conditions of any award will be established in the discretion of the Compensation Committee at the time of grant and set forth in an award agreement issued to the participant. The aggregate number of shares of our Class A common stock which will be issued or used for reference purposes under the Plan, or with respect to which awards may be granted, will not exceed 978,750 shares.

        We do not currently expect that Company equity awards will be used to compensate any of our named executive officers. However, we have granted DSUs to our non-employee directors under the Plan and we may choose to grant equity incentive awards in us to our named executive officers at a future date. If stockholders approve Proposal No. 2 relating to the Recapitalization and Proposal No. 3, the Plan will be amended and restated in connection with the Recapitalization as further described in "Proposal No. 3 — Approval of the Amended and Restated 2013 Equity Incentive Plan."

Change in Control

        Unless determined otherwise by the Compensation Committee, all outstanding awards will become fully vested and exercisable until the awards otherwise expire if we undergo a change in control. For purposes of the Plan, a change in control is deemed to occur in any one of the following events: (a) any person or entity becoming the direct or indirect beneficial owner of 50% or more of our voting stock, (b) directors serving on the board of directors as of a specified date cease to constitute at least a majority of the board of directors unless such directors are approved by a vote of at least two-thirds (2/3) of the incumbent directors, provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (c) any reorganization, merger, consolidation, sale of all or substantially all of our assets or other transaction is consummated and our previous stockholders fail to own at least 50% of the combined voting power of the resulting entity (Business Combination) or (d) the stockholders approve a plan or proposal to liquidate or dissolve us.

        If a change in control occurs as a result of a Business Combination described above, then the Compensation Committee may cancel any or all outstanding options under the Plan by paying the option holders an amount equal to the portion of the consideration, if any, that would have been payable to them pursuant to the transaction if their options had been fully exercised immediately prior to the transaction, less the aggregate exercise price of their options; or, if the options are underwater, cancel the options for no consideration or payment of any kind. Payments in exchange for options may be made in cash, securities, or other Company property as determined by the Compensation Committee in its sole discretion.

Clawback

        If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirements under the securities laws, then any participant who has been paid an award under the Plan based upon the affected report will be required to repay such award at the discretion of the Board.

AUDIT COMMITTEE REPORT

        The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting process. The Audit Committee's function is more fully described in its charter, which the Board has adopted. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the New York Stock Exchange listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that in 2014 each of the three members of the Audit Committee, John F. Chlebowski, Ferrell P. McClean and Brian R. Ford, meets the requirements of an "audit committee financial expert."

        Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent registered public accounting firm for the fiscal year 2014, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with Generally Accepted Accounting Principles.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2014 with the Company's management and has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 16, as amended, "Communication with Audit Committees." In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by Statement on Auditing Standards Board Standard No. 16, as amended, "Communication with Audit Committees," and the Audit Committee has discussed with KPMG LLP their independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Audit Committee:
John F. Chlebowski, Chair Brian R. Ford Ferrell P. McClean

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Nonaudit Fees

        The following table presents fees for professional services rendered by KPMG LLP, our principal independent registered public accounting firm, for the years ended December 31, 2014, and December 31, 2013.

	Year Ended December 31,
	2014	2013
	(In thousands)
Audit Fees	$1,714	$800
Audit-Related Fees	—	115
Tax Fees	—	—
All Other Fees	—	—

Total	$1,714	$915

Audit Fees

        For 2014 and 2013 audit services, KPMG LLP billed us approximately $1,713,500 and $800,000, respectively, for the audit of the Company's consolidated financial statements and the review of the Company's quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with statutory audits.

Audit-Related Fees

        For 2014, there were no audit-related fees billed to us by KPMG LLP. For 2013, audit-related fees billed to us by KPMG LLP totaled approximately $115,000. Audit-related fees in 2013 primarily consisted of attestation fees for grant applications.

Tax Fees

        There were no tax fees billed to us by KPMG LLP for 2014 or 2013.

All Other Fees

        There were no other fees billed to us by KPMG LLP for 2014 or 2013.

Policy on Audit Committee Pre-approval

        The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible nonaudit services provided by the independent registered public accounting firm.

        The Audit Committee will annually review and pre-approve services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval will be 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.

        Unless the Audit Committee has pre-approved Audit Services or a specified category of nonaudit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.

        The Audit Committee has authorized its Chair to pre-approve services in amounts up to $100,000 per engagement. Engagements exceeding $100,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair are reported to the Audit Committee at its next scheduled meeting.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT YEAR'S ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in our Proxy Statement for next year's Annual Meeting, our Corporate Secretary must receive the proposal no later than the close of business on November 27, 2015, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with the 2015 Annual Meeting. If we change the date of the 2016 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year's annual meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2016 Annual Meeting in order to be considered for inclusion in our Proxy Statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC's regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials.

        Alternatively, stockholders intending to present a proposal or nominate a director for election at next year's Annual Meeting without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year's Annual Meeting, unless the 2016 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. Accordingly, for our 2016 Annual Meeting, our Corporate Secretary must receive the proposal or nomination no earlier than January 6, 2016 and no later than the close of business on February 5, 2016, unless the 2016 Annual Meeting is held earlier than April 5, 2016 or later than July 14, 2016, in which case the proposal or nomination should be received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to the date of the 2016 Annual Meeting or (b) the 10th day following the day on which the date of the 2016 Annual Meeting is first publicly announced by the Company. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

Appendix A-1

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NRG YIELD, INC.

        NRG Yield, Inc. (the "Corporation") was incorporated under the name NRG Yieldco, Inc. by filing its original certificate of incorporation with the Secretary of State of the State of Delaware on December 20, 2012. The original certificate of incorporation was amended on May 17, 2013 to change the name of the Corporation to NRG Yield, Inc. The certificate of incorporation was then amended and restated on July 22, 2013. This Amended and Restated Certificate of Incorporation (this "Certificate") was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware ("DGCL"). The amended and restated certificate of incorporation of the Corporation is hereby amended and restated in its entirety as follows:

ARTICLE ONE

        The name of the Corporation is NRG Yield, Inc.

ARTICLE TWO

        The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE FOUR

        Section 1. Stock Split. Immediately upon the filing of this Certificate with the Secretary of State of the State of Delaware, and without any further action on the part of the Corporation or any stockholder, a stock split of this Corporation's outstanding Class A Common Stock and Class B Common Stock (as defined below) shall be effected whereby (i) each share of issued and outstanding Class A Common Stock shall be reconstituted and become one share of Class A Common Stock and one share of Class C Common Stock and (ii) each share of issued and outstanding Class B Common Stock shall be reconstituted and become one share of Class B Common Stock and one share of Class D Common Stock (the "Stock Split"). Following the Stock Split, (i) each record holder of a certificate evidencing Class A Common Stock shall be deemed to be the holder of record of the number of shares of Class A Common Stock and Class C Common Stock as effected by the Stock Split and (ii) each record holder of a certificate evidencing Class B Common Stock shall be deemed to be the holder of record of the number of shares of Class B Common Stock and Class D Common Stock as effected by the Stock Split, notwithstanding that the certificates representing such shares of Class A Common Stock or Class B Common Stock, respectively, shall not have been surrendered at the office of the Corporation. The Corporation shall, upon request of each record holder of a certificate representing Class A Common Stock or Class B Common Stock, issue and deliver to such holder in exchange for such certificate a new certificate representing the number of shares of Class A Common Stock and Class C Common Stock or Class B Common Stock and Class D Common Stock, respectively, to which such holder is entitled after giving effect to the Stock Split. All further references to numbers

A-1-1

of shares and all further amounts stated on a per share basis contained in this Amended and Restated Certificate of Incorporation are referenced and stated after giving effect to the Stock Split.

        Section 2.    Authorized Shares.    The total number of shares of capital stock which the Corporation has authority to issue is 3,010,000,000 shares, consisting of:

        (a)   10,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock");

        (b)   500,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock");

        (c)   500,000,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock");

        (d)   1,000,000,000 shares of Class C Common Stock, par value $0.01 per share ("Class C Common Stock"); and

        (e)   1,000,000,000 shares of Class D Common Stock, par value $0.01 per share ("Class D Common Stock" and, together with the Class A Common Stock, the Class B Common Stock, and the Class C Common Stock, the "Common Stock").

        Section 3.    Preferred Stock.    The Preferred Stock may be issued from time to time and in one or more series. By resolution adopted by the affirmative vote of at least a majority of the total number of directors then in office, the board of directors of the Corporation (the "Board of Directors") is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of directors then in office, originally fixing the number of shares constituting any series of Preferred Stock to increase or decrease (but not below the number of shares of any such series of Preferred Stock, then outstanding) the number of shares of any such series of Preferred Stock and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions granted to or imposed upon, any such series of Preferred Stock may be made dependent upon facts ascertainable outside the resolutions or resolutions providing for the issue of such Preferred Stock, adopted by the affirmative vote of at least a majority of the total number of directors then in office, provided that the manner in which such facts shall operate upon the powers, preferences and rights of, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Any of the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to or imposed upon, such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the affirmative vote of at least a majority of the total number of directors then in office.

        Section 4.    Common Stock.

        (a)   Voting Rights.    Except as otherwise provided by the DGCL or this Certificate, and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock. Holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall vote together as a single class on all matters presented to the stockholders of the Corporation for their approval or vote. Each holder of Class A Common Stock and Class B Common Stock shall have one vote for each share

A-1-2

held by such holder on all matters voted upon by the stockholders of the Corporation. Each holder of Class C Common Stock and Class D Common Stock shall have 1/100th of one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

        (b)   Dividends and Other Distributions.

          (i)    Subject to the rights of holders of any series of Preferred Stock, the holders of Class A Common Stock and Class C Common Stock shall share ratably in all dividends as may from time to time be declared by the Board of Directors in respect of the Common Stock out of the assets of the Corporation legally available for the payment thereof at such times and in such amounts as the Board of Directors in its discretion shall determine.

          (ii)   Except as provided in clause (b)(iii) below with respect to stock dividends, dividends and other distributions of cash or property may not be declared or paid on the Class B Common Stock or Class D Common Stock.

          (iii)  In no event will any stock dividends, stock splits, reverse stock splits, combinations of stock, reclassifications or recapitalizations be declared or made on any of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock or the Class D Common Stock, unless contemporaneously therewith, the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock at the time outstanding are treated in the same proportion and the same manner. Stock dividends with respect to Class B Common Stock may only be paid with Class B Common Stock. Stock dividends with respect to Class D Common Stock may only be paid with Class D Common Stock.

        (c)   Liquidation, Dissolution or Winding Up.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock and Class C Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock and Class C Common Stock held by each such stockholder. Except as otherwise provided in this Article FOUR and except for their right to receive payment for the par value of their shares of Class B Common Stock and Class D Common Stock, the holders of shares of Class B Common Stock and Class D Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

        (d)   Retirement of Class B Common Stock and Class D Common Stock.    In the event that, pursuant to that certain Amended and Restated Exchange Agreement, dated as of the date hereof (the "Exchange Agreement"), by and among NRG Energy, Inc., a Delaware corporation ("NRG"), NRG Yield LLC, a Delaware limited liability company ("Yield LLC") and the Corporation, NRG or its permitted transferees or assignees exchange a Class B unit of Yield LLC for a share of Class A Common Stock or Class D unit of Yield LLC for a share of Class C Common Stock, an equivalent number of outstanding shares of Class B Common Stock or Class D Common Stock, respectively, shall be subject to mandatory redemption at a price per share equal to its per share par value and thereupon shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock or Class D Common Stock, as applicable, or other series of stock of the Corporation be cancelled and retired.

        (e)   Preemptive Rights.    Except as otherwise provided in this Article FOUR, no holder of Common Stock shall have any preemptive, conversion or other rights to subscribe for additional shares with respect to the Common Stock or any other securities of the Corporation, or to any obligations

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convertible (directly or indirectly) into securities of the Corporation, whether now or hereafter authorized.

        (f)    Equal Status.    Except as expressly provided in this Article FOUR, Class C Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects to the Class A Common Stock as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination of the Corporation requiring the approval of the holders of the Corporation's capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class C Common Stock shall receive the same amount and form of consideration, if any, on a per share basis as the consideration, if any, received by holders of the Class A Common Stock in connection with such merger, consolidation or combination (provided that if holders of Class A Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such merger, consolidation or combination with respect to their shares of Class A Common Stock, the holders of Class C Common Stock shall be entitled to make the same election as to their shares of Class C Common Stock), and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (y) any tender or exchange offer or any other redemption or repurchase by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer or other repurchase, the holders of the Class C Common Stock shall receive the same amount and form of consideration on a per share basis as the holders of the Class A Common Stock (provided that if holders of Class A Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such tender or exchange offer or other repurchase with respect to their shares of Class A Common Stock, the holders of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock).

        Section 5.    Restrictions on Transfer.

        (a)   Restricted Transfers.    Except through a Secondary Market Transaction, no person shall purchase or otherwise acquire (whether through the conversion or exchange of securities convertible into shares of Class A Common Stock or Class C Common Stock or otherwise), and no stockholder of the Corporation shall transfer to any person, shares of Class A Common Stock or Class C Common Stock such that, after giving effect to such purchase, acquisition or other transfer (a "Restricted Transfer"), the transferee, together with its PUHCA Affiliates, would beneficially own, control and/or hold with power to vote sufficient Class A Common Stock and Class C Common Stock to convey Utility Control without the prior written consent of the Board of Directors.

        (b)   Purported Transfer in Violation of Restrictions.    Unless the approval of the Board of Directors is obtained with respect to a Restricted Transfer, such purported Restricted Transfer shall not be effective to transfer record, beneficial, legal or any other ownership of such Common Stock, and the transferee shall not be entitled to any rights as a stockholder of the Corporation with respect to the Class A Common Stock or the Class C Common Stock purported to be purchased, acquired or transferred in the Restricted Transfer (including, without limitation, the right to vote or to receive dividends with respect thereto).

        (c)   Certain Definitions.    For purposes of this Section 5 of Article FOUR:

        "PUHCA Affiliate" means any person that is an "affiliate" or "associate company" (as such terms are defined in the Public Utility Holding Company Act of 2005 or regulations thereunder) of another person.

        "Secondary Market Transaction" means a purchase or sale of Class A Common Stock or Class C Common Stock by a third-party investor (i) occurring while the Class A Common Stock or Class C Common Stock, as applicable, is publicly-traded, (ii) to which neither the Corporation nor any of its

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subsidiaries is a party, (iii) over which neither the Corporation nor any of its subsidiaries has control, and (iv) of which neither the Corporation nor any of its subsidiaries would, in the ordinary course, have prior notice. A Secondary Market Transaction does not include, among other things, any reacquisition of Class A Common Stock or Class C Common Stock by the Corporation.

        "Utility Control" means the power to direct or cause the direction of the management and policies of a Yield Public Utility and shall be deemed to exist if a person and its PUHCA Affiliates directly and/or indirectly own, control and/or hold with power to vote 10% or more of the outstanding voting securities of such Yield Public Utility. The percentage of voting securities of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by a person and its PUHCA Affiliates shall be equal to the sum of: (i) the number of shares of Class A Common Stock and Class C Common Stock owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates divided by the total number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock then outstanding multiplied by the percentage interest in the Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by the Corporation, plus (ii) the aggregate percentage of outstanding NRG voting securities owned, controlled or held with power to vote by such person and its PUHCA Affiliates multiplied by the number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock owned, controlled and/or held with power to vote by NRG divided by the total number of voting shares of NRG then outstanding multiplied by the percentage interest in the Yield Public Utility directly or indirectly owned, controlled and/or held with power to vote by NRG (including, but not limited to, those held through its voting interests in the Corporation), plus (iii) the percentage of the Yield Public Utility's outstanding voting securities owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates other than through ownership interests in the Corporation or NRG. The calculation is expressed in the following formula:

        [(ACP / ATotal + BTotal + CTotal + DTotal) * YPUY] + [(NRGP / NRGTotal) * YPUNRG] + YPUP

        WHERE:

  ACP = the number of shares of Class A Common Stock and Class C Common Stock owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates.

  ATotal = the total number of shares of Class A Common Stock outstanding.

  BTotal = the total number of shares of Class B Common Stock outstanding.

  CTotal = the total number of shares of Class C Common Stock outstanding.

  DTotal = the total number of shares of Class D Common Stock outstanding.

  NRGP = the number of voting shares owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates in NRG.

  NRGTotal = the total number of voting shares of NRG outstanding.

  YPUY = the percentage of the voting interests of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by the Corporation.

  YPUNRG = the percentage of the voting interests of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by NRG.

  YPUP = the percentage of the voting interests of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by such person other than through interests in the Corporation or NRG.

        "Yield Public Utility" means any direct or indirect subsidiary of Yield LLC that is a "public utility" (as that term is defined in the Federal Power Act).

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ARTICLE FIVE

        The Corporation is to have perpetual existence.

ARTICLE SIX

        Except as provided by this Certificate and any duly authorized certificate of designation of any series of Preferred Stock, each director shall be elected by the vote of a plurality of the shares of Common Stock entitled to vote on the election of directors voting as a single class and represented in person or by proxy at any meeting for the election of directors at which a quorum is present.

ARTICLE SEVEN

        Section 1.    Board of Directors.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate or the Bylaws of the Corporation (as amended and restated, the "Bylaws"), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

        Section 2.    Number of Directors.    Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall have no more than sixteen (16) nor less than three (3) members, with the exact number of directors constituting the full board to be determined from time to time by the affirmative vote of a majority of the total number of directors then in office. Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from an increase in the size of the Board of Directors may be filled by the affirmative vote of a majority of the total number of directors then in office, although less than quorum, at any meeting of the Board of Directors. Each director shall hold office until the next annual meeting of stockholders of the Corporation and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Nothing in this Certificate shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE EIGHT

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws by the affirmative vote of a majority of the total number of directors then in office in addition to any other vote otherwise required by law.

ARTICLE NINE

        Section 1.    Indemnification; Limitation of Liability.

        (a)   To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, and except as otherwise provided in the Bylaws, (i) no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders; and (ii) the Corporation shall indemnify its officers and directors.

        (b)   Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act, omission or condition existing or event or circumstance occurring prior to the time of such repeal or modification.

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 ARTICLE TEN

        Section 1.    Removal of Directors.    Subject to the rights, if any, of the holders of any series of Preferred Stock to remove directors (with or without cause) and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), no director may be removed from office except for cause and the affirmative vote of the holders of a majority of the shares of Common Stock then outstanding voting as a single class. Notwithstanding the foregoing, if the holders of any class or series of capital stock are entitled by the provisions of this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock) to elect one or more directors, such director or directors so elected may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote.

        Section 2.    Vacancies in the Board of Directors.    Subject to the rights of the holders of any series of Preferred Stock to remove directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock) and subject to Section 2 of Article SEVEN, vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of stockholders of the Corporation and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

ARTICLE ELEVEN

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE TWELVE

        Subject to the rights of holders of any series of Preferred Stock to act by written consent as specified in any duly authorized certificate of designation of any series of Preferred Stock, the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office.

ARTICLE THIRTEEN

        Section 1.    Competition and Corporate Opportunities.    To the extent provided in the following paragraphs, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Dual Opportunity presented to NRG or its Affiliated Entities or to a Dual Role Person.

        (a)   In the event that NRG and its Affiliated Companies acquire knowledge of a potential transaction or matter which may be a Dual Opportunity, neither the Corporation nor any of its Affiliated Companies shall, to the fullest extent permitted by law, have any expectancy in such Dual Opportunity. NRG and its Affiliated Companies shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies, or refrain from engaging directly or indirectly in, any Dual Opportunity, and may pursue or acquire such Dual Opportunity for themselves or direct such Dual Opportunity to another Person.

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        (b)   A Dual Role Person (i) shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to NRG or its Affiliated Companies, (ii) shall not be prohibited from communicating or offering any Dual Opportunity to NRG or its Affiliated Companies, and (iii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (x) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to NRG or its Affiliated Companies or (y) the communication or offer to NRG or its Affiliated Companies of any Dual Opportunity, in each case, so long as the Dual Opportunity was not expressly offered in writing to the Dual Role Person solely in his or her capacity as a director or officer of the Corporation.

        Section 2.    Certain Matters Deemed not Corporate Opportunities.    In addition to and notwithstanding the foregoing provisions of this Article THIRTEEN, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that (i) the Corporation is not financially able or contractually permitted or legally able to undertake, (ii) is not in the Corporation's line of business, (iii) is of no practical advantage to the Corporation, and (iv) in which the Corporation has no interest or reasonable expectancy. Moreover, nothing in this Article THIRTEEN shall amend or modify in any respect any written contractual agreement between NRG or its Affiliated Companies, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.

        Section 3.    Certain Definitions.    For purposes of this Article THIRTEEN and Article FIFTEEN:

        "Affiliated Company" means (i) with respect to the Corporation, any Person controlled by the Corporation, (ii) with respect to NRG, any Person controlled by NRG, other than the Corporation. For purposes of this definition "is controlled by" means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Dual Opportunity" means any potential transaction or matter within the same or similar business activities or related lines of business as those in which the Corporation or any of its Affiliated Companies may engage, and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, participates or which may be a corporate opportunity for the Corporation or any of its Affiliated Companies, on the one hand, and for NRG and its Affiliated Companies, on the other hand.

        "Dual Role Person" means any individual who is an officer or director of both the Corporation and NRG.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        Section 4. Termination. The provisions of this Article THIRTEEN shall have no further force or effect at such time as (i) the Corporation and NRG are no longer affiliates of each other and (ii) none of the directors and/or officers of NRG serve as directors and/or officers of the Corporation and its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof, on the one hand, and NRG or an Affiliated Company thereof, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

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        Section 5. Deemed Notice. Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article THIRTEEN.

        Section 6. Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Article THIRTEEN shall not affect the other provisions or parts hereof, and this Article THIRTEEN shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

ARTICLE FOURTEEN

        Notwithstanding any other provisions of this Certificate or any provisions of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock), the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors generally voting as a single class shall be required to alter, amend or repeal Section 2 of ARTICLE FOUR hereof, ARTICLE EIGHT hereof, ARTICLE NINE hereof, Section 2 of ARTICLE TEN hereof, ARTICLES TWELVE and THIRTEEN hereof, this ARTICLE FOURTEEN, or ARTICLE FIFTEEN hereof or any provision thereof or hereof.

ARTICLE FIFTEEN

        The Corporation hereby elects not to be governed by Section 203 of the DGCL until such time as NRG and its Affiliated Companies cease to beneficially own at least 5% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors voting together as a single class, whereupon the Corporation shall immediately and automatically, without further action on the part of the Corporation or any holder of stock of the Corporation become governed by Section 203 of the DGCL.

ARTICLE SIXTEEN

        The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL, this Certificate (as may be amended, altered, changed or repealed) or the Bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article SIXTEEN shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article SIXTEEN (including, without limitation, each portion of any sentence of this Article SIXTEEN containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise

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acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE SIXTEEN.

ARTICLE SEVENTEEN

        Except as expressly provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors or any other person herein are granted subject to this reservation.

* * * * * *

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        IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned authorized officer this            day of                                     .

NRG Yield, Inc., a Delaware corporation
By:
Name:
Title:

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Appendix A-2

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NRG YIELD, INC.

        NRG Yield, Inc. (the "Corporation") was incorporated under the name NRG Yieldco, Inc. by filing its original certificate of incorporation with the Secretary of State of the State of Delaware on December 20, 2012. The original certificate of incorporation was amended on May 17, 2013 to change the name of the Corporation to NRG Yield, Inc. The certificate of incorporation was then amended and restated on July 22, 2013. This Amended and Restated Certificate of Incorporation (this "Certificate") was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware ("DGCL"). The ~~original~~amended and restated certificate of incorporation of the Corporation is hereby amended and restated in its entirety as follows:

ARTICLE ONE

        The name of the Corporation is NRG Yield, Inc.

ARTICLE TWO

        The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE FOUR

        Section 1.    ~~Conversion. Immediately upon the filing of this Certificate with the Secretary of State of the State of Delaware, each share of Common Stock of the Corporation shall automatically be converted into an equal number of fully paid and nonassessable shares of Class B Common Stock.~~    Stock Split. Immediately upon the filing of this Certificate with the Secretary of State of the State of Delaware, and without any further action on the part of the Corporation or any stockholder, a stock split of this Corporation's outstanding Class A Common Stock and Class B Common Stock (as defined below) shall be effected whereby (i) each share of issued and outstanding Class A Common Stock shall be reconstituted and become one share of Class A Common Stock and one share of Class C Common Stock and (ii) each share of issued and outstanding Class B Common Stock shall be reconstituted and become one share of Class B Common Stock and one share of Class D Common Stock (the "Stock Split"). Following the Stock Split, (i) each record holder of a certificate evidencing Class A Common Stock shall be deemed to be the holder of record of the number of shares of Class A Common Stock and Class C Common Stock as effected by the Stock Split and (ii) each record holder of a certificate evidencing Class B Common Stock shall be deemed to be the holder of record of the number of shares of Class B Common Stock and Class D Common Stock as effected by the Stock Split, notwithstanding that the certificates representing such shares of Class A Common Stock or Class B Common Stock, respectively, shall not have been surrendered at the office of the Corporation. The Corporation shall, upon request of each record holder of a certificate representing Class A Common Stock or Class B Common Stock, issue and deliver to such holder in exchange for such certificate a

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new certificate representing the number of shares of Class A Common Stock and Class C Common Stock or Class B Common Stock and Class D Common Stock, respectively, to which such holder is entitled after giving effect to the Stock Split. All further references to numbers of shares and all further amounts stated on a per share basis contained in this Amended and Restated Certificate of Incorporation are referenced and stated after giving effect to the Stock Split.

        Section 2.    Authorized Shares.    The total number of shares of capital stock which the Corporation has authority to issue is ~~1,010,000,000~~3,010,000,000 shares, consisting of:

        (a)   10,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock");

        (b)   500,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"); ~~and~~

        (c)   500,000,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock");

        (d)   1,000,000,000 shares of Class C Common Stock, par value $0.01 per share ("Class C Common Stock"); and

        (e)   ~~(c) 500,000,000 shares of Class B Common Stock, par value $0.01 per share ("Class B~~1,000,000,000 shares of Class D Common Stock, par value $0.01 per share ("Class D Common Stock" and, together with the Class A Common Stock, the Class B Common Stock, and the Class C Common Stock, the "Common Stock").

        Section 3.    Preferred Stock.    The Preferred Stock may be issued from time to time and in one or more series. By resolution adopted by the affirmative vote of at least a majority of the total number of directors then in office, the board of directors of the Corporation (the "Board of Directors") is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of directors then in office, originally fixing the number of shares constituting any series of Preferred Stock to increase or decrease (but not below the number of shares of any such series of Preferred Stock, then outstanding) the number of shares of any such series of Preferred Stock and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions granted to or imposed upon, any such series of Preferred Stock may be made dependent upon facts ascertainable outside the resolutions or resolutions providing for the issue of such Preferred Stock, adopted by the affirmative vote of at least a majority of the total number of directors then in office, provided that the manner in which such facts shall operate upon the powers, preferences and rights of, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Any of the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to or imposed upon, such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the affirmative vote of at least a majority of the total number of directors then in office.

        Section 4.    Common Stock.

        (a)   Voting Rights.    Except as otherwise provided by the DGCL or this Certificate, and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the

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Corporation shall be vested in the holders of the Common Stock. Holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class ~~B~~D Common Stock shall vote together as a single class on all matters presented to the stockholders of the Corporation for their approval or vote~~, and each~~. Each holder of Class A Common Stock and Class B Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation. Each holder of Class C Common Stock and Class D Common Stock shall have 1/100th of one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

        (b)   Dividends and Other Distributions.

          (i)    Subject to the rights of holders of any series of Preferred Stock, the holders of Class A Common Stock and Class C Common Stock shall share ratably in all dividends as may from time to time be declared by the Board of Directors in respect of the ~~Class A~~ Common Stock out of the assets of the Corporation legally available for the payment thereof at such times and in such amounts as the Board of Directors in its discretion shall determine.

          (ii)   Except as provided in clause (b)(iii) below with respect to stock dividends, dividends and other distributions of cash or property may not be declared or paid on the Class B Common Stock or Class D Common Stock.

          (iii)  In no event will any stock dividends, stock splits, reverse stock splits, combinations of stock, reclassifications or recapitalizations be declared or made on any of the Class A Common Stock ~~or~~, the Class B Common Stock, ~~as the case may be~~the Class C Common Stock or the Class D Common Stock, unless contemporaneously therewith, the shares of Class A Common Stock ~~or~~, Class B Common Stock, ~~respectively,~~Class C Common Stock and Class D Common Stock at the time outstanding are treated in the same proportion and the same manner. Stock dividends with respect to Class B Common Stock may only be paid with Class B Common Stock. Stock dividends with respect to Class D Common Stock may only be paid with Class D Common Stock.

        (c)   Liquidation, Dissolution or Winding Up.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock and Class C Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock and Class C Common Stock held by each such stockholder. Except as otherwise provided in this Article FOUR and except for their right to receive payment for the par value of their shares of Class B Common Stock and Class D Common Stock, the holders of shares of Class B Common Stock and Class D Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

        (d)   Retirement of Class B Common Stock and Class D Common Stock.    In the event that, pursuant to that certain Amended and Restated Exchange Agreement, dated as of ~~July 22, 2013~~the date hereof (the "Exchange Agreement"), by and among NRG Energy, Inc., a Delaware corporation ("NRG"), NRG Yield LLC, a Delaware limited liability company ("Yield LLC") and the Corporation, NRG or its permitted transferees or assignees exchange a Class B unit of Yield LLC for a share of Class A Common Stock or Class D unit of Yield LLC for a share of Class C Common Stock, an equivalent number of outstanding shares of Class B Common Stock or Class D Common Stock, respectively, shall be subject to mandatory redemption at a price per share equal to its per share par value and thereupon shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock or Class D Common Stock, as applicable, or other series of stock of the Corporation be cancelled and retired.

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        (e)   Preemptive Rights.    Except as otherwise provided in this Article FOUR, no holder of Common Stock shall have any preemptive, conversion or other rights to subscribe for additional shares with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation, whether now or hereafter authorized.

        (f)    Equal Status. Except as expressly provided in this Article FOUR, Class C Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects to the Class A Common Stock as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination of the Corporation requiring the approval of the holders of the Corporation's capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class C Common Stock shall receive the same amount and form of consideration, if any, on a per share basis as the consideration, if any, received by holders of the Class A Common Stock in connection with such merger, consolidation or combination (provided that if holders of Class A Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such merger, consolidation or combination with respect to their shares of Class A Common Stock, the holders of Class C Common Stock shall be entitled to make the same election as to their shares of Class C Common Stock), and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (y) any tender or exchange offer or any other redemption or repurchase by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer or other repurchase, the holders of the Class C Common Stock shall receive the same amount and form of consideration on a per share basis as the holders of the Class A Common Stock (provided that if holders of Class A Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such tender or exchange offer or other repurchase with respect to their shares of Class A Common Stock, the holders of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock).

        Section 5.    Restrictions on Transfer.

        (a)   Restricted Transfers.    Except through a Secondary Market Transaction, no person shall purchase or otherwise acquire (whether through the conversion or exchange of securities convertible into shares of Class A Common Stock or Class C Common Stock or otherwise), and no stockholder of the Corporation shall transfer to any person, shares of Class A Common Stock or Class C Common Stock such that, after giving effect to such purchase, acquisition or other transfer (a "Restricted Transfer"), the transferee, together with its PUHCA Affiliates, would beneficially own, control and/or hold with power to vote sufficient Class A Common Stock and Class C Common Stock to convey Utility Control without the prior written consent of the Board of Directors.

        (b)   Purported Transfer in Violation of Restrictions.    Unless the approval of the Board of Directors is obtained with respect to a Restricted Transfer, such purported Restricted Transfer shall not be effective to transfer record, beneficial, legal or any other ownership of such Common Stock, and the transferee shall not be entitled to any rights as a stockholder of the Corporation with respect to the Class A Common Stock or the Class C Common Stock purported to be purchased, acquired or transferred in the Restricted Transfer (including, without limitation, the right to vote or to receive dividends with respect thereto).

        (c)   Certain Definitions.    For purposes of this Section 5 of Article FOUR:

        "PUHCA Affiliate" means any person that is an "affiliate" or "associate company" (as such terms are defined in the Public Utility Holding Company Act of 2005 or regulations thereunder) of another person.

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        "Secondary Market Transaction" means a purchase or sale of Class A Common Stock or Class C Common Stock by a third-party investor (i) occurring while the Class A Common Stock or Class C Common Stock, as applicable, is publicly-traded, (ii) to which neither the Corporation nor any of its subsidiaries is a party, (iii) over which neither the Corporation nor any of its subsidiaries has control, and (iv) of which neither the Corporation nor any of its subsidiaries would, in the ordinary course, have prior notice. A Secondary Market Transaction does not include, among other things, ~~any purchase or sale of the Class A Common Stock in connection with the initial issuance or offering of Class A Common Stock in the Corporation's initial public offering (including the underwriters' option to purchase additional shares) or~~ any reacquisition of Class A Common Stock or Class C Common Stock by the Corporation.

        "Utility Control" means the power to direct or cause the direction of the management and policies of a Yield Public Utility and shall be deemed to exist if a person and its PUHCA Affiliates directly and/or indirectly own, control and/or hold with power to vote 10% or more of the outstanding voting securities of such Yield Public Utility. The percentage of voting securities of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by a person and its PUHCA Affiliates shall be equal to the sum of: (i) the number of shares of Class A Common Stock and Class C Common Stock owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates divided by the total number of shares of Class A Common Stock ~~and~~ , Class B Common Stock, Class C Common Stock and Class D Common Stock then outstanding multiplied by the percentage interest in the Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by the Corporation, plus (ii) the aggregate percentage of outstanding NRG voting securities owned, controlled or held with power to vote by such person and its PUHCA Affiliates multiplied by the number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class ~~B~~D Common Stock owned, controlled and/or held with power to vote by NRG divided by the total number of voting shares of NRG then outstanding multiplied by the percentage interest in the Yield Public Utility directly or indirectly owned, controlled and/or held with power to vote by NRG (including, but not limited to, those held through its voting interests in the Corporation), plus (iii) the percentage of the Yield Public Utility's outstanding voting securities owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates other than through ownership interests in the Corporation or NRG. The calculation is expressed in the following formula:

        [(~~AP~~ACP / ATotal + BTotal + CTotal + DTotal) * YPUY] + [(NRGP / NRGTotal) * YPUNRG] + YPUP

  WHERE:

  ~~AP~~ACP = the number of shares of Class A Common Stock and Class C Common Stock owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates.

  ATotal = the total number of shares of Class A Common Stock outstanding.

  BTotal~~)~~ = the total number of shares of Class B Common Stock outstanding.

  CTotal = the total number of shares of Class C Common Stock outstanding.

  DTotal = the total number of shares of Class D Common Stock outstanding.

  NRGP = the number of voting shares owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates in NRG.

  NRGTotal = the total number of voting shares of NRG outstanding.

  YPUY = the percentage of the voting interests of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by the Corporation.

  YPUNRG = the percentage of the voting interests of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by NRG.

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  YPUP = the percentage of the voting interests of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by such person other than through interests in the Corporation or NRG.

        "Yield Public Utility" means any direct or indirect subsidiary of Yield LLC that is a "public utility" (as that term is defined in the Federal Power Act).

ARTICLE FIVE

        The Corporation is to have perpetual existence.

ARTICLE SIX

        Except as provided by this Certificate and any duly authorized certificate of designation of any series of Preferred Stock, each director shall be elected by the vote of a plurality of the shares of Common Stock entitled to vote on the election of directors voting as a single class and represented in person or by proxy at any meeting for the election of directors at which a quorum is present.

ARTICLE SEVEN

        Section 1.    Board of Directors.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate or the Bylaws of the Corporation (as amended and restated, the "Bylaws"), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

        Section 2.    Number of Directors.    Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall have no more than sixteen (16) nor less than three (3) members, with the exact number of directors constituting the full board to be determined from time to time by the affirmative vote of a majority of the total number of directors then in office. Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from an increase in the size of the Board of Directors may be filled by the affirmative vote of a majority of the total number of directors then in office, although less than quorum, at any meeting of the Board of Directors. Each director shall hold office until the next annual meeting of stockholders of the Corporation and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Nothing in this Certificate shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE EIGHT

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws by the affirmative vote of a majority of the total number of directors then in office in addition to any other vote otherwise required by law.

ARTICLE NINE

        Section 1.    Indemnification; Limitation of Liability.

        (a)   To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, and except as otherwise provided in the Bylaws, (i) no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders; and (ii) the Corporation shall indemnify its officers and directors.

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        (b)   Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act, omission or condition existing or event or circumstance occurring prior to the time of such repeal or modification.

ARTICLE TEN

        Section 1.    Removal of Directors.    Subject to the rights, if any, of the holders of any series of Preferred Stock to remove directors (with or without cause) and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), no director may be removed from office except for cause and the affirmative vote of the holders of a majority of the shares of Common Stock then outstanding voting as a single class. Notwithstanding the foregoing, if the holders of any class or series of capital stock are entitled by the provisions of this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock) to elect one or more directors, such director or directors so elected may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote.

        Section 2.    Vacancies in the Board of Directors.    Subject to the rights of the holders of any series of Preferred Stock to remove directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock) and subject to Section 2 of Article SEVEN, vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of stockholders of the Corporation and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

ARTICLE ELEVEN

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE TWELVE

        Subject to the rights of holders of any series of Preferred Stock to act by written consent as specified in any duly authorized certificate of designation of any series of Preferred Stock, the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office.

ARTICLE THIRTEEN

        Section 1.    Competition and Corporate Opportunities.    To the extent provided in the following paragraphs, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Dual Opportunity presented to NRG or its Affiliated Entities or to a Dual Role Person.

        (a)   In the event that NRG and its Affiliated Companies acquire knowledge of a potential transaction or matter which may be a Dual Opportunity, neither the Corporation nor any of its Affiliated Companies shall, to the fullest extent permitted by law, have any expectancy in such Dual

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Opportunity. NRG and its Affiliated Companies shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies, or refrain from engaging directly or indirectly in, any Dual Opportunity, and may pursue or acquire such Dual Opportunity for themselves or direct such Dual Opportunity to another Person.

        (b)   A Dual Role Person (i) shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to NRG or its Affiliated Companies, (ii) shall not be prohibited from communicating or offering any Dual Opportunity to NRG or its Affiliated Companies, and (iii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (x) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to NRG or its Affiliated Companies or (y) the communication or offer to NRG or its Affiliated Companies of any Dual Opportunity, in each case, so long as the Dual Opportunity was not expressly offered in writing to the Dual Role Person solely in his or her capacity as a director or officer of the Corporation.

        Section 2.    Certain Matters Deemed not Corporate Opportunities.    In addition to and notwithstanding the foregoing provisions of this Article THIRTEEN, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that (i) the Corporation is not financially able or contractually permitted or legally able to undertake, (ii) is not in the Corporation's line of business, (iii) is of no practical advantage to the Corporation, and (iv) in which the Corporation has no interest or reasonable expectancy. Moreover, nothing in this Article THIRTEEN shall amend or modify in any respect any written contractual agreement between NRG or its Affiliated Companies, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.

        Section 3.    Certain Definitions.    For purposes of this Article THIRTEEN and Article FIFTEEN:

        "Affiliated Company" means (i) with respect to the Corporation, any Person controlled by the Corporation, (ii) with respect to NRG, any Person controlled by NRG, other than the Corporation. For purposes of this definition "is controlled by" means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Dual Opportunity" means any potential transaction or matter within the same or similar business activities or related lines of business as those in which the Corporation or any of its Affiliated Companies may engage, and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, participates or which may be a corporate opportunity for the Corporation or any of its Affiliated Companies, on the one hand, and for NRG and its Affiliated Companies, on the other hand.

        "Dual Role Person" means any individual who is an officer or director of both the Corporation and NRG.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

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        Section 4.    Termination.    The provisions of this Article THIRTEEN shall have no further force or effect at such time as (i) the Corporation and NRG are no longer affiliates of each other and (ii) none of the directors and/or officers of NRG serve as directors and/or officers of the Corporation and its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof, on the one hand, and NRG or an Affiliated Company thereof, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

        Section 5.    Deemed Notice.    Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article THIRTEEN.

        Section 6.    Severability.    The invalidity or unenforceability of any particular provision, or part of any provision, of this Article THIRTEEN shall not affect the other provisions or parts hereof, and this Article THIRTEEN shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

ARTICLE FOURTEEN

        Notwithstanding any other provisions of this Certificate or any provisions of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock), the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors generally voting as a single class shall be required to alter, amend or repeal Section 2 of ARTICLE FOUR hereof, ARTICLE EIGHT hereof, ARTICLE NINE hereof, Section 2 of ARTICLE TEN hereof, ARTICLES TWELVE and THIRTEEN hereof, this ARTICLE FOURTEEN, or ARTICLE FIFTEEN hereof or any provision thereof or hereof.

ARTICLE FIFTEEN

        The Corporation hereby elects not to be governed by Section 203 of the DGCL until such time as NRG and its Affiliated Companies cease to beneficially own at least 5% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors voting together as a single class, whereupon the Corporation shall immediately and automatically, without further action on the part of the Corporation or any holder of stock of the Corporation become governed by Section 203 of the DGCL.

ARTICLE SIXTEEN

        The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL, this Certificate (as may be amended, altered, changed or repealed) or the Bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of

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Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article SIXTEEN shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article SIXTEEN (including, without limitation, each portion of any sentence of this Article SIXTEEN containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE SIXTEEN.

ARTICLE SEVENTEEN

        Except as expressly provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors or any other person herein are granted subject to this reservation.

* * * * * *

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        IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned authorized officer this ~~22nd~~                         day of ~~July of 2013.~~                                    .

NRG Yield, Inc., a Delaware corporation
By:	~~/s/ Brian E. Curci~~
	Name:	~~Brian E. Curci~~
	Title:	~~Secretary~~

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Appendix B

NRG YIELD, INC.
AMENDED AND RESTATED
2013 EQUITY INCENTIVE PLAN

NRG Yield, Inc. (the "Company") has adjusted its capital structure by (i) establishing two new classes of common stock, Class C common stock and Class D common stock, and (ii) distributing shares of the Class C common stock and Class D common stock to holders of Class A common stock and Class B common stock, respectively, through a stock split. As a result, the NRG Yield, Inc. 2013 Equity Incentive Plan is hereby amended and restated to conform with the new capital structure of the Company and make minor technical changes.

1.     Purpose.

        This plan shall be known as the NRG Yield, Inc. Amended and Restated 2013 Equity Incentive Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of NRG Yield, Inc., a Delaware corporation (the "Company"), and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize shareholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of Incentive Stock Options or Non-qualified Stock Options, stock appreciation rights ("SARs"), either alone or in tandem with options, restricted stock, Restricted Stock Units, Performance Awards, Deferred Stock Units, other stock based or cash based awards, or any combination of the foregoing (collectively, the "Awards") may be made under the Plan. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.

2.     Definitions.

        (a)   "Affiliate" means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes "service recipient stock" for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

        (b)   "Board" means the board of directors of the Company.

        (c)   "Cause", unless otherwise defined in a Participant's Grant Agreement or in a Participant's written employment arrangements with the Company or any of its Subsidiaries in effect on the date of grant (as amended from time to time thereafter), means the occurrence of one or more of the following events:

            (i)  Conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

           (ii)  Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

          (iii)  Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

          (iv)  Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary; or

           (v)  Violation of the Company's code of conduct.

        The definition of Cause set forth in a Participant's Grant Agreement shall control if such definition is different from the definition of Cause set forth in a Participant's written employment arrangements with the Company or any of its Subsidiaries.

        (d)   "Change in Control" means, unless otherwise defined in a Participant's Grant Agreement, the occurrence of one of the following events:

            (i)  Any "person" (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act or any successors thereto) becomes the "beneficial owner" (as that term is used in Section 13(d) of the Exchange Act or any successor thereto), directly or indirectly, of 50% or more of the Company's capital stock entitled to vote in the election of directors, excluding any "person" who becomes a "beneficial owner" in connection with a Business Combination (as defined in paragraph (iii) below) which does not constitute a Change in Control under said paragraph (iii); or

           (ii)  Persons who on the effective date of the plan of reorganization of the Company (the "Commencement Date") constitute the Board (the "Incumbent Directors") cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof; provided that, any person becoming a director of the Company subsequent to the Commencement Date shall be considered an Incumbent Director if such person's election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors; but provided further that, any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

          (iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

          (iv)  The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

In addition, with respect to any Award that is characterized as "nonqualified deferred compensation" within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a "change in ownership," a "change in effective control" or a change in ownership of a substantial portion of the assets" of the Company within the meaning of Section 409A of the Code.

        (e)   "Code" means the Internal Revenue Code of 1986, as amended.

        (f)    "Committee" means the Compensation Committee of the Board or such other committee which shall consist solely of two or more members of the Board, each of whom is (i) an "outside director" within the meaning of Treasury Regulation §1.162-27(e)(3); (ii) a non-employee director under Rule 16b-3 of the Exchange Act and (iii) an "independent director" under the rules of any national securities exchange on which the Common Stock is listed for trading; provided that, if for any reason the Committee shall not have been appointed by the Board to administer the Plan, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board, and the term "Committee" shall be deemed to mean the Board for all purposes herein.

        (g)   "Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company (as described in the Company's Second Amended and Restated Certificate of Incorporation, as it may be amended from time to time); the Class C Common Stock, par value $0.01 per share, of the Company (as described in the Company's Second Amended and Restated Certificate of Incorporation, as it may be amended from time to time); and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

        (h)   "Company" shall have the meaning given to such term in Section 1 above.

        (i)    "Consultant" means any natural person who is an advisor or consultant to the Company or its Affiliates.

        (j)    "Disability", unless otherwise defined in a Participant's Grant Agreement, means a disability that would entitle an eligible Participant to payment of monthly disability payments under any Company long-term disability plan or as otherwise determined by the Committee.

        (k)   "Effective Date" shall have the meaning set forth in Section 25.

        (l)    "Eligible Employees" means each employee of the Company or an Affiliate.

        (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (n)   "Fair Market Value" of a share of Common Stock of the Company means, as of the date in question, and except as otherwise provided in any Grant Agreement entered into pursuant to agreements in effect as of the Commencement Date, the officially-quoted closing selling price of the applicable class of Common Stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the applicable trading day (or if there no closing price on such day because the Market is not open on such day, the last preceding day on which the Market was open) or, if the applicable class of Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the applicable class of Common Stock determined in good faith by the Board and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

        (o)   "Family Member" has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act.

        (p)   "Grant Agreement" means the written (whether in print or electronic form) agreement that each Participant to whom an Award is made under the Plan is required to enter into with the Company containing the terms and conditions of such grant as are determined by the Committee and consistent with the Plan.

        (q)   "Incentive Stock Option" means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

        (r)   "Lead Underwriter" has the meaning set forth in Section 18.

        (s)   "Lock-Up Period" has the meaning set forth in Section 18.

        (t)    "Non-Employee Director" means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

        (u)   "Non-qualified Stock Option" means any stock option other than an Incentive Stock Option.

        (v)   "Other Cash-Based Award" means an Award granted pursuant to Section 12 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

        (w)  "Other Stock-Based Award" means an Award under of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

        (x)   "Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

        (y)   "Participant" means any director, officer or employee of, or other individual performing services for, or to whom an offer of employment has been extended by, the Company or any Subsidiary who has been selected by the Committee to participate in the Plan (including a Participant located outside the United States).

        (z)   "Performance Award" means an Award granted to a Participant pursuant to Section 9, hereof contingent upon achieving certain Performance Goals.

        (aa) "Performance Cycle" shall have the meaning provided in Section 9.

        (bb) "Performance Goals" means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Section 9.

        (cc) "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

        (dd) "Plan" has the meaning set forth in Section 1.

        (ee) "Proceeding" has the meaning set forth in Section 27.

        (ff)  "Registration Date" means the date on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

        (gg) "Restricted Stock" means an Award of Shares under this Plan that is subject to restrictions under Section 8.

        (hh) "Restricted Stock Unit" or "Unit" means an Award of hypothetical Share units under this Plan that are convertible to Shares in accordance with Section 8.

         (ii)  "Restriction Period" has the meaning set forth in Section 8(d) with respect to Restricted Stock.

        (jj)   "Retirement" means, (i) for any non-director, unless otherwise determined by the Committee, (A) termination of service as a non-director after at least 10 years of service by such non-director and

(B) attaining at least 55 years of age, and (ii) for any director, unless otherwise determined by the Committee, termination of service as a director after at least five years of Board service by such director.

        (kk) "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

        (ll)   "Securities Act" means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        (mm)  "Shares" shall have the meaning set forth in Section 4.

        (nn) "Stock Appreciation Right" shall mean the right pursuant to an Award granted under Section 7.

        (oo) "Stock Option" or "Option" means any option to purchase shares of Common Stock granted to Participants granted pursuant to Section 6.

        (pp) "Subsidiary" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

        (qq) "Termination" means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

        (rr)  "Termination of Consultancy" means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Grant Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term "Termination of Consultancy" does not subject the applicable Award to Section 409A of the Code.

        (ss)  "Termination of Directorship" means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

        (tt)  "Termination of Employment" means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Grant Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term "Termination of Employment" does not subject the applicable Award to Section 409A of the Code.

        (uu) "Transfer" means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). "Transferred" and "Transferable" shall have a correlative meaning.

       (vv)  "Transition Period" means the period beginning with the Effective Date and ending as of the earlier to occur of: (i) the date of the first regularly scheduled meeting of the shareholders occurring more than twelve (12) months after the Registration Date; (ii) the expiration of the Plan; or (iii) the expiration of the applicable transition period as provided in Treasury Regulation Section 1.162-27(f)(4)(iii).

3.     Administration.

        (a)   The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a "non-employee director" under Rule 16b-3, (b) an "outside director" under Section 162(m) of the Code, and (c) an "independent director" under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. In no event, however, shall the Committee modify the distribution terms in any Award or Grant Agreement that has a feature for the deferral of compensation if such modification would result in taxes, additional interest and/or penalties pursuant to Code Section 409A.

        (b)   Subject to the provisions of the Plan, the Committee shall be authorized to:

            (i)  select persons to participate in the Plan;

           (ii)  determine the form and substance of grants made under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such grants will be made;

          (iii)  determine the form and substance of the Grant Agreements reflecting the terms and conditions of each grant made under the Plan;

          (iv)  certify that the conditions and restrictions applicable to any grant have been met;

           (v)  modify the terms of grants made under the Plan;

          (vi)  interpret the Plan and Grant Agreements entered into under the Plan,

         (vii)  determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or services for purposes of the Plan;

        (viii)  make any adjustments necessary or desirable in connection with grants made under the Plan to eligible Participants located outside the United States;

          (ix)  adopt, amend, or rescind rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Grant Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law and make such other determinations for carrying out the Plan as it may deem appropriate; and

           (x)  exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

        (c)   Notwithstanding the foregoing, the Committee shall not take any of the following actions without shareholder approval, except as provided in Section 20: (i) reduce the exercise price following the grant of an option or SAR; (ii) exchange an option or SAR which has an exercise price that is greater than the Fair Market Value of a Share for cash or Shares or (iii) cancel an option or SAR in exchange for a replacement option or another Award with a lower exercise price. Decisions of the Committee on all matters relating to the Plan, any Award granted under the Plan and any Grant Agreement shall be in the Committee's sole discretion and shall be conclusive and binding on the Company, all Participants and all other parties, unless an arbitration or other provision is expressly provided in a Participant's Grant Agreement. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.

        (d)   The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan, and rights to the payment of such Awards shall be no greater than the rights of the Company's general creditors.

4.     Shares Available for the Plan.

        (a)   Subject to adjustments as provided in Section 20, an aggregate of 2,000,000 shares of Common Stock (the "Shares") may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, related SARs are exercised. With respect to SARs that are settled in Common Stock, upon settlement, only the number of shares of Common Stock delivered to a Participant upon the exercise of the SARs shall count against the number of Shares issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. The maximum number of shares with respect to which Incentive Stock Options may be granted shall be 500,000. Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company ("Substitute Awards") shall not reduce Shares available under Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect such acquisition) may be used for Awards under this Plan and shall not reduce the number of Shares available under this Plan, except as required by the rules of any applicable stock exchange.

        (b)   To the extent required by Section 162(m) of the Code for Awards under the Plan to qualify as "performance-based compensation," the following individual Participant limitations shall apply:

            (i)  The maximum number of shares of Common Stock subject to any Award of Stock Options, or Stock Appreciation Rights, or shares of Restricted Stock, or Other Stock-Based

  Awards for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8(d) which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 500,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 22), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 500,000 (which shall be subject to any further increase or decrease pursuant to Section 22) during any fiscal year of the Company.

           (ii)  There are no annual individual Eligible Employee or Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 8(d).

          (iii)  The maximum number of shares of Common Stock subject to any Performance Award which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 500,000 shares (which shall be subject to any further increase or decrease pursuant to Section 22 with respect to any fiscal year of the Company.

          (iv)  The maximum number of shares of Common Stock subject to any Award which may be granted under this Plan during any fiscal year of the Company to each Non-Employee Director shall be 300,000 shares (which shall be subject to any further increase or decrease pursuant to Section 22).

           (v)  The maximum value of a cash payment made under a Performance Award which may be granted under the Plan with respect to any fiscal year of the Company to any Participant shall be $5,000,000. The maximum value of a cash payment made under a Performance Award which may be granted under the Plan with respect to any fiscal year of the Company to any Non-Employee Director shall be $1,000,000.

          (vi)  The individual Participant limitations set forth in this Section 4(b) (other than Section) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to an Eligible Employee or a Consultant during a fiscal year are not covered by an Award to such Eligible Employee or Consultant in a fiscal year, the number of shares of Common Stock available for Awards to such Eligible Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

        (c)   Without limiting the generality of the foregoing provisions of this Section 4 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may determine, enter into Grant Agreements (or take other actions with respect to the Awards) for new Awards containing terms (including, without limitation, exercise prices) more (or less) favorable than the then-outstanding Awards.

5.     Participation.

        Participation in the Plan shall be limited to the Participants. Nothing in the Plan or in any Grant Agreement shall confer any right on a Participant to continue in the employ of the Company or any Subsidiary as a director, officer or employee of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a Participant at any time. By accepting any Award under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

        Awards may be granted to such persons and for such number of Shares as the Committee shall determine, subject to the limitations contained herein (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type to such Participant in that year or subsequent years.

6.     Incentive and Non-qualified Options.

        The Committee may from time to time grant to eligible Participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that, the Committee may grant Incentive Stock Options only to eligible employees of the Company or its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one Participant options to purchase a number of Shares of Common Stock in excess of 500,000 shares of Common Stock. The options granted under the Plan shall be evidenced by a Grant Agreement and shall take such form as the Committee shall determine, subject to the terms and conditions of the Plan.

        It is the Company's intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan; provided that, such stock option otherwise meets the Plan's requirements for Non-qualified Stock Options.

        (a)    Price.    The price per Share deliverable upon the exercise of each option shall be established by the Committee, except that in the case of the grant of any option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option except for Substitute Awards, which shall have the exercise price as determined by the Committee provided that such exercise price does not cause the Substitute Award to become subject to Code Section 409A and the Committee takes into consideration any third-party voting guidelines. In the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

        (b)    Payment.    Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options' exercise, (iii) by means of any cashless exercise procedures approved by the Committee and as may be in effect on the date of exercise, (iv) by withholding shares of Common Stock otherwise deliverable upon exercise of the Option having a Fair Market Value equal to the exercise price or (v) by any combination of the foregoing.

        In the event a grantee is permitted to, and elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise or such longer period as determined from time to time by the Committee, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the exercise price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, (B) direction to the grantee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company, or (C) the attestation of the grantee's shares of Common Stock. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

        (c)    Terms of Options.    The term during which each option may be exercised shall be determined by the Committee, but if required by the Code, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire on the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Committee may provide that upon the last day of the term of an Option whose exercise price is less than the fair market value of the underlying Share on such date, such Option may be automatically exercised and the Participant shall receive a number of Shares equal in value to the excess of the fair market value of a Share over the exercise price of such Option, less any applicable withholding taxes. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a shareholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights). If an Option (other than an Incentive Stock Option) expires on a day that the Participant cannot exercise the Option because such an exercise would violate an applicable federal, state, local, or foreign law, the expiration date shall be tolled, at the discretion of the Committee, to the date no later than 30 days after the date the exercise of such Option would no longer violate an applicable Federal, state, local, and foreign laws, to the extent allowed under Code Section 409A.

        (d)    Limitations on Grants.    If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

        (e)    Non-Transferability.    No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Grant Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Grant Agreement.

        (f)    Other Terms and Conditions.    The Committee may include a provision in a Grant Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

        (g)   Termination; Forfeiture.

          (i)    Death.    Unless otherwise provided in a Participant's Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to his or her death, all of the Participant's Awards shall become fully vested and all of the Participant's options shall become exercisable and shall remain so for a period of one year from the date of such death, but in no event after the expiration date of the options.

          (ii)    Disability.    Unless otherwise provided in a Participant's Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to Disability, (A) all of the Participant's options that were exercisable on the date of Disability shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of one year after the date of Disability, but in no event after the expiration date of the options, and (B) all of the Participant's Awards that were not fully vested (or, with respect to the Participant's options, exercisable) on the date of Disability shall be forfeited immediately upon such Disability; provided, however, that such Awards may become fully vested (and, with respect to the Participant's options, exercisable) in the discretion of the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such Participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

          (iii)    Retirement.    Unless otherwise provided in a Participant's Grant Agreement, if a Participant ceases to be an officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the Participant's options that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of two years after the date of Retirement, but in no event after the expiration date of the options, and (B) all of the Participant's Awards that were not fully vested (or, with respect to the Participant's options, exercisable) on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such Awards may become fully vested (and, with respect to the Participant's options, exercisable) in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such Participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

          Unless otherwise provided in a Participant's Grant Agreement, if a Participant ceases to be a director of the Company or any Subsidiary upon the occurrence of his or her Retirement, all of the Participant's Awards shall become fully vested and all of the Participant's options shall become exercisable and shall remain so for a period of two years after the date of Retirement, but in no event after the expiration date of the options.

        (iv)    Discharge for Cause.    Unless otherwise provided in a Participant's Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a Participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the Participant's Awards shall be forfeited immediately and all of the Participant's options shall expire and be forfeited immediately, whether or not then exercisable, upon such cessation or non-commencement.

        (v)    Other Termination.    If a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause (each such termination referred to as an "Other Termination"), (A) all of the Participant's options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options, and (B) all of the Participant's Awards that were not fully vested (or, with respect to the Participant's options, exercisable) on the date of such cessation shall be forfeited immediately upon such cessation. For the avoidance of doubt, an Other Termination with recall rights shall be considered an Other Termination to which this Section 6(g)(v) applies.

7.     Stock Appreciation Rights.

        The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify. In any one calendar year, the Committee shall not grant to any one Participant SARs with respect to a number of Shares of Common Stock in excess of 500,000 shares of Common Stock.

        The exercise price of an SAR must equal or exceed the Fair Market Value of a share of Common Stock on the date of grant of the SAR except for Substitute Awards, which shall have the exercise price as determined by the Committee provided that such exercise price does not cause the Substitute Award to become subject to Code Section 409A and the Committee takes into consideration any third-party voting guidelines. Prior to the exercise of the SAR and delivery of the Shares represented thereby, the Participant shall have no rights as a shareholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

        SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

        Upon the exercise of an SAR, the Participant shall be entitled to a distribution from the Company in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. Such distribution shall be in cash and/or Shares having a Fair Market Value equal to such amount, or any combination thereof as chosen by the Committee.

        All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable. Unless otherwise determined by a Participant's Grant Agreement, each SAR shall be subject to the termination and forfeiture provisions as set forth in Section 6.e.

8.     Restricted Stock; Restricted Stock Units.

        (a)   The Committee may at any time and from time to time grant Shares of Restricted Stock or Restricted Stock Units under the Plan to such Participants and in such amounts as it determines. Each Share of Restricted Stock or Restricted Stock Unit shall be equivalent in value to one share of Common Stock and shall entitle the Participant to receive from the Company at the end of the vesting period (the "Vesting Period") applicable to such unit the Fair Market Value of one share of Common Stock, unless the Participant has elected at a time that complies with Code Section 409A to defer the receipt of shares of Common Stock.

        (b)   Each grant of Restricted Stock Units or Shares of Restricted Stock shall be evidenced by a Grant Agreement which shall specify the applicable restrictions on such Units or Shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares that are part of the grant; provided, however, except for maximum aggregate Awards of Restricted Stock of 5% of the aggregate Shares authorized by Section 4, if the vesting condition for any Award, other than an Incentive Stock Option or Non-qualified Stock Option, that is settled in Common Stock (including Awards of Restricted Stock or Restricted Stock Units) (a "Full Value Award"), relates (x) exclusively to the passage of time and continued employment, such time period shall not be less than 36 months, with thirty-three and one-third percent (33 1/3%) of the Award vesting every 12 months from the date of the Award, subject to Section 6(g) and (y) to the attainment of specified performance goals, such Full Value Award shall vest over a Performance Cycle of not less than one (1) year. Except for maximum aggregate Awards of Restricted Stock or Restricted Stock Units of 5% of the aggregate Shares authorized by Section 4, the Committee shall not waive or modify any vesting condition for a Full Value Award after such vesting condition has been established with respect to such Award.

        (c)   Except as otherwise provided in any Grant Agreement, the Participant will be required to pay the Company the aggregate par value of any Shares of Restricted Stock within ten days of the date of grant, unless such Shares of Restricted Stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of Restricted Stock granted under the Plan will be held in escrow by the Company on the Participant's behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the Participant will be required to execute a blank stock power therefor.

        (d)   If the grant of Restricted Stock Units or Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock or Restricted Stock Units applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to an Award of either Restricted Stock or Restricted Stock Units that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

        (e)   Restricted Stock Units may be granted without payment of cash or consideration to the Company. Except as otherwise provided in any Grant Agreement, on the date the Restricted Stock Units become fully vested and nonforfeitable, the Participant shall receive, upon payment by the

Participant to the Company of the aggregate par value of the shares of Common Stock underlying each fully vested Restricted Stock Unit, stock certificates evidencing the conversion of Restricted Stock Units into shares of Common Stock.

        (f)    The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan during the period or periods set by the Committee (the "Restriction Period") commencing on the date of such Award, as set forth in the Restricted Stock Grant Agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to this Section 8(d) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award. If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

        (g)   Except as otherwise provided in Section 8(d) or in any Grant Agreement, with respect to Shares of Restricted Stock, during such period of restriction the Participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such Participant's Shares of Restricted Stock shall be subject to the same restrictions as then in effect for the Shares of Restricted Stock, provided that any dividends on Shares of Restricted Stock that vest based upon the satisfaction of any performance conditions shall be accumulated and paid at the time the underlying performance conditions are satisfied. Except as otherwise provided in any Grant Agreement, with respect to the Restricted Stock Units, during such period of restriction the Participant shall not have any rights as a shareholder of the Company; provided that, unless otherwise provided in a Participant's Grant Agreement, the Participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of Shares underlying each Restricted Stock Unit at the end of the Vesting Period, unless such Restricted Stock Units are converted into Deferred Stock Units, in which case such accumulated dividends or distributions shall be paid by the Company to the Participant at such time as the Deferred Stock Units are converted into shares of Common Stock.

        (h)   Unless otherwise provided in a Participant's Grant Agreement, each unit or Share of Restricted Stock shall be subject to the termination and forfeiture provisions as set forth in Section 6(g).

9.     Performance Awards.

        Performance Awards may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the size and composition of Performance Awards granted to a Participant and the appropriate period over which performance is to be measured (a "Performance Cycle"). Performance Awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair

Market Value of a share of Common Stock. In any one calendar year, the Committee shall not grant to any one Participant Performance Awards (i) payable in Common Stock for an amount in excess of 500,000 shares of Common Stock, or (ii) for Performance Awards payable in Other Securities or a combination of Common Stock and Other Securities, with a maximum amount payable thereunder of more than the Fair Market Value of 500,000 shares of Common Stock determined either on the date of grant of the award or the date the award is paid, whichever is greater.

        The value of each Performance Award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee; provided that, payment of any Performance Award that is intended to qualify as "qualified performance-based compensation" within the meaning of Treasury Regulation §1.162-27(e) shall be based solely on the satisfaction of pre-established, objective goals determined with reference to one or more of the following performance factors: return on equity; earnings per share; return on gross or net assets; return on gross or net revenue; pre- or after-tax net income; earnings before interest, taxes, depreciation and amortization; operating income; revenue growth; consolidated pre-tax earnings; net or gross revenues; net earnings; earnings before interest and taxes; cash flow; earnings per share; fleet in-market availability; safety criteria; environmental criteria; revenue growth; cash flow from operations; diluted or basic; return on sales; earnings per share from continuing operations, diluted or basic; earnings from continuing operations; net asset turnover; capital expenditures; income before income taxes; gross or operating margin; return on total assets; return on invested capital; return on investment; return on revenue; market share; economic value added; cost of capital; expense reduction levels; stock price; productivity; customer satisfaction; employee satisfaction; and total shareholder return for the applicable Performance Cycle, all as computed in accordance with Generally Accepted Accounting Principles (if relevant) as in effect from time to time and as applied by the Company in the preparation of its financial statements and subject to such other special rules and conditions as the Compensation Committee may establish at any time ending on or before the 90th day of the applicable Performance Cycle. These performance factors may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures.

        The Committee shall establish Performance Goals and objectives for each Performance Cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the Participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any Performance Cycle, the Committee shall have the authority to adjust the Performance Goals and objectives for such cycle for such reasons as it deems equitable.

        The Committee shall determine the portion of each Performance Award that is earned by a Participant on the basis of the Company's performance over the Performance Cycle in relation to the Performance Goals for such cycle. The earned portion of a Performance Award may be paid out in Shares, Other Company Securities or any combination thereof, as the Committee may determine.

        A Participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the Performance Cycle in order to be entitled to payment of a Performance Award issued in respect of such cycle; provided, however, unless otherwise provided in a Participant's Grant Agreement, each Performance Award shall be subject to the termination and forfeiture provisions as set forth in Section 6(g).

        Unless otherwise provided in a Participant's Grant Agreement, if there is a Change in Control of the Company, the Committee shall determine the level at which a Participant's Performance Awards shall become vested upon such Change in Control.

10.   Deferred Stock Units.

        Deferred Stock Units (A) may be granted to Participants at any time and from time to time as determined by the Committee, and (B) shall be issued to Participants who elected prior to the date the Restricted Stock Units were granted to defer delivery of shares of Common Stock that would otherwise be due by virtue of the lapse or waiver of the vesting requirements of their Restricted Stock Units. All elections with respect to Deferred Stock Units shall be made in accordance with the election and distribution timing rules in Code Section 409A.

        Except as otherwise provided in any Grant Agreement, Deferred Stock Units shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company or any Subsidiary by such Participant. Payment of the value of Deferred Stock Units shall be made by the Company in shares of Common Stock; provided that, the Participant shall receive a number of shares of Common Stock equal to the number of matured or earned Deferred Stock Units. Upon payment in respect of a Deferred Stock Unit, such unit shall be terminated and thereafter forfeited. Payments in respect of Deferred Stock Units shall be made only at the end of the Deferral Period applicable to such units, the duration of which Deferral Period shall be determined by the Committee at the time of grant of such Deferred Stock Units and set forth in the applicable Grant Agreement (or by the Participant in the case of an election to defer the receipt of Common Stock beyond the Vesting Period).

        Except as otherwise provided in any Grant Agreement, during such Deferral Period the Participant shall not have any rights as a shareholder of the Company; provided that, unless otherwise provided in a Participant's Grant Agreement, the Participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each Deferred Stock Unit at the end of the Deferral Period when such Deferred Stock Units are converted into shares of Common Stock.

        Unless otherwise provided in the Participant's Grant Agreement or related election form, if a Participant dies while serving as a director, officer or employee of the Company or its Subsidiary prior to the end of the Deferral Period, the Participant shall receive payment in respect to such Participant's Deferred Stock Units which would have matured or been earned at the end of such Deferral Period as if the applicable Deferral Period had ended as of the date of such Participant's death.

        Unless otherwise provided in a Participant's Grant Agreement or related election form, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries upon his or her Disability or Retirement prior to the end of the Deferral Period, the Participant shall receive payment in respect of such Participant's Deferred Stock Units at the end of such Deferral Period.

        Unless otherwise provided in the Participant's Grant Agreement or related election form, at such time as a Participant ceases to be, or in the event a Participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its subsidiaries for any reason other than Disability, Retirement or death, such Participant shall immediately forfeit any unvested Deferred Stock Units which would have matured or been earned at the end of such Deferral Period.

11.   Other Stock-Based Awards.

        (a)    Generally.    The Committee is authorized to grant to Participants Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan. Subject to the provisions of this Plan, the Committee shall have authority to determine the Participants, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Cycle. The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the grant or vesting of such Other Stock-Based Awards based on a Performance Cycle applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Cycle or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

        (b)    Terms and Conditions.    Other Stock-Based Awards made pursuant to this Section 9 shall be subject to the following terms and conditions:

          (i)    Non-Transferability.    Subject to the applicable provisions of the Grant Agreement and this Plan, shares of Common Stock subject to Awards made under this Section 9 may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (ii)    Dividends.    Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Grant Agreement and this Plan, the recipient of an Award under this Section 9 shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

          (iii)    Vesting.    Any Award under this Section 9 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Grant Agreement, as determined by the Committee, in its sole discretion.

          (iv)    Price.    Common Stock issued on a bonus basis under this Section 9 may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Section 9 shall be priced, as determined by the Committee in its sole discretion.

12.   Other Cash Based Awards.

        The Committee may from time to time grant Other Cash-Based Awards to Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion.

The grant of an Other Cash-Based Award shall not require a segregation of any of the Company's assets for satisfaction of the Company's payment obligation thereunder.

13.   Grant of Dividend Equivalent Rights.

        The Committee may include in a Participant's Grant Agreement a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such Shares had been delivered pursuant to such Award. In the event such a provision is included in a Grant Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate. Any dividend equivalent rights that may be granted on account of Awards that vest based upon the satisfaction of any performance conditions may only be paid if the underlying performance conditions of the Award are satisfied.

14.   Withholding Taxes.

        (a)    Participant Election.    Unless otherwise determined by the Committee, a Participant may elect to deliver shares of Common Stock (or have the Company withhold Shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of Restricted Stock or vesting of Restricted Stock Units or Deferred Stock Units or the receipt of Common Stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of Restricted Stock upon grant or vesting or the receipt of Common Stock, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 14(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

        (b)    Company Requirement.    The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 14(a) or this Section 14(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant, delivery or vesting of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan. The Company shall in no event be liable for any taxes whatsoever (including, without limitation, taxes under Code Section 409A) associated with the grant, vesting, exercise, or settlement of any Award granted pursuant to this Plan, other than the Company's share of any payroll taxes.

15.   Grant Agreement; Vesting.

        Each employee to whom an Award is made under the Plan shall enter into a Grant Agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided herein in connection with a Change of Control or certain occurrences of Termination, no Award under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such Award is made.

16.   Transferability.

        No Award granted under the Plan shall be transferable by a Participant other than (a) by will or the laws of descent and distribution, (b) to a Participant's Family Member by gift or a qualified domestic relations order as defined by the Code or (c) to a charitable organization, but in each case only with Committee approval or as provided in a Grant Agreement. Unless otherwise provided in any Grant Agreement, an Option, SAR or Performance Award may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option, SAR or Performance Award by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that, Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any Award granted under the Plan and transferred as permitted by this Section 16, and any transferee of any such Award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

17.   Listing, Registration and Qualification.

        If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such Performance Award, Restricted Stock Unit or Deferred Stock Unit may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

18.   Lock-Up Period.

        As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the "Lead Underwriter"), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the "Lock-Up Period"). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

19.   Transfer of Employee.

        The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another Subsidiary shall not be considered a Termination of Employment; nor shall it be considered a Termination of Employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

20.   Section 162(m) of the Code.

        Notwithstanding any other provision of the Plan to the contrary, (i) prior to the Registration Date and during the Transition Period, the provisions of the Plan requiring compliance with Section 162(m)

of the Code for Awards intended to qualify as "performance-based compensation" shall only apply to the extent required by Section 162(m) of the Code, and (ii) the provisions of the Plan requiring compliance with Section 162(m) of the Code shall not apply to Awards granted under the Plan that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

21.   Post-Transition Period.

        Following the Transition Period, any Award granted under the Plan that is intended to be "performance-based compensation" under Section 162(m) of the Code, shall be subject to the approval of the material terms of the Plan by a majority of the stockholders of the Company in accordance with Section 162(m) of the Code and the treasury regulations promulgated thereunder.

22.   Adjustments.

        (a)   In the event that any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company affects Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, the Committee shall make such equitable adjustments in any or all of the following in order to prevent such dilution or enlargement of rights: the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), the number and kind of Awards or other property covered by Awards previously made under the Plan, and the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company's obligations regarding any Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

        (b)   Without limitation of the foregoing, in connection with any transaction of the type specified by Section 2(d)(iii) in the definition of a Change in Control, the Committee may (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration, if any, that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee's discretion.

        (c)    Change in Control.    Unless otherwise provided in a Participant's Grant Agreement, if there is a Change in Control of the Company, all of the Participant's Awards shall become fully vested upon such Change in Control (and, with respect to the Participant's options, exercisable upon such Change in Control and shall remain so until the expiration date of the options), whether or not the Participant is subsequently terminated.

        (d)    Clawback.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, then any Participant who has been paid an Award under this Plan based upon or affected by the restated financial report shall be required, at the discretion of the Board, to reimburse the Company for all or any portion of such Award.

23.   Amendment and Termination of the Plan.

        The Board or the Committee, without approval of the shareholders, may amend or terminate the Plan at any time, except that no amendment shall become effective without prior approval of the shareholders of the Company if (i) shareholder approval would be required by applicable law or regulations, including if required by any listing requirement of the principal stock exchange or national market on which the Common Stock is then listed, (ii) such amendment would remove from the Plan a provision which, without giving effect to such amendment, is subject to shareholder approval, or (iii) such amendment would directly or indirectly increase the Share limits set forth in Section 4 of the Plan.

24.   Amendment or Substitution of Awards under the Plan.

        The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 22, no such amendment shall adversely affect in a material manner any right of a Participant under the Award without his or her written consent, and provided further that, the Committee shall not reduce the exercise price of any options or SARs awarded under the Plan without approval of the shareholders of the Company. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new awards under the Plan. Notwithstanding the foregoing, the Committee shall not take any of the following actions without shareholder approval, except as provided in Section 22: (i) reduce the exercise price following the grant of an option or SAR; (ii) exchange an option or SAR which has an exercise price that is greater than the Fair Market Value of a Share for cash or Shares or (iii) cancel an option or SAR in exchange for a replacement option or another Award with a lower exercise price. Notwithstanding anything to the contrary in this Plan, in no event shall the Committee amend the distribution terms in any Award or Grant Agreement that has a feature for the deferral of compensation if such amendment would result in taxes, additional interest and/or penalties pursuant to Code Section 409A.

25.   Termination Date

        The date of commencement of the Plan shall be May     , 2015 (the "Effective Date").

        Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate on the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any Award or other incentives theretofore granted under the Plan.

26.   Severability.

        Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

27.   Jurisdiction; Waiver of a Jury Trial.

        Any suit, action or proceeding with respect to this Plan or any Grant Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to this Plan or any Grant Agreement, or for the recognition and enforcement of any judgment in respect thereof (a "Proceeding"), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Plan or any Grant Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant's address shown in the books and records of the Company or, in the case of the Company, at the Company's principal offices, attention General Counsel, and (e) agree that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

28.   Governing Law.

        The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

* * *

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 020D6B 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2 (comprising Proposals 2A and 2B), 3 and 4. IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 01 - David Crane 02 - John F. Chlebowski 03 - Kirkland B. Andrews 1. Election of Directors: For Withhold For Withhold For Withhold 04 - Brian R. Ford 07 - Christopher S. Sotos 05 - Mauricio Gutierrez 06 - Ferrell P. McClean 2. To approve the Second Amended and Restated Certificate of Incorporation:* 4. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2015 fiscal year. 3. To approve the Amended and Restated 2013 Equity Incentive Plan. For Against Abstain 2A. To approve the adoption of amendments to the Company’s Amended and Restated Certificate of Incorporation to establish the Class C common stock and Class D common stock. 2B. To approve the adoption of amendments to the Company’s Amended and Restated Certificate of Incorporation to effectuate the stock split. * Each of the proposals comprising Proposal 2 is cross-conditioned upon the approval by our stockholders of all of the proposals comprising Proposal 2. Neither Proposal 2A nor Proposal 2B will be deemed approved unless both of them are approved. The approval of each of the proposals comprising Proposal 2 will constitute the requisite approval of the adoption of the Company’s Second Amended and Restated Certificate of Incorporation as required by Delaware law. In addition, Proposal 2 and Proposal 3 are related because the Amended and Restated 2013 Equity Incentive Plan will not become effective unless Proposal 2 is approved. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 4, 2015. Vote by Internet • Go to www.envisionreports.com/NYLD • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. ANNUAL MEETING OF STOCKHOLDERS May 5, 2015, 9:00 A.M. The Ritz-Carlton, Philadelphia 10 Avenue of the Arts Philadelphia, Pennsylvania 19102 This Proxy/Voting Instruction Card is Solicited on Behalf of the Board of Directors for the 2015 Annual Meeting of Stockholders. The undersigned hereby constitutes and appoints David Crane and Brian E. Curci, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Class A common stock, $0.01 par value, and Class B common stock, $0.01 par value, of NRG Yield, Inc. (the “Company”), that the undersigned would be entitled to vote if personally present at the 2015 Annual Meeting of Stockholders of the Company to be held on May 5, 2015, at 9:00 a.m. (Eastern Time) at The Ritz-Carlton, Philadelphia, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102, and at any and all adjournments or postponements thereof (the “Meeting”), as herein specified and in such proxyholder’s discretion upon any other matter that may properly come before the Meeting including without limitation to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned. THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2 (COMPRISING PROPOSALS 2A AND 2B), 3 AND 4. PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. (Continued and to be signed on the other side) Proxy — NRG Yield, Inc. C Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q